As filed with the Securities and Exchange Commission on March 28, 2006
                                           REGISTRATION STATEMENT NO. 333-131374
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM S-3/A

                                 AMENDMENT NO. 4

                            TO REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   (Depositor)
             (Exact name of registrant as specified in its charter)

       Delaware                                                    20-0842986
(State of organization)                                         (I.R.S. Employer
                                                             Identification No.)

                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
               (Address, including ZIP code, and telephone number,
              including area code, of principal executive offices)

                                   ----------

                             Joseph T. Jurkowski Jr.
                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-3358

                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                                   ----------

                                 With copies to:

                             Richard D. Simonds Jr.
                           Thacher Proffitt & Wood LLP
                           Two World Financial Center
                            New York, New York 10281
                                 (212) 912-7400

Kathy Crost                                             Evan Drutman
Orrick, Herrington & Sutcliffe LLP                      Greenberg Traurig LLP
666 Fifth Avenue                                        MetLife Building
New York, New York 10103                                200 Park Avenue
                                                        New York, New York 10166

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
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
=========================================================================================================================
                                                                          PROPOSED         PROPOSED
                                                        AMOUNT            MAXIMUM           MAXIMUM          AMOUNT OF
                     TITLE OF                           TO BE         AGGREGATE PRICE      AGGREGATE       REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)       PER UNIT(1)    OFFERING PRICE(1)      FEE(2)
-------------------------------------------------------------------------------------------------------------------------
Mortgage and Asset-Backed Securities(2)...........  $50,000,000,000         100%        $50,000,000,000    $5,350,000.00
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, $1,296,621,993 of Mortgage Pass-Through Certificates and Mortgage-Backed Notes are being carried forward from the Registrant's Registration Statement No. 333-125422. All filing fees associated with such securities were previously paid upon the filing of said registration statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $51,296,621,993. The Registration Fee in connection with $1,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on January 30, 2006.

                             ----------------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429 of the General Rules and Regulations of the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to Registrant's Registration Statement on Form S-3 (Registration No. 333-125422). This Registration Statement, which is a new Registration Statement, also constitutes a post-effective amendment to Registration Statement No. 333-125422. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

                                EXPLANATORY NOTE

      This Registration Statement includes (i) a base prospectus (ii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Certificates consisting of senior and subordinate certificate classes ("Version 1") and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ("Version 2").

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

THE SECURITIES

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the sponsor, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

      o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

      o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

      o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

      o     private label mortgage-backed or asset-backed securities.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                MARCH [__], 2006

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o information concerning other trust fund assets, including any reserve fund;

o     the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC tax elections for some or all of the trust fund assets; and

o     particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

      You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

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YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE...................................    No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES..............................    The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                            In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                                  o    all payments then due on the related securities have been made, and

                                                  o    any other payments specified in the related prospectus supplement have been made.

                                            Once released, such assets will no longer be available to make payments to securityholders.
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                                        4
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                                            You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

                                                  o    funds obtained from enforcing any similar obligation of the originator of the loan, or

                                                  o    monies from any reserve fund established to pay for loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS........................    Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR SECURITIES..    You may be unable to reinvest the principal  payments on your  securities at a rate of return equal to the rate on your  securities.  The timing of principal  payments on the  securities  of a series will be affected by a number of factors, including the following:

                                                  o    the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

                                                  o    how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

                                                  o    if any party has an option to terminate the related trust early, the effect of the exercise of the option;
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                                        5
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                                                  o    the rate and timing of defaults and losses on the assets in the related trust fund;

                                                  o    repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the sponsor or any other seller; and

                                                  o    in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

                                            All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES..............................    Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS..............    Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a "balloon" payment) at their stated
                                            maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.
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                                        6
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ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS...................................    A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........      If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS..........................    The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                                  o    an overall decline in the residential real estate markets where the properties are located;

                                                  o    failure of borrowers to maintain their properties adequately; and

                                                  o    natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.
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                                        7

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                                            If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED..........................    The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.


HOME IMPROVEMENT
CONTRACTS AND OTHER LOANS
MAY NOT HAVE SUFFICIENT
SECURITY ...............................    A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

                                            If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
STAMPED.................................    The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, typically the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.
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                                        8
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IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES......................    The related prospectus supplement may provide that the depositor or sponsor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS........    The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

                                            Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS................    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.
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                                        9
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                                            In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or
                                            "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS......    The  loans and  contracts  in each  trust  fund  also may be  subject  to federal laws relating to loan origination and underwriting.  These laws

                                                  o    require certain disclosures to the borrowers regarding the terms of the loans;

                                                  o    prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                                  o    regulate the use and reporting of information related to the borrower's credit experience; and

                                                  o    require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                            Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                            Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the
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                                       10
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                                            quality and durability standards agreed to between the borrower and the contractor.
                                            These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                            If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK.........................    If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS........................    As described under "Credit Enhancement--Financial Instruments" in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuing entity of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuing entity of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK......................    If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary
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                                       11
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                                            income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS..........    Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                            Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                            Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION..................    Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally

                                            anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                            There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                                  o    any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

                                                  o    an adverse change in the financial or other condition of a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

      Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

      The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed                      A class of securities designated to
                                        receive principal payments primarily
                                        from the interest that accrues on
                                        specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                               A class that receives principal payments
                                        on any distribution date only if
                                        scheduled
                                        payments have been made on specified
                                        planned principal classes, targeted
                                        principal classes or scheduled principal classes.

Component                               A class consisting of "components." The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of component
                                        securities may be identified as falling
                                        into one or more of the categories in
                                        this list.

Fixed Rate                              A class with an interest rate that is
                                        fixed throughout the life of the class.

Floating Rate                           A class that receives interest payments
                                        based on an interest rate that
                                        fluctuates each payment period based on
                                        a designated index plus a specified
                                        margin.

Interest Only or IO                     A class of securities with no principal
                                        balance and which is not entitled to
                                        principal payments. Interest usually
                                        accrues based on a specified notional
                                        amount.

Inverse Floating Rate                   A class of securities where the
                                        pass-through rate adjusts based on the
                                        excess between a specified rate and
                                        LIBOR or another index.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                         A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of such class on each
                                        applicable distribution date, with the
                                        remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                          A class of securities which is not
                                        entitled to interest payments.

Planned Amortization Class or PAC       A class of securities with a principal
                                        balance that is reduced based on a
                                        schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.


Scheduled Principal                     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                          A class that absorbs the realized losses
                                        other than excess losses that would
                                        otherwise be allocated to a Super Senior
                                        Class after the related classes of
                                        subordinated securities are no longer
                                        outstanding.

Sequential Pay                          Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of securities may be identified as a sequential pay class.

Super Senior                            A class that will not bear its
                                        proportionate share of realized losses
                                        (other than excess losses) as its share
                                        is directed to another class, referred
                                        to as the "support class" until the
                                        class principal balance of the support
                                        class is reduced to zero.

Target Amortization or TAC              A class of securities with a principal
                                        balance that is reduced based on a
                                        scheduled of principal balances,
                                        assuming a certain targeted rate of
                                        prepayments on the related collateral.

Variable Rate                           A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

      A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

o     amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

      The primary assets of each trust fund may include one or more pools of the following:

o     Residential Loans,

o     Home Equity Loans,

o     Home Improvement Contracts,

o     Manufactured Housing Contracts,

o     Agency Securities, and

o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

      As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

EXCHANGEABLE SECURITIES

      General

      As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

      If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

      Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

      The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

o     the primary assets of the trust fund;

o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o     to issue the related securities,

o     to make payments and distributions on the securities, and

o     to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

      General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

            Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

      Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

o     A borrower may fail to make the required periodic payment.

o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

      The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

o     the aggregate unpaid principal balance of the loans;

o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

o     the range and average principal balance of the loans;

o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

o the geographic distribution of any mortgaged properties securing the loans;

o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

o     the lien priority of the loans;

o     the delinquency status and year of origination of the loans;

o     whether the loans are closed-end loans and/or revolving credit line loans;
      and

o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

PRIVATE LABEL SECURITIES

      General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

      The Private Label Securities will previously have been

o offered and distributed to the public pursuant to an effective registration statement, or

o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

      The issuer of Private Label Securities will be

o a financial institution or other entity engaged generally in the business of lending,

o a public agency or instrumentality of a state, local or federal government, or

o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

      If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

o     the maximum original term to stated maturity of the Private Label
      Securities,

o     the weighted average term to stated maturity of the Private Label
      Securities,

o the pass-through or certificate rate or range of rates of the Private Label Securities,

o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the underlying loans,

o the minimum and maximum stated maturities of the underlying loans at origination,

o     the lien priority of the underlying loans, and

o the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

AGENCY SECURITIES

      Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

o     fixed-rate level installment conventional mortgage loans,

o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

o     adjustable rate conventional mortgage loans, or

o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

      A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

o all amounts received with respect to the primary assets of the related trust fund, and

o     income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. The trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                              CREDIT ENHANCEMENT

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

o maintaining timely payments or providing additional protection against losses on the trust fund assets;

o     paying administrative expenses; or

o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVERCOLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

o     the cost of repair or replacement of the property, and

o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

RESERVE FUNDS

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

o to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

      A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

      Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

      There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

FICO SCORES

      The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

STATIC POOL INFORMATION

      For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

      With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

      In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      The servicer, the depositor, the trustee, the sponsor or any additional seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

o all payments in respect of principal, including prepayments, on the primary assets;

o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

o     all Insurance Proceeds;

o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

o all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

      The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

      Standard Hazard Insurance; Flood Insurance. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Coverage will be in an amount at least equal to the greater of

o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

o     the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

      When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

      Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

      Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.


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

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

o     services similar loans in the ordinary course of its business;

o     is reasonably satisfactory to the trustee;

o has a net worth of not less than the amount specified in the prospectus supplement;

o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement


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

will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

      General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

      Assignment of Mortgage Loans. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is


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

specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      Assignment of Home Improvement Contracts. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

      Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts."

      Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

o     the original principal amount,

o     its unpaid principal balance as of the cut-off date,

o     the current interest rate,

o     the current scheduled payment of principal and interest,


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

o     the maturity date, if any, of the related note, and

o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

o     the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

o there has been no other sale of the Agency or Private Label Securities, and

o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

      Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

o     the lesser of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus


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

o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

      The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if


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

provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The sponsor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, to the extent applicable to any series, among other things:

o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

o     the total cash flows received and the general sources thereof;

o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

o the amount of interest distributed to holders of the related securities (and any shortfalls or carry-forwards) and the current interest on the securities;

o the amount, if any, of excess cashflow or excess spread and the application of such excess cashflow;

o     interest rates, as applicable, to the pool assets and securities;

o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;


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

o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

o the amount of any delinquencies with respect to payments on the related primary assets;

o number and amount of pool assets, together with updated pool composition information;

o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

o material breaches of pool asset representation or warranties or transaction covenants;

o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

o     the book value of any REO property acquired by the related trust fund; and

o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee will furnish to each holder of record at any time during the calendar year:

o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and


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

o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

      Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Holders".

      As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

      As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [trustee's][sponsor's][depositor's] website referenced under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Loans -- Evidence as to Compliance."

      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      Pooling and Servicing Agreement; Servicing Agreement. "Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;


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

o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.


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

      Indenture. "Events of default" under the indenture for each series of notes include, but are not limited to:

o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

o     any other event of default specified with respect to notes of that series.

      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      IUn the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in


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which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

      On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the


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

master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000,
(ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any


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subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

      If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

      Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

      The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

      The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

      In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would


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

employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

RESIGNATION OF TRUSTEES

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

o if the trustee ceases to be eligible to continue as such under the related agreement, or

o     if the trustee becomes insolvent, or

o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

      The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

o     to cure any ambiguity,

o to correct any defective provisions or to correct or supplement any provision in the agreement,

o to add to the duties of the depositor, the applicable trustee or the servicer,

o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

o     to comply with any requirements imposed by the Code.


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In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.


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REMIC ADMINISTRATOR

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.


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

MORTGAGES

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the


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

borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the


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

borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

      A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
      (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.


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      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.


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

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.


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

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.


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

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect


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to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.


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      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

      General

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      Security Interests in Home Improvements

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.


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

      Enforcement of Security Interest in Home Improvements

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If


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so specified in the related prospectus supplement, the Manufactured Housing
Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any


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contract that is secured by a first lien on certain kinds of consumer goods. The
Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.


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CIVIL RELIEF ACT

      Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                   THE SPONSOR

      The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

      The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

      Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A,


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jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis.
The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

      Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

      Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor's securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

      The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans


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will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

      After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

o     to purchase the primary assets of the related trust fund,

o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

o to establish any reserve funds described in the related prospectus supplement, and

o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective


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investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to securityholders will vary depending on whether:

o     the securities of a series are classified as indebtedness;

o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

      Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

o To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

      Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we


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mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

      Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

      In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

      The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and


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

tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

o     the interest is unconditionally payable at least annually,

o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.


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

      The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:


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

o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

o     events that have occurred before the end of the accrual period and

o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

      Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

      Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor


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

Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

      Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.


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      Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      General. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions


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otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.


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

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o subject to a limited exception, the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o the receipt of any fees or other compensation for services rendered by the REMIC.


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

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

      Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any


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disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

      Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

      Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below.

      In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.


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o     Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

      Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

      (a)   the "formula test":

            the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

            (1) the present value of any consideration given to the transferee to acquire the residual interest;

            (2) the present value of the expected future distributions on the residual interest; and


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

            (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

      (b)   the "asset test":

            (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

            (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

            (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


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

INDUCEMENT FEES

      Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

      (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

      (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

TAX STATUS AS A GRANTOR TRUST

      General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

      Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

      The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and


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

o     "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

SALE OR EXCHANGE

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.


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

MISCELLANEOUS TAX ASPECTS

      Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

o fails to furnish the applicable trustee with its taxpayer identification number;

o furnishes the applicable trustee with an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

      Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

      The exchangeable securities will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held


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

directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

      An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

      A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.


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

Tax Treatment of Foreign Investors

      A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading "--Tax Treatment of Foreign Investors."

Backup Withholding

      A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading "--Miscellaneous Tax Aspects--Backup Withholding."

Reporting and Administrative Matters

      Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.

TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

o the recipient is a controlled foreign corporation to which the issuing entity is a related person.

      For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign


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

partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.


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

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the sponsor is a "related person" within the meaning of the Code; and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.


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

      Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

o     the name, address and taxpayer identification number of the nominee; and

o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an


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

      international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file


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

with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             REPORTABLE TRANSACTIONS

      Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the United States federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that


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

are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and Section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in


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

such notes would not cause the assets of the trust to be deemed Plan assets. However, the sponsor, any other seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser is encouraged to consult with counsel before purchasing a note using the assets of any Plan if the sponsor, any other seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

o has investment or administrative discretion with respect to such Plan assets;

o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

      These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. There is no assurance that a purchase or sale of


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

securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

      The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, the sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held only be "qualified plan investors."

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through
(d) of this paragraph.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      In the event that securities which are certificates, but not notes, do not meet the requirements of the underwriter exemption solely because they are subordinate certificates or fail to meet minimum rating requirements under the exemption, certain plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the underwriter exemption.

      Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      The underwriter exemption also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories in one of the exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and

o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan assets.

      A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

      1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

o     The related prospectus or prospectus supplement must describe:

      1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

      2.    the duration of the period of pre-funding;

      3. the percentage and/or dollar amount of the funding limit for the trust; and

      4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Exchangeable Securities

      With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

      Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

      The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Holders" and "Servicing of Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [trustee's][sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

      This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to:
Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the

Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

      Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

      The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLAN OF DISTRIBUTION

      The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

      Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      Asset Value. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

o     the then outstanding principal balance of the primary assets.

      Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      Assumption Fee. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

      Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

      Parity Act. The Alternative Mortgage Transaction Parity Act of 1982.

      Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

      Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. Person: Any of the following:

o     a citizen or resident of the United States;

o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                    Subject to Completion, Dated March ___, 2006
PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 200__)

                                        $
                                  (APPROXIMATE)

             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 200__-____
                                 ISSUING ENTITY

                  ASSET-BACKED CERTIFICATES, SERIES 200__-____

                            EMC MORTGAGE CORPORATION
                           SPONSOR AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
                                ----------------

The issuing entity is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

----------------------------------------------------------------------------------------------------
                                                                        ORIGINAL
                       ORIGINAL                                       CERTIFICATE
                     CERTIFICATE        PASS-THROUGH                   PRINCIPAL        PASS-THROUGH
     CLASS        PRINCIPAL BALANCE         RATE          CLASS         BALANCE             RATE
----------------------------------------------------------------------------------------------------
 Class I-A-1                              (1)(2)       Class M-3                        (1)(2)(3)
----------------------------------------------------------------------------------------------------
 Class I-A-2                            (1)(2)(3)      Class M-4                        (1)(2)(3)
----------------------------------------------------------------------------------------------------
 Class I-A-3                            (1)(2)(3)      Class M-5                        (1)(2)(3)
----------------------------------------------------------------------------------------------------
 Class II-A                             (1)(2)(3)      Class M-6                        (1)(2)(3)
----------------------------------------------------------------------------------------------------
  Class M-1                             (1)(2)(3)      Class M-7                        (1)(2)(3)
----------------------------------------------------------------------------------------------------
  Class M-2                             (1)(2)(3)      Class M-8                        (1)(2)(3)
----------------------------------------------------------------------------------------------------

(1) The pass-through rates on these classes of certificates are adjustable or variable rates [based on One-Month LIBOR and Six-Month LIBOR and] as described under "Summary--Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

(2)   Subject to a cap as described in this prospectus supplement.

(3)   Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:

o     excess spread;

o     overcollateralization;

o     cross-collateralization;

o     the interest rate swap agreement;

o     the yield maintenance agreement; and

o subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

[The interest rate swap agreement and the yield maintenance agreement will be between the trustee and ______________________ for the benefit of the certificateholders.]

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, [___________________] or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].
--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about _______, 200__.

                            BEAR, STEARNS & CO. INC.
            The date of this prospectus supplement is _______, 200__.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY ..............................................................     S-4
TRANSACTION STRUCTURE ................................................     S-16
RISK FACTORS .........................................................     S-16
THE MORTGAGE POOL ....................................................     S-33
STATIC POOL INFORMATION ..............................................     S-
The Issuing Entity ...................................................     S-44
THE DEPOSITOR ........................................................     S-45
THE SPONSOR ..........................................................     S-45
SERVICING OF THE MORTGAGE LOANS ......................................     S-47
DESCRIPTION OF THE CERTIFICATES ......................................     S-56
THE INTEREST RATE SWAP AGREEMENT .....................................     S-93
YIELD MAINTENANCE AGREEMENT ..........................................     S-97
THE DERIVATIVE ADMINISTRATION AGREEMENT ..............................     S-99
THE CERTIFICATE INSURER ..............................................     S-100
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ........................     S-102
USE OF PROCEEDS ......................................................     S-111
FEDERAL INCOME TAX CONSEQUENCES ......................................     S-111
Penalty Avoidance ....................................................     S-
STATE AND OTHER TAXES ................................................     S-116
ERISA CONSIDERATIONS .................................................     S-116
METHOD OF DISTRIBUTION ...............................................     S-119
LEGAL MATTERS ........................................................     S-120
LEGAL PROCEEDINGS ....................................................     S-120
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS .................     S-120
RATINGS ..............................................................     S-120
LEGAL INVESTMENT .....................................................     S-121
AVAILABLE INFORMATION ................................................     S-123
REPORTS TO CERTIFICATEHOLDERS ........................................     S-123
INCORPORATION OF INFORMATION BY REFERENCE ............................     S-124
SCHEDULE A ...........................................................     A-1
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES .......     I-

                                   PROSPECTUS

RISK FACTORS .............................................................     4
DESCRIPTION OF THE SECURITIES ............................................    14
THE TRUST FUNDS ..........................................................    25
CREDIT ENHANCEMENT .......................................................    46
SERVICING OF LOANS .......................................................    51
THE AGREEMENTS ...........................................................    59
MATERIAL LEGAL ASPECTS OF THE LOANS ......................................    71
THE DEPOSITOR ............................................................    85
USE OF PROCEEDS ..........................................................    85
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS ...............................    86
PENALTY AVOIDANCE ........................................................   119
REPORTABLE TRANSACTION ...................................................   119
STATE AND LOCAL TAX CONSIDERATIONS .......................................   119
ERISA CONSIDERATIONS .....................................................   119
LEGAL MATTERS ............................................................   128
FINANCIAL INFORMATION ....................................................   128
AVAILABLE INFORMATION ....................................................   128
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................   128
RATINGS ..................................................................   129
LEGAL INVESTMENT CONSIDERATIONS ..........................................   130
PLAN OF DISTRIBUTION .....................................................   130
GLOSSARY OF TERMS ........................................................   131

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

      Annex I and Schedule A are incorporated into and a part of this prospectus supplement as if fully set forth herein.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

      You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions "Glossary" and "Index of Defined Terms" in this prospectus supplement or "Glossary of Terms" beginning on page 131 of the prospectus.

                                THE CERTIFICATES

--------------------------------------------------------------------------------------------------------------------------
CLASS            PASS-          INITIAL CURRENT
                THROUGH      PRINCIPAL OR NOTIONAL     INITIAL RATING         DESIGNATION      SCHEDULED FINAL MATURITY
                  RATE               AMOUNT             (S&P/MOODY'S)                                   DATE(1)
==========================================================================================================================
               [Variable]      $               [__]       [__]/[__]         Group I Senior          [____ __, 20__]
I-A-1         [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
               [Variable]      $               [__]       [__]/[__]         Group I Senior          [____ __, 20__]
I-A-2         [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
I-A-3         [Fixed] Rate     $               [__]       [__]/[__]         Group I Senior          [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
II-A          [Fixed] Rate     $               [__]       [__]/[__]         Group II Senior         [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]                                                      Residual
R-I           [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]                                                      Residual
R-II          [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]                                                      Residual
R-III         [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]                                                      Residual
RX            [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-1           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-2           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-3           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-4           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-5           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-6           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-7           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
M-8            [Variable]      $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
              [Fixed] Rate
==========================================================================================================================
Total Certificates:            $               [__]
==========================================================================================================================

--------------------------------------------------------------------------------

                                     SUMMARY

o This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

THE CERTIFICATES

Asset-Backed Certificates, Series 200__-____, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

[ORIGINATORS

The principal originators of the mortgage loans are: [_________________], with respect to approximately [____]% and [____]% of the mortgage loans in loan group I and loan group II, respectively, and with respect to approximately [____]% of the mortgage loans in the aggregate; [To be expanded to include all originators of 10% or more of the asset pool].The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.]

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SPONSOR

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

[MASTER] SERVICER [S]

EMC Mortgage Corporation. [To be expanded to include all servicers of 10% or more of the asset pool]

TRUSTEE

[Additional information with respect to the Trustee, required pursuant to Item 1109 of Regulation AB, will be provided if applicable.]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 200__-____, a New York common law trust.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among EMC Mortgage Corporation, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

CUT-OFF DATE

The close of business on _______, 200__.

CLOSING DATE

On or about _______, 200__.

[MANDATORY AUCTION DATE]

[The distribution date occurring in [______].]

[AUCTION ADMINISTRATOR]

[____________________]

[CERTIFICATE INSURER]

[Ambac Assurance Corporation]

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $[_________]. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans that we have allocated to loan group II are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or one, two, three or five years. The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "The Mortgage Pool" in this prospectus supplement. As to each mortgage loan, the Master Servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately [____]% and [____]% of the mortgage loans in loan group I and loan group II, respectively, and approximately [____]% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

[As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans [, including the subsequent mortgage loans,]in the trust fund as of the cut-off date:

Number of mortgage loans.........................[--]
Percentage of mortgage loans with 100%
 loan-to-value (using original loan-to-value
 ratio for first liens and combined original
 loan-to-value ratio for second liens)..........[--]%
Aggregate principal balance.....................$[--]
Average principal balance.......................$[--]
Range of principal balances............$[--] to $[--]
Range of mortgage rates................[--]% to [--]%
Weighted average
 mortgage rate..................................[--]%
Weighted average
 original loan-to-value ratio (using original
 loan-to-value ratio for first liens and
 combined original loan-to-value ratio for
 second liens)..................................[--]%
Weighted average combined
 original loan-to-value ratio (using combined
 original loan-to-value ratio for first and
 second liens) .................................[--]%
Weighted average stated
 remaining term to maturity...............[--] months
Range of stated remaining
 terms to maturity.........[--] months to [--] months
Type of mortgaged properties
 Single-family dwellings........................[--]%
 2-4 family dwellings...........................[--]%
 Planned unit developments......................[--]%
 Condominiums...................................[--]%
Townhouse.......................................[--]%
Owner-occupied..................................[--]%
State concentrations (greater than 5%)
 California.....................................[--]%
 Florida........................................[--]%
 Minnesota......................................[--]%
 Texas..........................................[--]%
 Illinois.......................................[--]%
 Virginia.......................................[--]%
 Georgia........................................[--]%
First lien......................................[--]%
Second lien.....................................[--]%
Balloon Loans...................................[--]%
Fixed Rate Loans................................[--]%
Adjustable Rate Loans...........................[--]%
Weighted Average Gross Margin (per annum)*......[--]%
Weighted Average Cap at First Interest
 Adjustment Date (per annum)*...................[--]%
Weighted Average Periodic Cap (per annum)*......[--]%
Weighted Average Maximum Lifetime
 Mortgage Rate (per annum)*.....................[--]%
Weighted Average Months to First Interest
 Adjustment Date*.........................[--] months

*Adjustable Rate Loans only

LOAN GROUP I

The following table summarizes the approximate characteristics of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans.........................[--]
Percentage of mortgage loans with 100%
 loan-to-value (using original loan-to-value
 ratio for first liens and combined original
 loan-to-value ratio for second liens)..........[--]%
Aggregate principal balance.....................$[--]
Average principal balance.......................$[--]
Range of principal balances............$[--] to $[--]
Range of mortgage rates................[--]% to [--]%
Weighted average
 mortgage rate..................................[--]%
Weighted average
 original loan-to-value ratio (using original
 loan-to-value ratio for first liens and
 combined  original
loan-to-value ratio for second liens)...........[--]%
Weighted average combined
 original loan-to-value ratio (using combined
 original loan-to-value ratio for first and
 second liens) .................................[--]%


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Weighted average stated
 remaining term to maturity...............[--] months
Range of stated remaining
 terms to maturity.........[--] months to [--] months
Type of mortgaged properties
 Single-family dwellings........................[--]%
 2-4 family dwellings...........................[--]%
 Planned unit developments......................[--]%
 Condominiums...................................[--]%
Townhouse.......................................[--]%
Owner-occupied..................................[--]%
State concentrations (greater than 5%)
 California.....................................[--]%
 Florida........................................[--]%
 Minnesota......................................[--]%
 Texas..........................................[--]%
 Illinois.......................................[--]%
 Virginia.......................................[--]%
 Georgia........................................[--]%
First lien......................................[--]%
Second lien.....................................[--]%
Balloon Loans...................................[--]%
Fixed Rate Loans................................[--]%
Adjustable Rate Loans...........................[--]%
Weighted Average Gross Margin (per annum)*......[--]%
Weighted Average Cap at First Interest
 Adjustment Date (per annum)*...................[--]%
Weighted Average Periodic Cap (per annum)*......[--]%
Weighted Average Maximum Lifetime
 Mortgage Rate (per annum)*.....................[--]%
Weighted Average Months to First Interest
 Adjustment Date*.........................[--] months

*Adjustable Rate Loans only

LOAN GROUP II

The following table summarizes the approximate characteristics of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans.........................[--]
Percentage of mortgage loans with 100%
 loan-to-value (using original loan-to-value
 ratio for first liens and combined original
 loan-to-value ratio for second liens)..........[--]%
Aggregate principal balance.....................$[--]
Average principal balance.......................$[--]
Range of principal balances............$[--] to $[--]
Range of mortgage rates................[--]% to [--]%
Weighted average
 mortgage rate..................................[--]%
Weighted average
 original loan-to-value ratio (using original
 loan-to-value ratio for first liens and
 combined original loan-to-value ratio for
 second liens)..................................[--]%
Weighted average combined
 original loan-to-value ratio (using combined
 original loan-to-value ratio for first and
 second liens) .................................[--]%
Weighted average stated
 remaining term to maturity...............[--] months
Range of stated remaining
 terms to maturity.........[--] months to [--] months
Type of mortgaged properties
 Single-family dwellings........................[--]%
 2-4 family dwellings...........................[--]%
 Planned unit developments......................[--]%
 Condominiums...................................[--]%
Townhouse.......................................[--]%
Owner-occupied..................................[--]%
State concentrations (greater than 5%)
 California.....................................[--]%
 Florida........................................[--]%
 Minnesota......................................[--]%
 Texas..........................................[--]%
 Illinois.......................................[--]%
 Virginia.......................................[--]%
 Georgia........................................[--]%
First lien......................................[--]%
Second lien.....................................[--]%
Balloon Loans...................................[--]%
Fixed Rate Loans................................[--]%
Adjustable Rate Loans...........................[--]%
Weighted Average Gross Margin (per annum)*......[--]%
Weighted Average Cap at First Interest
 Adjustment Date (per annum)*...................[--]%
Weighted Average Periodic Cap (per annum)*......[--]%
Weighted Average Maximum Lifetime
 Mortgage Rate (per annum)*.....................[--]%
Weighted Average Months to First Interest
 Adjustment Date*.........................[--] months

*Adjustable Rate Loans only

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the senior certificates in two certificate groups. The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will represent interests principally in loan group I, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class I-A Certificates. The Class II-A Certificates will represent interests principally in loan group II. We sometimes refer to the Class I-A Certificates and the Class II-A Certificates in this prospectus supplement collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will each represent subordinated interests in both loan groups, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class A Certificates and Class M Certificates in this prospectus supplement collectively as the offered certificates.

The trust will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this prospectus supplement collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, and the Class P Certificates and the Class CE Certificates, all of which we are not offering by this prospectus supplement.

The last scheduled distribution date for the offered certificates (other than the Class I-A-1 Certificates and Class I-A-2 Certificates) is the distribution date in ________ 20__. The last scheduled distribution date for the Class I-A-1 Certificates and Class I-A-2 Certificates is the distribution date in ________ 20__ and ________ 20__, respectively.

RECORD DATE

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date shall be the last business day of the month immediately preceding the applicable distribution date.

DENOMINATIONS

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates -- Book-Entry Registration" and "Annex I--Global Clearance, Settlement and Tax Documentation Procedures" in this prospectus supplement.

PASS-THROUGH RATES

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o     Class I-A-1 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class I-A-2 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class I-A-3 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class II-A Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-1 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-2 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-3 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-4 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-5 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-6 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-7 Certificates: One-Month LIBOR plus _____% per annum.

      o     Class M-8 Certificates: One-Month LIBOR plus _____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under "Description of the Certificates -- Calculation of One-Month LIBOR" in this prospectus supplement.

On any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to _____% per annum, the margin applicable to the pass-through rate for the Class I-A-3 Certificates as described above, to _____% per annum, the margin applicable to the pass-through rate for the Class II-A Certificates as described above, to _____% per annum, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, as described above, to _____%, _____%, _____%, _____%, _____%, _____%, _____% and _____% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates is equal to the weighted average of the net mortgage rates of all of the group I mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this prospectus supplement.

The interest rate cap for the Class II-A Certificates is equal to the weighted average of the net mortgage rates of all of the group II mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this prospectus supplement.

The interest rate cap for the Class M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the aggregate certificate principal balance of the related senior certificates, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this prospectus supplement.

If on any distribution date, the pass-through rates for the offered certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the interest rate swap agreement and the yield maintenance agreement to pay amounts as described in this prospectus supplement.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

We refer you to "Description of the Certificates--Distributions on the Certificates" and "--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in January 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date, holders of the offered certificates will be entitled to receive:

      o the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

      o any interest due on any prior distribution date that was not paid, less

      o     interest shortfalls allocated to such certificates.

The offered certificates may receive additional interest distributions from payments under the interest rate swap agreement and the yield maintenance agreement as described below under "The Interest Rate Swap Agreement" and "The Yield Maintenance Agreement", respectively.

The accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

      o     principal payments on the mortgage loans, and

      o until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You should review the priority of payments described under "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

[MANDATORY AUCTION OF THE MANDATORY AUCTION CERTIFICATES

MANDATORY AUCTION

Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required. See "Description of the Certificates-Mandatory Auction" in this prospectus supplement.]

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class I-A-1, Class I-A-2, Class I-A-3 and Class II-A Certificates constitute the senior certificates, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

      o the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates,

      o the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates,

      o the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates,

      o the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7 and Class M-8 Certificates,

      o the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7 and Class M-8 Certificates,

      o the Class M-6 Certificates will have payment priority over the Class M-7 Certificates and Class M-8 Certificates, and

      o the Class M-7 Certificates will have payment priority over the Class M-8 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

We refer you to "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the mortgage loans to generate more interest than is needed to pay interest on the offered certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the related offered certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the offered certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the related offered certificates and related trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to "Description of the Certificates -- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

CROSS-COLLATERALIZATION. The payment rules require that after the senior certificates relating to a loan group receive certain payments on each distribution date, available funds from that loan group otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other loan group or loan groups as described in this prospectus supplement. This feature is called "cross-collateralization."

We refer you to "Description of the Certificates - Distributions on the Certificates" in this prospectus supplement.

[INTEREST RATE SWAP AGREEMENT. ______________________, as supplemental interest trust trustee, will enter into an interest rate swap agreement with ______________________, the swap provider. The supplemental interest trust trustee appoints ______________________ as derivative administrator pursuant to the derivative administration agreement to receive and distribute funds with regards to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the swap agreement. On or before each distribution date, ______________________ as derivative administrator, pursuant to the derivative administration agreement will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the derivative administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the derivative administrator, and the derivative administrator, pursuant to a derivative administration agreement, will remit such net swap payment to the trust to the extent needed to cover certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization as described in this prospectus supplement.]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Upon early termination of the interest rate swap agreement, the derivative administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the derivative administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the derivative administrator in the same amount (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to Class A certificateholders and Class M certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), for which payments by the trust to the derivative administrator will be subordinated to all distributions to the Class A certificateholders and Class M certificateholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

We refer you to "The Interest Rate Swap Agreement" in this prospectus supplement.

[YIELD MAINTENANCE AGREEMENT. The supplemental interest trust trustee will enter into a yield maintenance agreement with ______________________, the yield maintenance agreement provider. The supplemental interest trust trustee appoints ______________________ as derivative administrator pursuant to the derivative administration agreement to receive and distribute funds with regards to the yield maintenance agreement on behalf of the supplemental interest trust. Pursuant to the derivative administration agreement, the offered certificates will be entitled to the benefits provided by the yield maintenance agreement and any proceeds thereof deposited with the derivative administrator. In general, ______________________ will be obligated to make payments to the derivative administrator on behalf of the supplemental interest trust when One-Month LIBOR exceeds a certain level. Such payments will be used to cover certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization as described in this prospectus supplement. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the offered certificates as a result of the yield maintenance agreement.

We refer you to "Yield Maintenance Agreement" in this prospectus supplement.]

[CERTIFICATE GUARANTY INSURANCE POLICY. In addition, a surety bond will be issued by Financial Guaranty Insurance Company for the benefit of the Class [ ] Certificates.]

[See "The Certificate Insurer" and "Description of the Certificates--Description of the Certificate Insurance Policy" in this prospectus supplement.]

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows: first on a pro rata basis to the related class or classes of Class A Certificates, then on a pro rata basis to the unrelated class or classes of Class A Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SERVICING FEE

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be ___% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates may purchase all of the remaining assets in the trust fund [together with the remaining amount in the pre-funding account] when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans as of the cut-off date [, plus the amount in the pre-funding account as of the closing date]. Such a purchase, in either case, will result in the early retirement of all the certificates.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust [(other than the pre-funding account)] [ (exclusive of the market value swap)] (other than the reserve fund, and, for the avoidance of doubt, the supplemental interest trust, the derivative administration agreement, the derivative account, the yield maintenance agreement and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts from the reserve fund in respect of basis risk shortfall carry forward amounts as described in this prospectus supplement, and the right to receive, or the obligation to make, payments under the notional principal contract component as described in this prospectus supplement) will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of "residual interests" in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to "Legal Investment" in this prospectus supplement and "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

[The mandatory auction certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The mandatory auction certificates, however, may not be acquired or held by any person investing assets of any such benefit plan before the distribution date in [____] (or if the auction is not successful, on whatever future date the auction occurs) unless such acquisition and holding are eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations With Respect to the Market Value Swap." If you invest in a mandatory auction certificate prior to that distribution date, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.]

RATINGS

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's" and Moody's Investors Service, Inc., which we refer to as "Moody's".

                STANDARD &
                  POOR'S        MOODY'S
    CLASS         RATING        RATING
    -----         ------        ------
    I-A-1          AAA            Aaa
    I-A-2          AAA            Aaa
    I-A-3          AAA            Aaa
    II-A           AAA            Aaa
     M-1           AA+            Aa1
     M-2            AA            Aa2
     M-3           AA-            Aa3
     M-4            A             A2
     M-5            A-            A3
     M-6           BBB+          Baa1
     M-7           BBB           Baa2
     M-8           BBB-          Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.


--------------------------------------------------------------------------------

                              TRANSACTION STRUCTURE

                                                       ----------

                                                       Mortgagers            loan
            -------------------------------------------                    payments
            |              originate                             ---------------------------------
            |               loans                      ----------                                |
            |                                              ^                                     |
            v                                              |                                     v
       ----------                                          |                             ---------------------
                 -------------------------------------------                                    [______]
       Originator                                                                           Master Servicer
                                           amount                                        Aggregates collections-------------|
                                          financed                                                                          |
       ----------                                                                        ---------------------              |
          |   ^                                                                                                             |
purchase  |   |    loan purchase                                                                                            |
  loans   |   |        price                                                                                                |
          |   |                                                                                                             |
          v   |                                                                                                             |
 -----------------------                                                                                                    |
                                                                                                                            |
           EMC                                                                                                              |
         Sponsor                                                                                                            |
     Purchases loans                                                                                                        |
       Forms loans                                                                                                          |
                                                                                                                            |
 -----------------------                                                                                                    |
          |   ^                                                                                                             |
asset     |   |    net offering                                                                                             |
pool      |   |      proceeds                                                                                               |
          |   |                                                                                                             |
          v   |                                                                                                             |
 -----------------------                                                            -------------------------------         |
                                                      net offering                                                          |
         BSABS I                                        proceeds                          Bear Stearns & Co.       ------   |
        Depositor       <-----------------------------------------------------------          Underwriter               |   |
 Creating issuing entity                                                            Sells certificates to investors<--  |   |
                        ----------------------------------------------------------->                                 |  |   |
                                                      certificates                                                   |  |   |
 -----------------------                                                            -------------------------------  |  |   |
          |   ^                                                                                            offering  |  |   |
          |   |                                                                                            proceeds  |  |   |
          |   |                                                                                                      |  |   |
asset     |   |                                                                                                      |  |   |
pool      |   |    certificates                                                                                      |  |   |
          |   |                                                                                                      |  |   |
          |   |                                                                                                      |  |   |
          v   |                                                                     -------------------------------  |  |   |
--------------------------                                                                                           |  |   |
                                                                                         [__________________]        |  |   |
 Bear Stearns Asset Backed<---------------------------------------------------------   Trustee and Supplemental      |  |   |
 Securities [__________]                                                                Interest Trust Trustee     <--------|
     Issuing entity                                                                 Represents investors interests   |  |
       Holds pool                                                                        Calculates cashflows        |  |  monthly
   Issues certificates                                       |----------------------      Remits to investors        | distributions
--------------------------                                   |                      -------------------------------  |  |
                                                             |                                                       |  |
                                                             |                            Monthly distributions/     |  |
                                                             |                            Certain proceeds           |  |
                                                             |                            payable under the          |  |
                                                             |                            Yield Maintenance          |  |
                                                             |                            Agreement and Interest     |  |
                                                             |                            Rate Swap Agreement        |  |
                                                             |                                                       |  |
                                                             v                                                       |  |
                                                       ----------                                                    |  |
                                                                 <------------------------------------------------------|
                                                        Investors                                  certificates      |
                                                                 ----------------------------------------------------|
                                                       ----------

                                  FLOW OF FUNDS

                                        -------------------               -------
                                            Mortgagors                    Sponsor
                                        ------------------- Principal    /-------
       Insurance Proceeds               |     Monthly     | Prepayments /
         or Liquidation                 |    Principal    |            /
            Proceeds                    |   and Interest  |           /
                                        |                 |          /
                                        |                 |         /
                                        v                 v        /   Repurchase
                                                                  v      Price
                                     -----------------------------              -------------
--------        ------------->                  Servicer's        ------->      Servicing Fee
Servicer        ------------->            Protected Accounts                    -------------
--------                             -----------------------------


---------        Advance             -----------------------------              --------------------
 Master     ------------------>            Master Servicer        ------->        Master Servicer's
Servicer    <------------------          Collection Account                        Fee (including
  or          Reimbursement                                                      Trustee, Securities
Trustee        for Advance           -----------------------------                 Administrator,
---------                                        |                               Paying Agent and
                                                 |                                 Certificate
                                                 |                                Registrar's Fee
                                                 |                              --------------------
                                                 |     Available Funds
                                                 v
                                     -----------------------------
                                            Distribution
                                              Accounts

                                     -----------------------------
                                  /                                 \
                                 /                                   \
                      -----     /                             -----   \
                      | 1 |    /   $                          | 2 |    \   $
                      -----   /                               -----     \
                             /                                           \
                            /                                             \
                           v                                               v
                    ------------                                      ------------
                       Senior                                          Subordinate
                    Certificates                                      Certificates
                    ------------                                      ------------

                         SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

                                       M-8  ---|
                                               |
                                        |      |
                                        |      |
                                       \|/     |
                                               |
                                       M-7     |
                                               |
                                        |      |
                                        |      |
                                       \|/     |
                                               |
                                               |
                                       M-6     |
                                               |
                                        |      |
                                        |      |
                                       \|/     |
                                               |       In each case, until the
                                       M-5     |-----  current principal balance
                                               |       equals zero.
                                        |      |
                                        |      |
                                       \|/     |
                                               |
                                       M-4     |
                                               |
                                        |      |
                                        |      |
                                       \|/     |
                                               |
                                       M-3     |
                                               |
                                        |      |
                                        |      |
                                       \|/     |
                                               |
                                       M-2     |
                                               |
                                        |      |
                                        |      |
                                       \|/     |
                                               |
                                       M-1     |
                                               |
                                        |      |
                                        |      |
                                       \|/  ---|

          -----------------------------------------------------------
                               Senior Certificates

          (Losses are allocated on a pro rata basis based on current principal amounts; when the current principal amount equals zero, the loss is allocated to the remaining classes.)
          -----------------------------------------------------------

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED CERTIFICATES      When certain classes of certificates provide
HAVE A GREATER RISK OF LOSS        credit enhancement for other classes of
THAN THE SENIOR CERTIFICATES       certificates it is sometimes referred to as
                                   "subordination". For purposes of this
                                   prospectus supplement, "subordinated classes" means:

                                   o     with respect to the senior
                                         certificates: the Class M-1, Class M-2,
                                         Class M-3, Class M-4, Class M-5, Class
                                         M-6, Class M-7 and Class M-8
                                         Certificates;

                                   o     with respect to the Class M-1
                                         Certificates: the Class M-2, Class M-3,
                                         Class M-4, Class M-5, Class M-6, Class
                                         M-7 and Class M-8 Certificates;

                                   o     with respect to the Class M-2
                                         Certificates: the Class M-3, Class M-4,
                                         Class M-5, Class M-6, Class M-7 and
                                         Class M-8 Certificates;

                                   o     with respect to the Class M-3
                                         Certificates: the Class M-4, Class M-5,
                                         Class M-6, Class M-7 and Class M-8
                                         Certificates;

                                   o     with respect to the Class M-4
                                         Certificates: the Class M-5, Class M-6,
                                         Class M-7 and Class M-8 Certificates;

                                   o     with respect to the Class M-5
                                         Certificates: the Class M-6, Class M-7
                                         and Class M-8 Certificates;

                                   o     with respect to the Class M-6
                                         Certificates: the Class M-7
                                         Certificates and Class M-8
                                         Certificates; and

                                   o     with respect to the Class M-7
                                         Certificates: the Class M-8
                                         Certificates.

                                   We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the Class A Certificates as described below. This means that with respect to the Class A Certificates and Class M Certificates, realized losses on the mortgage loans would first be allocated to the Class M-8 Certificates, and then to the other classes of Class M Certificates in reverse order of numerical designation until the principal balance of each such class of Class M Certificates is reduced to zero, then to the related classes of Class A Certificates, and then to the non-related classes of Class A Certificates, in each case on a pro rata basis, based on the principal amount of each such class, each as described in this prospectus supplement. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

                                   You should fully consider the risks of
                                   investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                   See "Description of the Certificates" in this prospectus supplement.

ADDITIONAL RISKS ASSOCIATED        The weighted average lives of, and the yields
WITH THE SUBORDINATED              to maturity on, the Class M-1, Class M-2,
CERTIFICATES                       Class M-3, Class M-4, Class M-5, Class M-6,
                                   Class M-7 and Class M-8 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3,
                                   Class M-2 and Class M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

                                   It is not expected that the subordinated certificates will be entitled to any principal distributions until at least January 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                   In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

CREDIT ENHANCEMENT MAY BE          The mortgage loans are expected to generate
INADEQUATE TO COVER LOSSES         more interest than is needed to pay interest
AND/OR TO BUILD                    on the related offered certificates and
OVERCOLLATERALIZATION              certain trust fund expenses because we expect
                                   the weighted average interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the related offered certificates. If the mortgage loans generate more interest than is needed to pay interest on the related offered certificates and trust fund expenses, adjusted for any net swap payments and swap termination payments, we will use such "excess spread" to make additional principal payments on those offered certificates, which will reduce the total certificate principal balance of those offered certificates below the aggregate principal balance of the related mortgage loans, thereby creating
                                   "overcollateralization." In addition, amounts payable to the trust under the interest rate swap agreement and the yield maintenance agreement may be used to maintain and restore overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement and the yield maintenance agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

                                   The excess spread available on any
                                   distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                   If the protection afforded by
                                   overcollateralization is insufficient, then you could experience a loss on your investment.

INTEREST RATE CAPS MAY REDUCE      The pass-through rates on the offered
THE YIELDS ON THE OFFERED          certificates are each subject to an interest
CERTIFICATES                       rate cap as described in this prospectus
                                   supplement. If on any distribution date the pass-through rate for a class of offered certificates is limited to the applicable interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust and to the extent there are amounts available under the interest rate swap agreement and the yield maintenance agreement to pay such amounts as described in this prospectus supplement.

                                   See "Description of the Certificates--Excess
                                   Spread and Overcollateralization Provisions" in this prospectus supplement.

THE OFFERED CERTIFICATES MAY       The offered certificates may not always
NOT ALWAYS RECEIVE INTEREST        receive interest at a rate equal to One-Month
BASED ON ONE-MONTH LIBOR PLUS      LIBOR plus the related margin. If the
THE RELATED MARGIN                 applicable interest rate cap is less than
                                   One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap.
                                   Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than otherwise would be the case.
                                   If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month
                                   LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

                                   To the extent interest on the offered
                                   certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement and from the yield maintenance agreement provider under the yield maintenance agreement. However, if payments under the interest rate swap agreement and yield maintenance agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

                                   In addition, although the offered
                                   certificates are entitled to payments under the interest rate swap agreement and the yield maintenance agreement during periods of increased One-Month LIBOR rates, the swap provider and yield maintenance agreement provider, respectively, will only be obligated to make such payments under certain circumstances.

                                   To the extent that payments on the offered certificates depend in part on payments to be received under the yield maintenance agreement, the ability of the trust to make payments on the offered certificates will be subject to the credit risk of the yield maintenance agreement provider.

                                   We refer you to "The Interest Rate Swap
                                   Agreement" and "Yield Maintenance Agreement" in this prospectus supplement for a discussion of the swap provider's and the yield maintenance agreement provider's obligations to make payments under the interest rate swap agreement and the yield maintenance agreement, respectively.

CERTAIN MORTGAGE LOANS WERE        Certain mortgage loans were underwritten
UNDERWRITTEN TO NONCONFORMING      generally in accordance with underwriting
UNDERWRITING STANDARDS, WHICH      standards which are primarily intended to
MAY RESULT IN LOSSES OR            provide for single family "non-conforming"
SHORTFALLS TO BE INCURRED ON       mortgage loans. A "non-conforming" mortgage
THE OFFERED CERTIFICATES           loan means a mortgage loan which is
                                   ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie
                                   Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan.
                                   Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

DEFAULTS COULD CAUSE PAYMENT       There could be substantial delays in the
DELAYS AND LOSSES                  liquidation of defaulted mortgage loans and
                                   corresponding delays in receiving your
                                   portion of the proceeds of liquidation. These delays could last up to several years.
                                   Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment.
                                   In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                   In the event that:

                                   o     the mortgaged properties fail to
                                         provide adequate security for the
                                         related mortgage loans, and

                                   o     the protection provided by the
                                         subordination of certain classes and
                                         the availability of
                                         overcollateralization are insufficient
                                         to cover any shortfall,

                                   you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY      No one can accurately predict the level of
AFFECTED BY THE                    prepayments that the trust will experience.
UNPREDICTABILITY OF PREPAYMENTS    The trust's prepayment experience may be
                                   affected by many factors, including:

                                   o     general economic conditions,

                                   o     the level of prevailing interest rates,

                                   o     the availability of alternative
                                         financing, and

                                   o     homeowner mobility.

                                   Certain of the mortgage loans contain
                                   due-on-sale provisions, and the master
                                   servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately ____% of the mortgage loans in loan group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination and approximately ____% of the mortgage loans in loan group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination; and approximately ____% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see "The Mortgage Pool -- Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

                                   The weighted average lives of the
                                   certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time. You should note that:

                                   o     if you purchase your certificates at a
                                         discount and principal is repaid on the
                                         related mortgage loans slower than you
                                         anticipate, then your yield may be
                                         lower than you anticipate;

                                   o     if you purchase your certificates at a
                                         premium and principal is repaid on the
                                         related mortgage loans faster than you
                                         anticipate, then your yield may be
                                         lower than you anticipate;

                                   o     if you purchase a certificate bearing
                                         interest at an adjustable rate, your
                                         yield will also be sensitive both to
                                         the level of One-Month LIBOR and the
                                         interest rate cap;

                                   o     since repurchases of mortgage loans as
                                         a result of breaches of representations
                                         and warranties and liquidations of
                                         mortgage loans following default have
                                         the same effect as prepayments, your
                                         yield may be lower than you expect if
                                         the rate of such repurchases and
                                         liquidations is higher than you expect;

                                   o     the overcollateralization provisions,
                                         whenever overcollateralization is at a
                                         level below the required level, are
                                         intended to result in an accelerated
                                         rate of principal distributions to
                                         holders of the classes of offered
                                         certificates then entitled to
                                         distributions of principal. An earlier
                                         return of principal to the holders of
                                         the offered certificates as a result of
                                         the overcollateralization provisions
                                         will influence the yield on the offered
                                         certificates in a manner similar to the
                                         manner in which principal prepayments
                                         on the mortgage loans will influence
                                         the yield on the related offered
                                         certificates; and

                                   o     you bear the reinvestment risks
                                         resulting from a faster or slower rate
                                         of principal payments than you
                                         expected.

                                   The yield maintenance agreement will be
                                   available as described in this prospectus supplement to pay certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization. The yield maintenance agreement will terminate in accordance with its terms after the distribution date in _____ 20__. This date was selected based on certain prepayment assumptions regarding the related mortgage loans and that the optional termination right becomes exercisable and is exercised at that time. These prepayment assumptions were used to determine the projected certificate principal balance of the applicable class of certificates under the yield maintenance agreement. If prepayments on such mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the yield maintenance agreement will terminate prior to the repayment in full of the offered certificates.

                                   The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                   We refer you to "The Mortgage Pool" and
                                   "Yield, Prepayment and Maturity
                                   Considerations" in this prospectus supplement and "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS        Modifications of mortgage loans agreed to by
MAY AFFECT THE INTEREST RATE       the master servicer in order to maximize
CAPS                               ultimate proceeds of such mortgage loans may
                                   extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A REDUCTION IN CERTIFICATE         The ratings of each class of offered
RATING COULD HAVE AN ADVERSE       certificates will depend primarily on an
EFFECT ON THE VALUE OF YOUR        assessment by the rating agencies of the
CERTIFICATES                       mortgage loans, the amount of
                                   overcollateralization and the subordination afforded by certain classes of certificates.
                                   The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                   The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE        The sponsor and Master Funding LLC will each
ADVERSELY AFFECTED BY THE          treat the transfer of its respective mortgage
BANKRUPTCY OR INSOLVENCY OF        loans to the depositor as a sale of the
CERTAIN PARTIES                    mortgage loans. However, if the sponsor or
                                   Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the related mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early.
                                   Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                   In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

[TO THE EXTENT AMOUNTS ON          [To the extent that the pre-funded amount on
DEPOSIT IN THE PRE-FUNDING         deposit in the pre-funding account has not
ACCOUNT ARE NOT USED, THERE        been fully applied to the purchase of
MAY BE A MANDATORY PREPAYMENT      subsequent mortgage loans on or before
ON THE CLASS [__________]          [_______ __, 20__], the holders of the
CERTIFICATES.]                     certificates will receive on the distribution
                                   date immediately following [_______ __,
                                   20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class
                                   [__________] Certificates on such
                                   distribution date.]

THE MANDATORY AUCTION              On the mandatory auction distribution date,
CERTIFICATES HAVE SPECIAL RISKS    the auction administrator will auction the
                                   mandatory auction certificates to third-party investors. If the auction is successful, proceeds from the auction will be used to pay the holders of the mandatory auction certificates 100% of the current principal amount thereof on that date, following distributions of principal and allocation of losses, to be made on the mandatory auction distribution date, plus accrued interest on such classes at the related pass-through rate from the first day of the calendar month in which the mandatory auction distribution date occurs, up to but excluding the mandatory auction distribution date, on the current principal amount of such classes following distributions to such classes on the mandatory auction distribution date. The auction administrator has entered into a market value swap with the swap counterparty to cover any shortfall in the auction proceeds.

                                   The swap counterparty's obligations under the market value swap will be guaranteed by The Bear Stearns Companies Inc., referred to in this prospectus supplement as BSC. If the swap counterparty defaults under the market value swap and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the swap counterparty's obligations in accordance with the terms of the market value swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the mandatory auction certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market. To the extent the mandatory auction certificates are then sold in the secondary market, the holders may incur a loss. See "Description of the Certificates--The Mandatory Auction" in this prospectus supplement.]

DEVELOPMENTS IN SPECIFIED          Approximately _____ % and _____ % of the
REGIONS COULD HAVE A               mortgage loans in loan group I and loan group
DISPROPORTIONATE EFFECT ON THE     II, respectively, and approximately _____ %
MORTGAGE LOANS DUE TO              of the mortgage loans in the aggregate, by
GEOGRAPHIC CONCENTRATION OF        aggregate principal balance as of the cut-off
MORTGAGED PROPERTIES               date are secured by mortgaged properties that
                                   are located in the state of California.
                                   Property in California or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                   o     economic conditions in the specified
                                         regions, which may or may not affect
                                         real property values, may affect the
                                         ability of borrowers to repay their
                                         loans on time;

                                   o declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

                                   o     any increase in the market value of
                                         properties located in the specified
                                         regions would reduce the loan-to-value
                                         ratios and could, therefore, make
                                         alternative sources of financing
                                         available to the borrowers at lower
                                         interest rates, which could result in
                                         an increased rate of prepayment of the
                                         mortgage loans.

VIOLATION OF CONSUMER              Applicable state laws generally regulate
PROTECTION LAWS MAY RESULT IN      interest rates and other charges, require
LOSSES ON THE MORTGAGE LOANS       certain disclosure, and require licensing of
AND THE                            the originators. In addition, other state
OFFERED CERTIFICATES               laws, public policy and general principles of
                                   equity relating to the protection of
                                   consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                   The mortgage loans are also subject to
                                   federal laws, including:

                                   o     the Federal Truth-in-Lending Act and
                                         Regulation Z promulgated thereunder,
                                         which require certain disclosures to
                                         the mortgagors regarding the terms of
                                         the mortgage loans;

                                   o     the Equal Credit Opportunity Act and
                                         Regulation B promulgated thereunder,
                                         which prohibit discrimination on the
                                         basis of age, race, color, sex,
                                         religion, marital status, national
                                         origin, receipt of public assistance or
                                         the exercise of any right under the
                                         Consumer Credit Protection Act, in the
                                         extension of credit; and

                                   o     the Depository Institutions
                                         Deregulation and Monetary Control Act
                                         of 1980, which preempts certain state
                                         usury laws.

                                   Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                   Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                   The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

YOU MAY HAVE DIFFICULTY            The underwriter intends to make a secondary
SELLING YOUR CERTIFICATES          market in the offered certificates, but the
                                   underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                   The secondary markets for asset backed
                                   securities have experienced periods of
                                   illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR                 The Servicemembers Civil Relief Act, or the
CERTIFICATES COULD BE REDUCED      Relief Act, and similar state or local laws
BY SHORTFALLS                      provide relief to mortgagors who enter active
DUE TO THE APPLICATION OF THE      military service and to mortgagors in reserve
SERVICEMEMBERS CIVIL RELIEF        status who are called to active military
ACT AND SIMILAR STATE OR LOCAL     service after the origination of their
LAWS                               mortgage loans. The ongoing military
                                   operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

THE INTEREST RATE SWAP             Net swap payments payable to the derivative
AGREEMENT AND THE SWAP PROVIDER    administrator by the swap provider under the
                                   interest rate swap agreement and derivative administration agreement will be available as described in this prospectus supplement to pay certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds _____% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement and to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to Class A certificateholders and Class M certificateholders.

                                   Upon early termination of the interest rate swap agreement, the derivative administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the derivative administrator is required under the derivative administration agreement to make a swap termination payment to the swap provider (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), the trust will be required to make a payment to the derivative administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the Class A certificateholders and Class M certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the Class A certificateholders and Class M certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

                                   Net swap payments payable to the derivative administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the derivative administrator, on behalf of the Supplemental Interest Trust Trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

SOME OF THE MORTGAGE LOANS ARE     Approximately ____% and ____% of the mortgage
SECURED BY SECOND LIENS, WHICH     loans in loan group I and loan group II,
MAY RESULT IN INCREASED LOSSES     respectively, and approximately ____% of the
WITH RESPECT TO THESE MORTGAGE     mortgage loans in the aggregate, by aggregate
LOANS                              principal balance as of the cut-off date, are
                                   secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately ____% and ____% with respect to such mortgage loans in loan group I and loan group II respectively, and approximately ____% with respect to such mortgage loans in the aggregate. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the trust, as holder of the junior mortgage, could incur a loss.

SOME OF THE MORTGAGE LOANS         With respect to approximately ____% and ____%
WERE ORIGINATED SIMULTANEOUSLY     of the mortgage loans in loan group I and
WITH SECOND LIENS                  loan group II, respectively, and
                                   approximately ____% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately ____% and ____% with respect to such mortgage loans in loan group I and loan group II respectively, and approximately
                                   ____% with respect to such mortgage loans in the aggregate, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately ____% and ____% with respect to such mortgage loans in loan group
                                   I and loan group II respectively, and
                                   approximately 99.11% with respect to such mortgage loans in the aggregate. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

FICO SCORES ARE NOT AN             Investors are encouraged to be aware that
INDICATOR OF FUTURE                FICO scores are based on past payment history
PERFORMANCE OF BORROWERS           of the borrower. Investors are encouraged not
                                   to rely on FICO scores as an indicator of future borrower performance. See "The
                                   Mortgage Pool -General Underwriting
                                   Guidelines" and "The Mortgage Pool
                                   -___________ Underwriting Guidelines"" in this prospectus supplement.

                                THE MORTGAGE POOL

GENERAL

      We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund [, including information pertaining to approximately $[____] of subsequent mortgage loans identified and expected to be transferred to the trust within ninety days of the Closing Date]. Prior to the closing date of _______, 200__, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, _______, 200__.

      The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

      [As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first or second lien on the related mortgaged property and will be assigned to one of the two loan groups, each of which constitutes a separate sub-trust and is referred respectively to as Loan Group I and Loan Group II in this prospectus supplement [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The mortgage loans in Loan Group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans in Loan Group II are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

      Approximately [____]% and [____]% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately [____]% of the mortgage loans in the aggregate, are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or one, two, three, five years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

      Approximately 4[____]% and [____]% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately [____]% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

      Approximately [____]% and [____]% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately [____]% of the mortgage loans in the aggregate, are assumable in accordance with the terms of the related mortgage note Procedures". The remainder of the mortgage loans contain due-on-sale clauses. We refer you to "Servicing of the Mortgage
Loans--Collection and other Servicing Procedures".

      Six-Month LIBOR. Approximately [____]% and [____]% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately [____]% of the mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                                                                        SIX-MONTH LIBOR
                                   ------------------------------------------------------------------------------------------
        ADJUSTMENT DATE            1998        1999        2000        2001        2002        2003        2004         2005
-----------------------------      ----        ----        ----        ----        ----        ----        ----         ----
January 1....................      5.84%       5.07%       6.13%       6.20%       2.03%       1.38%       1.22%        2.79%
February 1...................      5.63        4.97        6.29        5.26        2.08        1.35        1.21         2.97
March 1......................      5.70        5.13        6.33        4.91        2.04        1.34        1.17         3.19
April 1......................      5.75        5.06        6.53        4.71        2.36        1.23        1.16         3.39
May 1........................      5.81        5.04        6.73        4.30        2.12        1.29        1.38         3.41
June 1.......................      5.75        5.25        7.11        3.98        2.08        1.21        1.60         3.54
July 1.......................      5.78        5.65        7.00        3.91        1.95        1.12        1.89         3.73
August 1.....................      5.75        5.71        6.89        3.69        1.87        1.21        1.93         3.95
September 1..................      5.59        5.92        6.83        3.45        1.80        1.20        1.98         4.00
October 1....................      5.25        5.96        6.76        2.52        1.71        1.14        2.20         4.27
November 1...................      4.98        6.12        6.72        2.15        1.60        1.23        2.32         4.47
December 1...................      5.15        6.06        6.64        2.03        1.47        1.27        2.63

      EMC Mortgage Corporation, referred to in this prospectus supplement as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Bear Stearns Residential Mortgage Corporation, an affiliate of the sponsor, the depositor and the underwriter, originated approximately ____% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date. Subsequently, these mortgage loans were transferred to EMC. We refer you to "--Underwriting Guidelines" and "Servicing of the Mortgage Loans" for further information regarding the mortgage loans.

      Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

      The cut-off date pool principal balance is approximately $[_________], which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of ____ mortgage loans, of which ____ of the mortgage loans are in Loan Group I with an aggregate principal balance of approximately $[_________] and ____ of the mortgage loans are in Loan Group II with an aggregate principal balance of approximately $[_________]. As of the cut-off date, no scheduled monthly payment on any mortgage loan is more than 30 days past due.

      A mortgage loan is "delinquent" if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

      Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

      The "collateral value" of a mortgaged property is the lesser of

      o the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

      o the sales price of that mortgaged property at the time of origination.

      With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

      Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly billing statements to borrowers that are automatically generated after payments are received. If no payment is received by the day that the late charge is assessed, a billing statement is automatically generated. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment, although an additional fee may be charged for these payment methods.

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT]

      [The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

      [Any conveyance of subsequent mortgage loans during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

      [The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

      [To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

      [Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[INTEREST COVERAGE ACCOUNT]

      [On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

      Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately [____]% of the mortgage loans in Loan Group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination and approximately [____]% of the mortgage loans in Loan Group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination; and approximately [____]% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount generally exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

      The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of the Loans--Enforceability of Prepayment and Late Payment Fees" in the prospectus.

      In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or
(iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

      Certain prepayment charges are classified as "hard" prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

MORTGAGE LOAN STATISTICAL DATA

      Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

      At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this prospectus supplement as the Pooling and Servicing Agreement) with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

      In addition, the depositor will deposit with ______________________, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

            (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of ______________________, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 200__-____" with all intervening endorsements that show a complete chain of endorsement from the originators to the related sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

            (b) the original recorded mortgage or a photocopy thereof;

            (c) a duly executed assignment of the mortgage to "______________________, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 200__-____"; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

            (d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

            (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

      With respect to each mortgage loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

      Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS(R) System, the sponsor shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

      The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

      In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

      The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

      1. The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

      2. Immediately prior to the conveyance of the mortgage loans by EMC or Master Funding LLC, as applicable, to the depositor pursuant to the mortgage loan purchase agreement, EMC or Master Funding, as applicable, was the sole owner and holder of the mortgage loan; the related originator, EMC or Master Funding was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC or Master Funding, as applicable, had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

      3. The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

      4. The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

      5. The mortgage loan is covered by an ALTA lender's title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC or Master Funding LLC, as applicable (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC or Master Funding LLC, as applicable, (as assignee) is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including EMC or Master Funding LLC, as applicable, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

      6. The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

      7. At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

      After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

      With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

      [The principal originators of the mortgage loans are: [Originator], with respect to approximately [____]% and [____]% of the mortgage loans in Loan Group I and Loan Group II, respectively, and with respect to approximately [____]% of the mortgage loans in the aggregate; The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

      [Originators]

      [[Originator] ("[Originator]") is a ________________________________
(everything but prime) residential mortgage lender providing quality nonprime mortgage products. [Originator] originates loans through a nationwide network of independent loan brokers that are approved by [Originator].

      [Originator] has been an originator of mortgage loans since [__], 19[__] and has originated Mortgage Loans of the type backing the certificates offered hereby since 19[__]. [Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by [one- to four-family residential real properties and individual condominium units.]

      [Originator]'s executive offices are located at ______________________.

      [The following table describes the size, composition and growth of [Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
                         -----------------   ------------------  --------------------    ------------------

                                   TOTAL                TOTAL                 TOTAL                 TOTAL
                                 PORTFOLIO            PORTFOLIO             PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER   OF LOANS    NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   --------    ------   --------    ------    --------    ------    --------
Residential Mortgage
Loans................

[ADDITIONAL ORIGINATORS]

      [Identification of, and information with respect to additional originators will be provided in accordance with Item 1110(b) if applicable.]

UNDERWRITING GUIDELINES

      The underwriting guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the mortgaged property. Some of the mortgage loans bear higher rates of interest than mortgages loan that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. The mortgage loans will have been originated in accordance with the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originators will represent these exceptions.

      Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, replacement cost analysis based on the current cost of constructing a similar home and, when deemed appropriate, market rent analysis based on the rental of comparable homes in the area. All appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The mortgage loans were originated consistent with and generally conform to the underwriting guidelines' "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal, state and local laws and regulations. The maximum amount loaned to a borrower and the maximum loan to value ratio allowed for that loan depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, homeownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property.

      In evaluating the credit quality of the borrowers, the originator utilizes credit bureau risk scores. Generally, each credit report provides a credit score for the borrower, such as FICO. The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period and range from the 300's to the 900's. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

      The underwriting guidelines require that the income of each applicant for a mortgage loan under the full/alternative documentation program be verified. The specific income documentation required for the originator's various programs is as follows: under the full/alternative documentation program, applicants are required to submit one written form of verification from the employer of stable income for at least 12 months. The documentation may take the form of a Verification of Employment form provided by the employer, the most recent pay stub with year-to-date earnings and the most recent W-2 or a copy of the borrower's federal tax returns. Under the full/alternative documentation program the borrower may choose to submit 12 consecutive months of personal checking account bank statements. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Income stated on the application is not verified under the stated income documentation program. Under the no income documentation program no income is disclosed on the application and no debt service to income ratio is calculated. All of the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, deposited by the applicant into escrow in the case of a purchase money loan is required.

DELINQUENCY AND LOSS INFORMATION

      [[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the Mortgage Loans:

                                                                NUMBER OF MORTGAGE LOANS DELINQUENT
                                                                -----------------------------------
                             AGGREGATE
                             SCHEDULED
               NUMBER        PRINCIPAL
    MONTH      OF LOANS       BALANCE       30 DAYS     60 DAYS    90 DAYS    120 DAYS    150 DAYS   180 DAYS   (ETC.)
    -----      --------       -------       -------     -------    -------    --------    --------   --------   ------
[prior month]    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[2     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[3     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[4     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[continue
until  lesser
of  3   years
or  the  time
such   assets    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
have existed]

                                                AGGREGATE SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS DELINQUENT
                                                ------------------------------------------------------------------
                             AGGREGATE
                             SCHEDULED
               NUMBER        PRINCIPAL
    MONTH      OF LOANS       BALANCE       30 DAYS     60 DAYS    90 DAYS    120 DAYS    150 DAYS   180 DAYS   (ETC.)
    -----      --------       -------       -------     -------    -------    --------    --------   --------   ------
[prior month]    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[2     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[3     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[4     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[continue
until  lesser
of  3   years
or  the  time
such   assets    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
have existed]

]

                             STATIC POOL INFORMATION

      The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at ____________________________.

      Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                               THE ISSUING ENTITY

      Bear Stearns Asset Backed Securities I Trust 200__-____ is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 200__-____ will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least [51%] of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements -- Amendment of Agreement" in the base prospectus.

      The assets of Bear Stearns Asset Backed Securities I Trust 200__-____ will consist of the mortgage loans and certain related assets.

      Bear Stearns Asset Backed Securities I Trust 200__-____'s fiscal year end is December 31.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transfered to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

      After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

      The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

      The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

      The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

      Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

      Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

      Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

      The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                  DECEMBER 31, 2003                 DECEMBER 31, 2004               OCTOBER 31, 2005
                            -----------------------------     ----------------------------     ----------------------------
                                       TOTAL PORTFOLIO OF               TOTAL PORTFOLIO OF               TOTAL PORTFOLIO OF
        LOAN TYPE            NUMBER          LOANS             NUMBER          LOANS            NUMBER          LOANS
------------------------    ---------  ------------------     -------   ------------------     -------   ------------------
Alt-A ARM                     12,268   $ 3,779,319,393.84      44,821   $11,002,497,283.49      62,521   $16,371,656,951.49
Alt-A Fixed                   15,907   $ 3,638,653,583.24      11,011   $ 2,478,381,379.40      15,444   $ 3,370,889,688.07
HELOC                             --   $               --          --   $               --       9,309   $   509,391,438.93
Neg-Am ARM                        --   $               --          --   $               --      20,804   $ 7,515,084,661.26
Prime ARM                     16,279   $ 7,179,048,567.39      30,311   $11,852,710,960.78      23,962   $11,960,110,456.13
Prime Fixed                    2,388   $ 1,087,197,396.83       1,035   $   509,991,605.86       1,346   $   426,879,747.26
Prime Short Duration ARM       7,089   $ 2,054,140,083.91      23,326   $ 7,033,626,375.35      12,707   $ 4,687,378,638.50
Reperforming                   2,800   $   247,101,330.36       2,802   $   311,862,677.46       1,610   $   143,455,015.55
Seconds                           --   $               --      14,842   $   659,832,093.32      92,043   $ 4,491,782,148.34
SubPrime                      29,303   $ 2,898,565,285.44     102,759   $14,578,747,677.08      84,042   $13,400,254,946.87
Totals                        86,034   $20,884,025,641.01     230,907   $48,427,650,052.74     323,788   $62,876,883,692.40

      With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the trust, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer or master servicer is still servicing the related mortgage loans.

      The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                        SERVICING OF THE MORTGAGE LOANS]

GENERAL

      EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006, among the depositor, EMC, in its capacity as master servicer and sponsor, and the trustee.

      In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

[ADDITIONAL SERVICERS]

      [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

THE MASTER SERVICER

      EMC Mortgage Corporation ("EMC") will act as master servicer under the Agreement. See "The Sponsor" in this Prospectus Supplement.

      The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

      EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

      EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

      As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

                                      AS OF DECEMBER 31, 2003
-------------------------------------------------------------------------------------------------
                                                             PERCENT             PERCENT
                        NO. OF                              BY NO. OF           BY DOLLAR
    LOAN TYPE            LOANS         DOLLAR AMOUNT          LOANS               AMOUNT
-----------------  ----------------   ----------------   ----------------    ----------------
ALTA-A ARM .....              2,439   $    653,967,869               1.40%               4.75%
ALTA-A FIXED ...             19,396   $  3,651,416,057              11.14%              26.51%
PRIME ARM ......              7,978   $    868,798,347               4.58%               6.31%
PRIME FIXED ....             16,377   $  1,601,411,491               9.40%              11.63%
SECONDS ........             25,290   $    690,059,169              14.52%               5.01%
SUBPRIME .......             76,166   $  5,058,932,126              43.73%              36.73%
OTHER ..........             26,523   $  1,249,014,373              15.23%               9.07%
                   ----------------   ----------------   ----------------    ----------------
TOTAL ..........            174,169   $ 13,773,599,432             100.00%             100.00%


                                              AS OF DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------
                                                             PERCENT             PERCENT
                        NO. OF                              BY NO. OF           BY DOLLAR
    LOAN TYPE            LOANS         DOLLAR AMOUNT          LOANS               AMOUNT
-----------------  ----------------   ----------------   ----------------    ----------------
ALTA-A ARM .....             19,498   $  4,427,820,708               7.96%              15.94%
ALTA-A FIXED ...             25,539   $  4,578,725,473              10.43%              16.48%
PRIME ARM ......              8,311   $  1,045,610,015               3.39%               3.76%
PRIME FIXED ....             14,560   $  1,573,271,574               5.95%               5.66%
SECONDS ........             39,486   $  1,381,961,155              16.13%               4.98%
SUBPRIME .......            114,436   $ 13,706,363,250              46.74%              49.34%
OTHER ..........             23,010   $  1,063,682,459               9.40%               3.83%
                   ----------------   ----------------   ----------------    ----------------
TOTAL ..........            244,840   $ 27,777,434,635             100.00%             100.00%


                                         AS OF OCTOBER 31, 2005
--------------------------------------------------------------------------------------------
                                                             PERCENT            PERCENT
                        NO. OF                              BY NO. OF           BY DOLLAR
    LOAN TYPE           LOANS         DOLLAR AMOUNT           LOANS              AMOUNT
----------------- ----------------   ----------------   ----------------    ----------------
ALTA-A ARM .....            50,528   $ 11,821,548,094              11.65%              21.25%
ALTA-A FIXED ...            34,038   $  6,268,800,717               7.85%              11.27%
PRIME ARM ......             8,910   $  1,267,784,249               2.05%               2.28%
PRIME FIXED ....            16,929   $  2,343,126,437               3.90%               4.21%
SECONDS ........           136,562   $  6,239,175,080              31.48%              11.21%
SUBPRIME .......           138,609   $ 19,037,928,201              31.95%              34.22%
OTHER ..........            48,256   $  8,655,251,712              11.12%              15.56%
                  ----------------   ----------------   ----------------    ----------------
TOTAL ..........           433,832   $ 55,633,614,489             100.00%             100.00%

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

      In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate provided that such reduced mortgage rate with respect to any mortgage loan, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

      The master servicer will establish and maintain, in addition to the protected account described below under "--Protected Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

      The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

HAZARD INSURANCE

      The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the hazard insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

      The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

      Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. The master servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be _____% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

      In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges and penalties will be distributed to the holders of the Class P Certificates.

      The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this prospectus supplement.

PROTECTED ACCOUNT

      The master servicer will establish and maintain a custodial account, an account referred to in this prospectus supplement as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer's own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies.

      The master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans with respect to the mortgage loans.

      On the business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the trustee for deposit in the Distribution Account.

DISTRIBUTION ACCOUNT

      The trustee shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this prospectus supplement as the Distribution Account, into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in permitted investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the Pooling and Servicing Agreement.

      Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

            (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

            (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

            (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

            (viii) interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

            (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

            (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

      On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement. The trustee will be entitled to a trustee fee equal to the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be [_____]% per annum. The trustee will also be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

      When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month shall, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as "Compensating Interest." Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

      If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See "Description of the Certificates--Events of Default" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

      The pooling and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      The pooling and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

      The pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

      o the master servicer has proposed a successor master servicer to the trustee and the trustee has consented thereto, such consents not to be withheld unreasonably;

      o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

      o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

      In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

      In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

      Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

SPECIAL SERVICER

      On any distribution date on which (1) the servicer rating for the master servicer is downgraded by a full rating category from its rating as of the closing date by any of Standard & Poor's and Moody's and (2) certain delinquency triggers set forth in the Pooling and Servicing Agreement are in effect (such event, a "Special Servicer Trigger"), the majority holder of the Class CE Certificates will have the option to direct the master servicer to appoint a special servicer to service all of the mortgage loans that are 91 days or more delinquent, as of such distribution date, as reported by the trustee pursuant to this prospectus supplement. Such mortgage loans are referred to as the Special Servicer Delinquent Loans. A mortgage loan is considered a Special Servicer Delinquent Loan when a payment due on any due date remains unpaid as of the close of business on the fourth monthly due date following such due date. For example, a loan with a payment due on July 1 that remained unpaid as of November 1 would be considered a Special Servicer Delinquent Loan. In addition, on each of the next three distribution dates and for every distribution date occurring in the last month of each Fiscal Quarter thereafter, if a Special Servicing Trigger is in effect, the majority holder of the Class CE Certificates will have the option to direct the master servicer to transfer any additional Special Servicer Delinquent Loans as of such distribution dates to the special servicer.

      The special servicer appointed at the direction of the majority holder of the Class CE Certificates shall be rated in the two highest special servicer rankings by Moody's and such special servicer shall be a Standard & Poor's Select Special Servicer as defined in Standard & Poor's criteria. Such special servicer will be entitled to any servicing fees, including any related late payment charges, payable to the master servicer with respect to any Special Servicer Delinquent Loan the special servicer is servicing. The special servicer will be required to comply in all respects with the Pooling and Servicing Agreement to the same extent as the master servicer. The special servicer will indemnify the master servicer for any losses, liabilities or damages incurred by the master servicer as a result of the special servicer's servicing of any Special Servicer Delinquent Loan and will reimburse the master servicer for any and all advances, out-of-pocket expenses and accrued servicing fees made with respect to such Special Servicer Delinquent Loans that are transferred to the special servicer.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to collectively in this prospectus supplement as the offered certificates, and the Class R-1, Class R-2, Class R-3, Class RX, Class P and Class CE Certificates, which we are not offering by this prospectus supplement. We refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates collectively in this prospectus supplement as the Class I-A Certificates; we refer to the Class I-A Certificates and the Class II-A Certificates collectively in this prospectus supplement as the Class A Certificates or the senior certificates; and we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates collectively in this prospectus supplement as the Class M Certificates or the subordinated certificates. We refer to the Class A Certificates and Class M Certificates collectively in this prospectus supplement as the offered certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this prospectus supplement as the Class R Certificates or the residual certificates.

      The initial owner of the Class R Certificates is Bear Stearns Securities Corp.

      The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

      The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

      Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

      DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

      Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

      Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

      DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

      o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

      o we elect to terminate the book-entry system through DTC with the consent of DTC participants.

      Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner's percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY

      "Applied Realized Loss Amount" with respect to any class of offered certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

      "Assumption Fee" means the fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

      "Basis Risk Shortfall Carry Forward Amount" as of any distribution date for the offered certificates is the sum of:

      o if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

            (1) The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

            (2) The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the "Basis Risk Shortfall" for such distribution date); and

      o the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

      ["Certificate Insurance Policy" The surety bond issued by the Certificate Insurer for the benefit of the Class [__] Certificateholders.]

      [" Certificate Insurer" Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Pooling and Servicing Agreement.]

      "Certificate Principal Balance" with respect to any class of offered certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See "-- Allocation of Losses" in this prospectus supplement.

      "Class A Certificates" means any of the Class I-A-1, Class I-A-2, Class I-A-3 and Class II-A Certificates.

      "Class A Principal Distribution Amount" with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and
(y) the excess, if any, of:

      o the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [___}% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[_________].

      "Class I-A Principal Distribution Amount" with respect to the Class I-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

      "Class II-A Principal Distribution Amount" with respect to the Class II-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

      "Class M Certificates" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

      "Class M-1 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and
            (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [___]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[_________].

      "Class M-2 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Class M-3 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Class M-4 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Class M-5 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Class M-6 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Class M-7 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Class M-8 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (y) the excess, if any, of:

      o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
            (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date, over

      o     the lesser of:

                  (a) the product of (i) approximately [____]% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $[__________].

      "Current Interest" with respect to each class of offered certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of offered certificates described under "Distributions on the Certificates -- Interest Distributions" in this prospectus supplement.

      "Current Specified Enhancement Percentage" with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period).

      "Due Period" with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

      "Excess Cashflow" with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

      "Excess Spread" with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the offered certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under "Description of the Certificates--Excess Spread and Overcollateralization Provisions") on such distribution date.

      "Extra Principal Distribution Amount" with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

      "Fiscal Quarter" with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

      "Group I Principal Distribution Amount" with respect to any distribution date is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

      "Group I Swap Notional Allocation Percentage": With respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

      "Group II Principal Distribution Amount" with respect to any distribution date is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

      "Group II Swap Notional Allocation Percentage": With respect to any distribution date, means the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

      "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

      "Interest Carry Forward Amount" with respect to each class of offered certificates and any distribution date, is the sum of:

      o     the excess of:

            (a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

            (b) the amount actually distributed to such class with respect to interest on such distribution dates, and

      o interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

      "Interest Funds" with respect to each loan group and any distribution date are equal to the sum for such distribution date, without duplication, of:

      o all scheduled interest collected in respect of the related mortgage loans, less the related servicing fee, the trustee fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee and the derivative administrator as provided in the Pooling and Servicing Agreement,

      o     all advances relating to interest on the related mortgage loans,

      o     all Compensating Interest,

      o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related loan group,

      o the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group, and

      o the interest portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of its optional termination right, minus

      o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Derivative Administrator for payment to the Swap Provider for such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) and any such payments remaining unpaid for prior distribution dates.

      "Liquidation Proceeds" are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the master servicer in connection with the disposition of any such properties.

      "Margin" with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A-1 Certificates, _____% per annum, (ii) with respect to the Class I-A-2 Certificates, _____% per annum, (iii) with respect to the Class I-A-3 Certificates, _____% per annum, (iv) with respect to the Class II-A Certificates, _____% per annum, (v) with respect to the Class M-1 Certificates, _____% per annum, (vi) with respect to the Class M-2 Certificates, _____% per annum, (vii) with respect to the Class M-3 Certificates, _____% per annum,
(viii) with respect to the Class M-4 Certificates, _____% per annum, (ix) with respect to the Class M-5 Certificates, _____% per annum, (x) with respect to the Class M-6 Certificates, _____% per annum, (xi) with respect to the Class M-7 Certificates, _____% per annum and (xii) with respect to the Class M-8 Certificates, _____% per annum; the Margin will increase to (i) with respect to the Class I-A-2 Certificates, _____% per annum, (ii) with respect to the Class I-A-3 Certificates, _____% per annum, (iii) with respect to the Class II-A Certificates, _____% per annum, (iv) with respect to the Class M-1 Certificates, _____% per annum, (v) with respect to the Class M-2 Certificates, _____% per annum, (vi) with respect to the Class M-3 Certificates, _____% per annum, (vii) with respect to the Class M-4 Certificates, _____% per annum, (viii) with respect to the Class M-5 Certificates, _____% per annum, (ix) with respect to the Class M-6 Certificates, _____% per annum, (x) with respect to the Class M-7 Certificates, _____% per annum, and (xi) with respect to the Class M-8 Certificates, _____% per annum.

      ["Mandatory Auction Certificates" The Class II-A-2 Certificates and Class II-A-3 Certificates.]

      ["Mandatory Auction Distribution Date" Five business days prior to the Distribution Date occurring in June 2010, or, if the auction is not successful at that time, five business days prior to each following Distribution Date, until all of the Mandatory Auction Certificates are successfully auctioned.]

      ["Market Value Swap" The market value swap between the Auction Administrator and the Swap Counterparty.]

      "Net Rate Cap" with respect to any distribution date, a per annum rate equal to the excess, if any, of (A) (1) with respect to the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (2) with respect to the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; and (3) with respect to the Class M Certificates, the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each loan group as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the aggregate Certificate Principal Balance of the related senior certificates, in each case over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12. The Net Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

      "Overcollateralization Amount" with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the offered certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

      "Overcollateralization Release Amount" with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

      "Overcollateralization Target Amount" with respect to any distribution date (a) prior to the Stepdown Date, approximately ____% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately ____% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately ____% of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (ii) approximately $[__________] (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

      ["Par Price" An amount equal to 100% of the outstanding Current Principal Amount of the Mandatory Auction Certificates after application of amounts distributed on the Mandatory Auction Distribution Date, plus accrued interest on such Certificates at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs, up to but excluding the Mandatory Auction Distribution Date, on the Current Principal Amount of such Certificates following distributions to such Certificates on the Mandatory Auction Distribution Date.]

      "Pass-Through Rate" with respect to each class of offered certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under " -- Calculation of One-Month LIBOR" plus the related Margin, and (y) the related Net Rate Cap.

      ["Pre-Funded Amount" The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______].]

      ["Pre-Funding Period" The period from the Closing Date up to and including [_____ __, 20__], in which the seller may purchase subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.]

      "Prepayment Period" with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

      "Principal Distribution Amount" with respect to each distribution date is equal to:

      o     the Principal Funds for such distribution date, plus

      o any Extra Principal Distribution Amount for such distribution date, less

      o     any Overcollateralization Release Amount for such distribution date.

      "Principal Funds" with respect to each loan group and any distribution date are equal to the sum, without duplication, of:

      o the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the related servicer advance date,

      o prepayments in respect of the mortgage loans in the related loan group, exclusive of any prepayment charges, collected in the related Prepayment Period,

      o the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by the sponsor or the master servicer,

      o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

      o all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

      o the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of its optional termination right; minus

      o any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Derivative Administrator as provided in the Pooling and Servicing Agreement, and

      o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Derivative Administrator for payment to the Swap Provider (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

      "Realized Loss" is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

      "Remaining Excess Spread" with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

      ["Remaining Pre-Funded Amount" An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the trust fund during the Pre-Funding Period.]



      "Stated Principal Balance" of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

      (i) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

      (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the master servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

      (iii) any Realized Loss thereon incurred during the related Prepayment Period.

      The Stated Principal Balance of any liquidated mortgage loan is zero.

      "Stepdown Date" means the later to occur of:

      (x)   the distribution date occurring in ________ 20__ and

      8. the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately ____%.

      "Subsequent Recoveries" means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      ["Subsequent Cut-off Date" With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

      ["Subsequent Transfer Date" With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

      A "Trigger Event" with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds ____% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

        ________ 20__ through ________ 20__......................     ____%
        ________ 20__ through ________ 20__......................     ____%
        ________ 20__ through ________ 20__......................     ____%
        ________ 20__ through ________ 20__......................     ____%

      "Unpaid Realized Loss Amount" with respect to the Class A Certificates and as to any distribution date is the excess of:

      o     Applied Realized Loss Amounts with respect to such class over

      o the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

      The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

      o     with an established place of business in London,

      o     which have been designated as such by the trustee and

      o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

      The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE CERTIFICATES

      General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

      The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

      Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

      (1) From Interest Funds in respect of:

            (A) Loan Group I, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

            (B) Loan Group II, to the Class II-A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class, in accordance with the amount of accrued interest due thereon;

      (2) From remaining Interest Funds in respect of the non-related loan group, to the Class I-A Certificates and Class II-A Certificates, as applicable, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

      (3) From remaining Interest Funds in respect of both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates and Residual Certificates, and thereafter, to the accrued interest payable to the offered certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from Excess Spread to the extent of funds available as described under "--Excess Spread and Overcollateralization Provisions". The holders of the offered certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

      Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under "--Principal Distributions". Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under "--Excess Spread and Overcollateralization Provisions".

      Principal Distributions. On each distribution date, the trustee will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

      (a) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

            (1) To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

                  (A) from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                  (B) from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

            (2) To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (3) To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (4) To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (5) To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (6) To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (7) To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (8) To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

            (9) To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

      (b) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

            (1) To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

                  (A) from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, the Class I-A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                  (B) from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balances thereof are reduced to zero;

            (2) To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (3) To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (4) To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (5) To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (6) To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (7) To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

            (8) To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

            (9) To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

      (c) Notwithstanding the provisions of clauses (A) and (B) above, if on any distribution date the Class A Certificates related to a loan group are no longer outstanding, the portion of the applicable Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated to the remaining group of Class A Certificates in the same manner and order of priority described above.

      Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of certificates (other than the residual certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

      Excess Spread will be required to be applied as an Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under "--Distributions on the Certificates--Principal Distributions" with respect to the offered certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

            (1) To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under "--Interest Distributions" above and to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this prospectus supplement, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

            (2) From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this prospectus supplement;

            (3) From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount, if any, to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this prospectus supplement;

            (4) From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this prospectus supplement;

            (5) From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

            (6) From any remaining Excess Cashflow, to the Derivative Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

            (7) From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

            (8) From any remaining Excess Cashflow, to the residual certificates as described in the Pooling and Servicing Agreement.

      In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

TABLE OF FEES AND EXPENSES

      The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

      All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

        ITEM                   FEE                       PAID FROM
  ----------------     -----------------    ----------------------------------
  Servicing Fee(1)     [____]% per annum    Mortgage Loan Interest Collections
  Trustee Fee(1)       [____]%  per annum   Mortgage Loan Interest Collections

      (1) The servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

[MANDATORY AUCTION

      Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [_______________.], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Current Principal Amount thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Current Principal Amount of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

      The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with Bear Stearns International Limited, referred to herein as the Swap Counterparty, under which the Swap Counterparty will pay the amount of any such shortfall. If the Auction Proceeds are greater than the Par Price, the excess will be paid to the Swap Counterparty.

      In the event that no bids are received for all or a portion of a class of Mandatory Auction Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof. The holders of such class or portion thereof will not be able to transfer their Certificates in such auction. However, the Auction Administrator will repeat the auction procedure each month prior to the Distribution Date in such month until at least one bid has been received for each class or portion thereof. Neither Bear Stearns & Co. Inc. nor any affiliate will be able to bid in any auction.

      The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

      [The Swap Provider is a ________ corporation and is a wholly-owned subsidiary of ________________.] [The Swap Provider has long-term debt ratings from Standard & Poor's and Moody's of _______________.] [_____________________
will provide without charge a copy of the most recent publicly available annual report of ______________________. Written requests should be directed to _______________________.]

      EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

      [If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to hold their certificates after the Mandatory Auction Date, unless they choose to sell them in the secondary market.]

      If ___________, as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.

      [The Swap Counterparty and BSC are affiliates of the Seller, Bear, Stearns & Co., Inc., EMC and the Depositor.]]


ALLOCATION OF LOSSES

      Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread as part of the payment of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the related class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and twelfth, to the unrelated class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

      Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under "--Excess Spread and Overcollateralization Provisions" above.

      No reduction of the Certificate Principal Balance of any class of offered certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of offered certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

      Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

      In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee will make available to each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

            (9) the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

            (10)  the total cash flows received and the general sources thereof;

            (11) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

            (12) the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

            (13) the amount of such distribution to holders of the offered certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the Yield Maintenance Agreement and the amount of coverage remaining under either credit enhancement;

            (14) the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

            (15) the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

            (16) the number and Stated Principal Balance of all the mortgage loans in the aggregate for the following distribution date, together with updated pool composition information;

            (17) the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

            (18) the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

            (19) the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

            (20) the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

            (21) with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

            (22) information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

            (23) the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

            (24) the cumulative Realized Losses through the end of the preceding month;

            (25) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

            (26) if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

            (27) material breaches of pool asset representation or warranties or transaction covenants;

            (28) the amount of the Prepayment Charges remitted by the master servicer and the amount on deposit in the reserve fund;

            (29) [the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider;]

            (30) information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable;

            (31) any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

            (32) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

            (33) with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

      The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee's internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee's customer service desk at (312) 904-6257. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

      The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

      o     to cure any ambiguity,

      o     to correct or supplement any provision therein, or

      o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

      In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee and with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

            (A) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

            (B) cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

            (C) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

      The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify for REMIC status for federal tax purposes.

VOTING RIGHTS

      As of any date of determination,

      o holders of the offered certificates will be allocated 92% of all voting rights, allocated among such offered certificates in proportion to their respective outstanding Certificate Principal Balances,

      o holders of the Class CE Certificates will be allocated 3% of all voting rights, and

      o holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

      Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

      The majority holder of the Class CE Certificates will have the right to purchase all remaining mortgage loans [and the Remaining Pre-Funded Amount] and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the Stated Principal Balance of the mortgage loans [and the Pre-Funded Amount] as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

      o 100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

      o the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan,

      o any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

      o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

      Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates -- Distributions on the Certificates." In the event that the purchase price to be paid by the majority holder of the Class CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under "Description of the Certificates -- Allocation of Losses". Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

      [To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

TRANSFER OF MASTER SERVICING

      The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency's rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer's certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF CERTAIN LOANS

      As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter.

      In addition, EMC will, at its option, purchase any mortgage loan from the trust if the first due date for such mortgage loan is subsequent to the cut-off date and the initial scheduled payment is not made within thirty (30) days of such due date. Such purchase will be made at a price equal to the purchase price.

EVENTS OF DEFAULT

      Events of default under the Pooling and Servicing Agreement include:

      o any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

      o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

      o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

      So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

      No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

      ______________________ will be the trustee and custodian under the Pooling and Servicing Agreement. ______________________ is a national banking association formed under the federal laws of the United States of America.
_________________________.

                     [____________________________________]

      Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2. On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling Servicing Agreement.

3. Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

      If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

      If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

      On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

      If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

      Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

      The trustee will transmit by mail to all certificateholders, the related Yield Maintenance Agreement Provider and the related Swap Provider, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders, the related Yield Maintenance Agreement Provider and the related Swap Provider notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

      The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

      In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

                        [THE INTEREST RATE SWAP AGREEMENT

      ______________________ as the supplemental interest trust trustee (the "Supplemental Interest Trust Trustee") will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with ______________________ (in that capacity, the "Swap Provider"). The interest rate swap agreement will be held in the supplemental interest trust (the "Supplemental Interest Trust"). The Supplemental Interest Trust Trustee will appoint the Derivative Administrator (defined below) pursuant to the Derivative Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each distribution date, ______________________ as Derivative Administrator, pursuant to the Derivative Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the "Derivative Account"), certain amounts, if any, received from the Swap Provider, from which distributions to the trust in respect of Interest Carry Forward Amounts to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loan and any Basis Risk Shortfall Carry Forward Amounts and the amounts necessary to maintain or restore the applicable Overcollateralization Target Amount to the extent not covered by Excess Spread will be made as described in this prospectus supplement. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Derivative Administration Agreement and the Derivative Account will not be assets of any REMIC.

      Under the Interest Rate Swap Agreement and the Derivative Administration Agreement, on or before each distribution date, the Derivative Administrator will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to _____ % per annum, (y) the notional amount for that distribution date, multiplied by 100, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each distribution date, the Swap Provider will be obligated to pay to the Derivative Administrator a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date, multiplied by 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Derivative Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the trust for such distribution date, or (b) by the Swap Provider to the Derivative Administrator, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Derivative Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Derivative Administrator in the same amount.

      The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the related notional amount set forth below. Payments under the Interest Rate Swap Agreement will commence on the distribution date in ________ 20__ and will terminate immediately following the distribution date in ________ 20__, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.


                                        NOTIONAL AMOUNT OF INTEREST
   MONTH OF DISTRIBUTION DATE             RATE SWAP AGREEMENT ($)
   --------------------------             -----------------------

                                        NOTIONAL AMOUNT OF INTEREST
   MONTH OF DISTRIBUTION DATE             RATE SWAP AGREEMENT ($)
   --------------------------             -----------------------



      The respective obligations of the Swap Provider and the Derivative Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o "Failure to Pay or Deliver," (as amended in the Interest Rate Swap Agreement)

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

      o "Merger without Assumption" (which generally relates to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

      "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the Derivative Administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider up to the end of the scheduled term of the Interest Rate Swap Agreement. In the event that the Derivative Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Derivative Administrator in the same amount (to the extent such amount has not been paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the offered certificates.

      A "Swap Provider Trigger Event" shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

      Upon a Swap Early Termination, the Derivative Administrator, pursuant to the Derivative Administration Agreement, will use reasonable efforts to appoint a successor swap provider. To the extent that the Derivative Administrator receives a Swap Termination Payment from the Swap Provider, the Derivative Administrator will apply such Swap Termination Payment to appoint a successor swap provider. In the event that the Derivative Administrator receives a Swap Termination Payment from the Swap Provider and a replacement swap agreement or similar agreement cannot be obtained within 30 days after receipt by the Derivative Administrator of such Swap Termination Payment, then the Derivative Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account and shall, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Derivative Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Derivative Administration Agreement. To the extent that the Derivative Administrator is required to pay a Swap Termination Payment to the Swap Provider, any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay such Swap Termination Payment.

      If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement or (3) post collateral that will be sufficient to restore the immediately prior ratings of the certificates.]

      [The Swap Provider

      [The Swap Provider is a ________ corporation and is a wholly-owned subsidiary of ________________.]

      [The Swap Provider has long-term debt ratings from Standard & Poor's and Moody's of _______________.]

      [_____________________ will provide without charge a copy of the most recent publicly available annual report of ______________________. Written requests should be directed to _______________________.]

      [The Swap Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding five paragraphs.]

      [The Swap Provider is contingently liable to provide payments representing less than [10%] of the cash flow supporting the Class __ Certificates.]

      [Payments under the Interest Rate Swap Agreement

      Amounts payable by the trust to the Derivative Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the offered certificates. On or before each distribution date, such amounts will be distributed by the trust to the Derivative Administrator, and paid by the Derivative Administrator to the Swap Provider pursuant to the Derivative Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Derivative Administrator). Payments by the trust to the Derivative Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the offered certificates and will be paid by the trust to the Derivative Administrator as set forth in the Pooling and Servicing Agreement. Payments made under the Derivative Administration Agreement that are payable to the trust will be distributed to the certificateholders as described under "The Derivative Administration Agreement" in this prospectus supplement.]

                          [YIELD MAINTENANCE AGREEMENT

      The Supplemental Interest Trust Trustee, on behalf of the trust fund, will enter into a yield maintenance agreement (the "Yield Maintenance Agreement") with ______________________ (in that capacity, the "Yield Maintenance Agreement Provider") for the benefit of the holders of the offered certificates. The Yield Maintenance Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the Derivative Administrator pursuant to the Derivative Administration Agreement to receive and distribute funds with regards to the Yield Maintenance Agreement on behalf of the Supplemental Interest Trust. On each distribution date, the Derivative Administrator pursuant to the Derivative Administration Agreement will deposit into the Derivative Account certain amounts, if any, received from the Yield Maintenance Agreement Provider, from which distributions to the trust in respect of Interest Carry Forward Amounts to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loan and any Basis Risk Shortfall Carry Forward Amounts and the amounts necessary to maintain or restore the applicable Overcollateralization Target Amount to the extent not covered by Excess Spread will be made as described under "The Derivative Administration Agreement" in this prospectus supplement. For the avoidance of doubt, the Supplemental Interest Trust, the Yield Maintenance Agreement the Derivative Administration Agreement and the Derivative Account will not be assets of any REMIC.

      Under the Yield Maintenance Agreement and the Derivative Administration Agreement, on or before each distribution date, payments will be made by the Yield Maintenance Agreement Provider for the benefit of the holders of the offered certificates as described under "The Derivative Administration Agreement" in this prospectus supplement. The payment to be made by the Yield Maintenance Agreement Provider will be equal to the interest accrued during the related accrual period on the notional amount specified below at a cap rate equal to the excess of (i) One-Month LIBOR (as determined under the Yield Maintenance Agreement) over (ii) for each distribution date, the rates set forth below. The notional amount of the Yield Maintenance Agreement is equal to the lesser of (i) the aggregate Certificate Principal Balance of the offered certificates at the beginning of the related calculation period, and (ii) the notional amount set forth below:

     MONTH OF              NOTIONAL AMOUNT OF           CAP RATE OF YIELD
DISTRIBUTION DATE   YIELD MAINTENANCE AGREEMENT ($)  MAINTENANCE AGREEMENT (%)
-----------------   -------------------------------  -------------------------







      The Yield Maintenance Agreement Provider

      [The Yield Maintenance Agreement Provider is a ________ corporation and is a wholly-owned subsidiary of ________________.]

      [The Yield Maintenance Agreement Provider has long-term debt ratings from Standard & Poor's and Moody's of _______________.]

      [_____________________ will provide without charge a copy of the most recent publicly available annual report of ______________________. Written requests should be directed to _______________________.]

      [The Yield Maintenance Agreement Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding five paragraphs.]

      [The Yield Maintenance Agreement Provider is contingently liable to provide payments representing less than [10%] of the cash flow supporting the Class __ Certificates.]]

                     THE DERIVATIVE ADMINISTRATION AGREEMENT

      ______________________ will act as derivative administrator (in such capacity, the "Derivative Administrator") under a derivative administration agreement (the "Derivative Administration Agreement"). The Derivative Administrator will only be obligated to make payments to the trust received by the Swap Provider and the Yield Maintenance Agreement Provider under the Derivative Administration Agreement to the extent that it receives the related funds from the Swap Provider and the Yield Maintenance Agreement Provider, as applicable, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement, to the extent that it receives the related funds from the trust. The Derivative Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Derivative Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of ______________________ as trustee will also result in the resignation or removal, as applicable, of ______________________ as the Derivative Administrator.

      On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Interest Rate Swap Agreement and payments payable by the Yield Maintenance Agreement Provider to the Derivative Administrator under the Yield Maintenance Agreement will be deposited by the Derivative Administrator into the Derivative Account. On each distribution date, to the extent required, the Derivative Administrator will withdraw the following amounts from the Derivative Account to remit to the trustee for distribution to the certificates in the following order of priority:

      first, to each class of Class A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates -- Distributions on the Certificates --Interest Distributions" above;

      second, sequentially to the [Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates], in that order, to pay accrued interest, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Distributions" above, and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under "Description of the Certificates--Distributions on the Certificates--Interest Distributions" above;

      third, to pay, first to the Class A Certificates, on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

      fourth, to pay as principal to the offered certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under "Description of the Certificates--Excess Spread and Overcollateralization Provisions" above.

      Any amounts remaining in the Derivative Account after the distributions described in clauses first through fourth above will be distributed by the Derivative Administrator as set forth in the Derivative Administration Agreement.

      [Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

                            [THE CERTIFICATE INSURER

      The following information has been supplied by Ambac Assurance Corporation, the Certificate Insurer, for inclusion in this prospectus supplement.

      Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to the Certificate Insurer.

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 15, 2005; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three-month periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, August 2, 2005 and September 9, 2005, as they relate to Ambac Assurance Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

      The following table sets forth the capitalization of Ambac Assurance Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and June 30, 2005 in conformity with U. S. generally accepted accounting principles.

                  Ambac Assurance Corporation and Subsidiaries
                        Consolidated Capitalization Table
                              (Dollars in Millions)

                                                        December 31,       December 31,     June 30, 2005
                                                            2003              2004           (unaudited)
                                                        ------------       ------------     -------------
Unearned premiums
Long-term debt
Notes payable to affiliates
Other liabilities
   Total liabilities
Stockholder's equity:
   Common stock
   Additional paid-in capital
   Accumulated other comprehensive income
   Retained earnings
   Total stockholder's equity
   Total liabilities and stockholder's equity

      For additional financial information concerning Ambac Assurance Corporation, see the audited consolidated financial statements of Ambac Assurance Corporation incorporated by reference herein. Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac Assurance Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

      The Certificate Insurer's Credit Ratings

      The financial strength of the Certificate Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Certificate Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guarantee the market price or investment value of the Certificates nor does it guarantee that the ratings on the Certificates will not be revised or withdrawn.]

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately [____]% of the mortgage loans in Loan Group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, approximately [____]% of the mortgage loans in Loan Group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination; and approximately [____]% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see "The Mortgage Pool--Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

      These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

      Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

      The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the offered certificates will be influenced by, among other factors,

      o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the offered certificates;

      o     the delinquency and default experience of the mortgage loans; and

      o the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the residual certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

      To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

      We refer you to "Description of the Certificates -- Distributions on the Certificates" and " -- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

      The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

[YIELD SENSITIVITY OF THE MANDATORY AUCTION CERTIFICATES

      On the Mandatory Auction Distribution Date, the Auction Administrator will auction the Mandatory Auction Certificates to third-party investors. Proceeds from the auction will be used to pay the holders of the Mandatory Auction Certificates the Par Price. The Auction Administrator has entered into a Market Value Swap with the Swap Counterparty to cover any shortfall in the auction proceeds.

      [The Swap Counterparty's obligations under the market value swap will be guaranteed by BSC. If the Swap Counterparty defaults under the market value swap and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the Mandatory Auction Certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market. Investors in the Mandatory Auction Certificates should fully consider the risk that a default by the Swap Counterparty under the Market Value Swap and BSC under its guarantee may result in an investor's inability to sell the Mandatory Auction Certificates at the Par Price and such investors may incur a loss.]

      Additionally, the Mandatory Auction Date is on or about the date that the interest rates on the mortgage loans will begin to adjust. Prior to the Mandatory Auction Date, all of the mortgage loans will bear interest at a fixed rate. After the Mandatory Auction Date, the interest rates on the mortgage loans will adjust annually based on One-Year U.S. Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note. The Class Mandatory Auction Certificates bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the mortgage loans. As a result, if the Mandatory Auction Certificates are not purchased on the Mandatory Auction Distribution Date, investors' yields on future distributions dates will be sensitive to fluctuations in One-Year U.S. Treasury, the index on which the mortgage interest rates are based.]

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

      The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

      [Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and Yield Maintenance Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See "Description of the Certificates -- Excess Spread and Overcollateralization Provisions" and "The Interest Rate Swap Agreement".

      To the extent that the Pass-Through Rate on the offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. Additionally, the Yield Maintenance Agreement will provide some protection against Basis Risk Shortfalls to the extent of payments made under the Yield Maintenance Agreement on the applicable distribution date. However, payments under the Yield Maintenance Agreement are based on the lesser of the actual Certificate Principal Balance of the related class of certificates and the principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the Yield Maintenance Agreement providing insufficient funds to cover such shortfalls. To the extent that net amounts payable under the Interest Rate Swap Agreement and Yield Maintenance Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

      In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the offered certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the Swap Provider as described in this prospectus supplement. In addition, the Net Rate Cap and therefore the Pass-Through Rate on the offered certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this prospectus supplement.]

      The "last scheduled distribution date" for each class of offered certificates (other than the Class _______ Certificates) is the distribution date in ________ 20__, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class _______Certificates is the distribution date in [________ 20__, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

      o prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

      o Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this prospectus supplement, and

      o the majority holder of the Class CE Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this prospectus supplement. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this prospectus supplement.

      The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

      There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

      The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

      o the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

      o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in ________ 20__, in accordance with the payment priorities defined in this prospectus supplement;

      o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

      o scheduled payments are assumed to be received on the first day of each month commencing in ________ 20__, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in ________ 20__, and include 30 days interest thereon;

      o the level of Six-Month LIBOR and One-Month LIBOR remains constant at [______]% and [___]% per annum, respectively;

      o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

      o scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

      o scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

      o     the closing date for the certificates is _______, 200__;

      o except as indicated with respect to the weighted average lives, the majority holder of the Class CE Certificates or the master servicer, as applicable, does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

      o each loan group consists of the mortgage loans having the approximate characteristics described below:

      o [with respect to the Auction Certificates and the lines entitled "Weighted Average Life in years (to Mandatory Auction Distribution
            Date)" in the decrement tables, the Mandatory Auction Certificates are sold on the Mandatory Auction Distribution Date, the holders thereof receive the applicable Par Price and payment of the Par Price is treated as a reduction of the Principal Balance thereof to zero.]

                                                                REMAINING    ORIGINAL      REMAINING
                                        CURRENT     AGGREGATE    TERM TO   AMORTIZATION   AMORTIZATION                   INITIAL
                      CURRENT BALANCES  MORTGAGE  EXPENSE RATE  MATURITY       TERM           TERM      GROSS MARGIN  PERIODIC RATE
LOAN NUMBER  GROUP          ($)         RATE (%)       (%)      (IN MONTHS) (IN MONTHS)   (IN MONTHS)        (%)          CAP (%)
-----------  -----    ----------------  --------  ------------  ---------  ------------   ------------  ------------  -------------






                                                                               NUMBER OF         RATE                REMAINING
                         SUBSEQUENT     MINIMUM GROSS                         MONTHS UNTIL    ADJUSTMENT              INTEREST
                       PERIODIC RATE    MORTGAGE RATE      MAXIMUM GROSS       FIRST RATE     FREQUENCY             ONLY PERIOD
LOAN NUMBER    GROUP      CAP (%)            (%)         MORTGAGE RATE (%)     ADJUSTMENT    (IN MONTHS)    INDEX   (IN MONTHS)
-----------    -----   -------------    -------------    -----------------    -----------    -----------    -----   -----------










           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                              CLASS __ CERTIFICATES
                                              -------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           50%         75%        100%       125%      150%       175%      200%
-----------------                             ------        ------      ------     ------     ------    ------     ------    ------
Initial Percentage.....................        100%          100%        100%       100%       100%      100%       100%      100%
December 25, 2006......................
December 25, 2007......................
December 25, 2008......................
December 25, 2009......................
December 25, 2010......................
December 25, 2011......................
December 25, 2012......................
December 25, 2013......................
December 25, 2014......................
December 25, 2015......................
December 25, 2016......................
December 25, 2017......................
December 25, 2018......................
December 25, 2019......................
December 25, 2020......................
December 25, 2021......................
December 25, 2022......................
December 25, 2023......................
December 25, 2024......................
December 25, 2025......................
December 25, 2026......................
December 25, 2027......................
December 25, 2028......................
December 25, 2029......................
December 25, 2030......................
December 25, 2031......................
December 25, 2032......................
December 25, 2033......................
December 25, 2034......................
December 25, 2035......................
Weighted Average Life (in years)(1)....
Weighted Average Life (in years)(1)(2).

-----------------------

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)   To the first possible optional termination date.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

      The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

      Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve fund, and, for the avoidance of doubt, the Derivative Account, the Supplement Interest Trust, the Derivative Administration Agreement, the Yield Maintenance Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

      For federal income tax purposes, a beneficial owner of an offered certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a "REMIC regular interest component"). In addition, the trustee will treat the beneficial owner of each offered certificate as having entered into a limited recourse notional principal contract (a "notional principal contract component"). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to (A) in the case of the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to [(x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the notional amount set forth with respect to such distribution date in the discussion under "The Interest Rate Swap Agreement" (which will be substantially the same schedule attached to the Interest Rate Swap Agreement) multiplied by the Group I Swap Notional Allocation Percentage, multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date)], (B) in the case of the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to [(x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the notional amount set forth with respect to such distribution date in the discussion under "The Interest Rate Swap Agreement" (which will be substantially the same schedule attached to the Interest Rate Swap Agreement) multiplied by the Group II Swap Notional Allocation Percentage, multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date)], and (C) in the case of the Class M Certificates, the weighted average of the rates determined pursuant to clauses
(A) and (B) above, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in the related loan group the aggregate Certificate Principal Balance of the related senior certificates, and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an offered certificate may differ from the actual amount of distributions on such certificate.

      Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to an offered certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion under "--The Notional Principal Contract Component" below.

      It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the offered certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the offered certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each offered certificate.

[SPECIAL RULES APPLICABLE TO MANDATORY AUCTION CERTIFICATES

      Each holder of a Mandatory Auction Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the Market Value Swap. To the extent Auction Proceeds are less than the Par Price, a holder of a Mandatory Auction Certificate will be entitled to receive payments under the Market Value Swap, as more fully described above under "Description of the Certificates--Mandatory Auction." Alternatively, to the extent Auction Proceeds exceed the Par Price, the amount of such excess that is payable to the Swap Counterparty, as more fully described above under "Description of the Certificates--Mandatory Auction," should be deemed first as having been received by the holder of the related Mandatory Auction Certificate as part of the Auction Proceeds payable to such holder and then as having been paid by such holder to the Swap Counterparty under the Market Value Swap. The treatment of amounts received and deemed paid by a Mandatory Auction Certificateholder under the Market Value Swap will depend on the portion, if any, of the Mandatory Auction Certificateholder's purchase price allocable thereto. Under treasury regulations pertaining to REMICs, each holder of a Mandatory Auction Certificate must allocate its purchase price for that Certificate between its undivided interest in the corresponding REMIC regular interest and its undivided interest in the Market Value Swap in accordance with the relative fair market values of each property right. The OID Regulations provide that the trust's allocation of the issue price of a Mandatory Auction Certificate is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different than the trust's allocation. For tax reporting purposes, the trust intends to take the position that no significant consideration will be paid for the Market Value Swap and that the purchase price allocable to the interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest is equal to the purchase price of such Mandatory Auction Certificate. The IRS could disagree, and if its position were upheld, the holders of the Mandatory Auction Certificates could have income from original issue discount in addition to the stated interest on their Certificates or small offsets of premium against that stated interest.

      The interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest and the Market Value Swap should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of any such Certificate (including any gain or loss realized in connection with the mandatory transfer of such Certificate to a third-party investor on the Mandatory Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long such Certificate is held. A holder of a Mandatory Auction Certificate should be able to offset any such gain or loss with amounts received or deemed paid (as discussed above), as applicable, by such holder under the Market Value Swap. Treatment as a straddle also generally requires the holder to capitalize, rather than deduct, any interest and carrying charges allocable to the Certificate to the extent those charges exceed the ordinary income from the Certificate includible for the taxable year. In addition, the Mandatory Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

      The correct treatment of the Mandatory Auction Certificates is unclear. The IRS might assert that the Mandatory Auction Certificates represent the debt of, or other interest in, the Swap Counterparty. If such a position were upheld, it could affect the timing and character of the income on the Mandatory Auction Certificates, and such Certificates would not be treated as qualifying assets for purposes of Sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3) of the Code.

      Holders of the Mandatory Auction Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their Certificates.]

ALLOCATION

      A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components--the related REMIC regular interest component and the related notional principal contract component--in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each offered certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

ORIGINAL ISSUE DISCOUNT

      The REMIC regular interest components of the Class M-8 Certificates will, and the REMIC regular interest components of the other offered certificates may, be issued with original issue discount, referred to in this prospectus supplement as OID. A beneficial owner of an offered certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

THE NOTIONAL PRINCIPAL CONTRACT COMPONENT

      The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

      The portion of the overall purchase price of an offered certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of an offered certificate.

      Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year's amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract component should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" other than in connection with such individual's trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability.

      Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificates in any period and over the term of the offered certificate. As a result, the offered certificate may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

SALE OR EXCHANGE OF THE OFFERED CERTIFICATES

      Upon the sale, exchange or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the offered certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of
(x) the amount that would have been includable in the holder's gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder's income with respect to the REMIC regular interest component.

STATUS OF THE OFFERED CERTIFICATES

      The REMIC regular interest component of each offered certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each offered certificate will be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each offered certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the offered certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.



                              STATE AND OTHER TAXES

      None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

      All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus. As noted in the Prospectus, one requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

      The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

      o such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      o a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

      For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust , the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust . The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust . In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Underwriters' Exemption and the enumerated class exemptions.

      Each beneficial owner of a subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Moody's, S&P or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the senior certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

[ERISA CONSIDERATIONS WITH RESPECT TO THE MARKET VALUE SWAP

      The swap feature related to the Mandatory Auction Certificates under the Market Swap Agreement will not likely be eligible for the exemptive relief available under the Exemption. The transactions under the Market Value Swap are likely to be characterized under ERISA and Section 4975 of the Code as prohibited transactions between the owner of a Mandatory Auction Certificate and the Swap Counterparty, the party who has the contractual obligation to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for the Mandatory Auction Certificates, and the contractual right to receive the excess, if any, of the Auction Proceeds over the Par Price for the Mandatory Auction Certificates. Therefore, the purchase of a Mandatory Auction Certificate before the Mandatory Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Mandatory Auction Certificate and the Swap Counterparty (if it is a "party in interest" with respect to the Plan, as defined in the prospectus), unless an exemption is available.

      Accordingly, no Plan or other person using Plan Assets may acquire or hold a Mandatory Auction Certificate before the distribution date immediately following the Mandatory Auction Date unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of a Mandatory Auction Certificate, or any interest therein, who acquires a Mandatory Auction Certificate prior to the Mandatory Auction Distribution Date shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or person using Plan Assets or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above.

      If any Mandatory Auction Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Seller, the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      The sale of any Certificates to a Plan is in no respect a representation by the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.]



                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as the underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $___________ before deducting issuance expenses payable by the depositor, estimated to be $___________.

      The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

      The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor, the sellers and the master servicer.

      [As to any offering of the certificates, in addition to the method of distribution as described above, the distribution of any class of the certificates may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).]

                                  LEGAL MATTERS

      The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] New York, New York. [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] will also pass upon certain legal matters on behalf of the sponsor, the master servicer and Bear, Stearns & Co. Inc.

                                LEGAL PROCEEDINGS

      There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, any [20%] concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" and "Servicing of the Mortgage Loans -- The Master Servicer" for a description of the legal proceedings against the sponsor and the master servicer.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

      The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC, the depositor, the Yield Maintenance Agreement Provider and the Swap Provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the the trustee, any 10% concentration originator or the custodian. There are no affiliations among the master servicer, the trustee, any 10% concentration originator or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor's and Moody's.


                                         RATINGS
                                         -------

        CLASS            STANDARD & POOR'S          MOODY'S
        -----            -----------------          -------

        I-A-1                   AAA                   Aaa
        I-A-2                   AAA                   Aaa
        I-A-3                   AAA                   Aaa
         II-A                   AAA                   Aaa
         M-1                    AA+                   Aa1
         M-2                     AA                   Aa2
         M-3                    AA-                   Aa3
         M-4                     A                     A2
         M-5                     A-                    A3
         M-6                    BBB+                  Baa1
         M-7                    BBB                   Baa2
         M-8                    BBB-                  Baa3

      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

      In addition, the ratings by Standard & Poor's and Moody's do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

      [The ratings of Moody's and S&P also do not address whether a class of Mandatory Auction Certificates will receive its Par Price on any Mandatory Auction Distribution Date.]

      The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

      Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

      For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

      The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

      TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

      [The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

      The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.]

                          REPORTS TO CERTIFICATEHOLDERS

      [So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

      If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."]

                    INCORPORATION OF INFORMATION BY REFERENCE

      [There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.]

                             INDEX OF DEFINED TERMS

                                                                           Page
                                                                           ----


1998 Policy Statement ...........................................         S-116
Acoustic ........................................................          S-35
Additional Termination Events ...................................          S-83
Applied Realized Loss Amount ....................................          S-52
Basis Risk Shortfall ............................................          S-53
Basis Risk Shortfall Carry Forward Amount .......................          S-53
Certificate Principal Balance ...................................          S-53
Class A Certificates ............................................          S-53
Class A Principal Distribution Amount ...........................          S-53
Class I-A Principal Distribution Amount .........................          S-54
Class II-A Principal Distribution Amount ........................          S-54
Class M Certificates ............................................          S-54
Class M-1 Principal Distribution Amount .........................          S-54
Class M-2 Principal Distribution Amount .........................          S-54
Class M-3 Principal Distribution Amount .........................          S-55
Class M-4 Principal Distribution Amount .........................          S-56
Class M-5 Principal Distribution Amount .........................          S-56
Class M-6 Principal Distribution Amount .........................          S-57
Class M-7 Principal Distribution Amount .........................          S-58
Class M-8 Principal Distribution Amount .........................          S-59
Clearstream .....................................................          S-48
CNCEP ...........................................................    S-85, S-87
Code ............................................................         S-108
Compensating Interest ...........................................          S-45
CPR .............................................................          S-92
CSSF ............................................................          S-50
Current Interest ................................................          S-60
Current Specified Enhancement Percentage ........................          S-60
Derivative Account ..............................................          S-81
Derivative Administration Agreement .............................          S-88
Derivative Administrator ........................................          S-88
DTC .............................................................          S-48
Due Period ......................................................          S-60
Early Termination Date ..........................................          S-83
ERISA ...........................................................         S-112
Euroclear .......................................................          S-48
Excess Cashflow .................................................          S-60
Excess Spread ...................................................          S-60
Exemption .......................................................         S-112
Extra Principal Distribution Amount .............................          S-60
Financial Intermediary ..........................................          S-49
Fiscal Quarter ..................................................          S-60
Global Securities ...............................................           S-1
Group I Principal Distribution Amount ...........................          S-61
Group II Principal Distribution Amount ..........................          S-61
Illegality ......................................................          S-83
Insurance Proceeds ..............................................          S-61
Interest Carry Forward Amount ...................................          S-61
Interest Funds ..................................................          S-61
Interest Rate Swap Agreement ....................................          S-81
IRS .............................................................         S-109
[_____] .........................................................    S-85, S-87
LIBOR business day ..............................................          S-67
Liquidation Proceeds ............................................          S-62
Margin ..........................................................          S-62
MERS ............................................................          S-33
MERS(R) System ..................................................          S-33
Moody's .........................................................          S-13
NCUA ............................................................         S-116
Net Rate Cap ....................................................          S-63
notional principal contract component ...........................         S-108
Notional Principal Contract Regulations .........................         S-110
OTS .............................................................         S-116
Overcollateralization Amount ....................................          S-63
Overcollateralization Release Amount ............................          S-63
Overcollateralization Target Amount .............................          S-63
Parity Act ......................................................          S-32
Pass-Through Rate ...............................................          S-64
Plans ...........................................................         S-112
Prepayment Interest Shortfall ...................................          S-45
Prepayment Period ...............................................          S-64
Principal Distribution Amount ...................................          S-64
Principal Funds .................................................          S-64
PTE .............................................................         S-112
Realized Loss ...................................................          S-65
Relief Act ......................................................          S-65
Remaining Excess Spread .........................................          S-65
REMIC regular interest component ................................         S-108
Restricted Group ................................................         S-113
Rules ...........................................................          S-49
Special Servicer Trigger ........................................          S-47
Standard & Poor's ...............................................          S-13
Stated Principal Balance ........................................          S-65
Stepdown Date ...................................................          S-65
Subsequent Recoveries ...........................................          S-65
Supplemental Interest Trust .....................................          S-81
Supplemental Interest Trust Trustee .............................          S-81
Swap Default ....................................................          S-83
Swap Provider ...................................................          S-81
Swap Provider Trigger Event .....................................          S-84
Swap Termination Payment ........................................          S-84
Tax Counsel .....................................................         S-108
Tax Event .......................................................          S-83
Tax Event Upon Merger ...........................................          S-83
Termination Event ...............................................          S-83
Trigger Event ...................................................          S-66
Unpaid Realized Loss Amount .....................................          S-66
Yield Maintenance Agreement .....................................          S-86
Yield Maintenance Agreement Provider ............................          S-86

                                   SCHEDULE A

      The description herein of the mortgage loans is based upon estimates of the composition thereof as of [__] 1, 2006. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the Cut-off Date, (ii) requirements of the Rating Agencies, (iii) delinquencies or (iv) otherwise. In any such event, other mortgage loans may be included in the Trust. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary.

      Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the scheduled principal balance of the mortgage loans as of the Cut-off Date as set forth in this prospectus supplement by as much as five percent (5%). Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as five percent (5%) from amounts shown on the front cover hereof.

      FICO scores mentioned in this Schedule A to the Prospectus Supplement are not an indicator of the future performance of borrowers. Please see the risk factor "FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers" on page S-31 of this Prospectus Supplement.



CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED
                                                     PERCENTAGE OF                 AVERAGE       PERCENT FULL     PERCENT
       RANGE OF          NUMBER OF                       TOTAL       AVERAGE       COMBINED     DOCUMENTATION     INTEREST
     CREDIT SCORES       MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL   LOAN-TO-VALUE                       ONLY
                           LOANS         BALANCE         LOANS       BALANCE        RATIO
-----------------------------------------------------------------------------------------------------------------------------
         0 - 0
       480 - 499
       500 - 519
       520 - 539
       540 - 559
       560 - 579
       580 - 599
       600 - 619
       620 - 639
       640 - 659
       660 - 679
       680 - 699
       700 - 719
       720 - 739
       740 - 759
       760 - 779
       780 - 799
       800 - 819
       820 - 839
-----------------------------------------------------------------------------------------------------------------------------
   Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

DEBT-TO-INCOME RATIOS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                  PERCENTAGE                            WEIGHTED
       RANGE OF          NUMBER                       OF                   WEIGHTED     AVERAGE     PERCENT FULL   PERCENT
    DEBT-TO-INCOME         OF                       TOTAL       AVERAGE     AVERAGE     COMBINED    DOCUMENTATION  INTEREST
      RATIOS (%)        MORTGAGE    PRINCIPAL      MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE                  ONLY
                          LOANS       BALANCE       LOANS       BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------
     0.00% - 0.00%
     0.01% - 5.00%
     5.01% - 10.00%
    10.01% - 15.00%
    15.01% - 20.00%
    20.01% - 25.00%
    25.01% - 30.00%
    30.01% - 35.00%
    35.01% - 40.00%
    40.01% - 45.00%
    45.01% - 50.00%
    50.01% - 55.00%
-----------------------------------------------------------------------------------------------------------------------------
   Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------



ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                  PERCENTAGE                            WEIGHTED
                                                      OF                                AVERAGE     PERCENT FULL   PERCENT
  RANGE OF ORIGINAL    NUMBER OF                    TOTAL      AVERAGE     WEIGHTED     COMBINED    DOCUMENTATION  INTEREST
    MORTGAGE LOAN      MORTGAGE     PRINCIPAL      MORTGAGE   PRINCIPAL    AVERAGE    LOAN-TO-VALUE                  ONLY
PRINCIPAL BALANCES ($)   LOANS        BALANCE       LOANS      BALANCE   CREDIT SCORE    RATIO
-----------------------------------------------------------------------------------------------------------------------------
     $0 - $9,999
  $10,000 - $19,999
  $20,000 - $29,999
  $30,000 - $39,999
  $40,000 - $49,999
  $50,000 - $59,999
  $60,000 - $69,999
  $70,000 - $79,999
  $80,000 - $89,999
  $90,000 - $99,999
 $100,000 - $109,999
 $110,000 - $119,999
 $120,000 - $129,999
 $130,000 - $139,999
 $140,000 - $149,999
 $150,000 - $159,999
 $160,000 - $169,999
 $170,000 - $179,999
 $180,000 - $189,999
 $190,000 - $199,999


                                      A-2

 $200,000 - $209,999
 $210,000 - $219,999
 $220,000 - $229,999
 $230,000 - $239,999
 $240,000 - $249,999
 $250,000 - $259,999
 $260,000 - $269,999
 $270,000 - $279,999
 $280,000 - $289,999
 $290,000 - $299,999
 $300,000 - $309,999
 $310,000 - $319,999
 $320,000 - $329,999
 $330,000 - $339,999
 $340,000 - $349,999
 $350,000 - $359,999
 $370,000 - $379,999
 $380,000 - $389,999
 $390,000 - $399,999
 $400,000 and greater
-----------------------------------------------------------------------------------------------------------------------------
   Total / Weighted
       Average           14,412   748,420,525.54    100.00    51,930.37      692         97.61          20.22        11.19
-----------------------------------------------------------------------------------------------------------------------------

NET MORTGAGE RATES OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                PERCENTAGE OF                           AVERAGE     PERCENT FULL   PERCENT
     RANGE OF NET      NUMBER OF                    TOTAL      AVERAGE     WEIGHTED     COMBINED    DOCUMENTATION  INTEREST
  MORTGAGE RATES (%)   MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    AVERAGE    LOAN-TO-VALUE                  ONLY
                         LOANS       BALANCE        LOANS      BALANCE   CREDIT SCORE    RATIO
-----------------------------------------------------------------------------------------------------------------------------
   5.000% - 5.499%
   5.500% - 5.999%
   6.000% - 6.499%
   6.500% - 6.999%
   7.000% - 7.499%
   7.500% - 7.999%
   8.000% - 8.499%
   8.500% - 8.999%
   9.000% - 9.499%
   9.500% - 9.999%
  10.000% - 10.499%
  10.500% - 10.999%
  11.000% - 11.499%
  11.500% - 11.999%
  12.000% - 12.499%
  12.500% - 12.999%
  13.000% - 13.499%
  13.500% - 13.999%
  14.000% - 14.499%
  14.500% - 14.999%
  15.000% - 15.499%
  15.500% - 15.999%
  16.000% - 16.499%
  16.500% - 16.699%
  17.500% - 17.999%
-----------------------------------------------------------------------------------------------------------------------------
   Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

MORTGAGE RATES OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                PERCENTAGE OF                           AVERAGE     PERCENT FULL   PERCENT
       RANGE OF        NUMBER OF                    TOTAL      AVERAGE     WEIGHTED     COMBINED    DOCUMENTATION  INTEREST
  MORTGAGE RATES (%)   MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    AVERAGE    LOAN-TO-VALUE                  ONLY
                         LOANS       BALANCE        LOANS      BALANCE   CREDIT SCORE    RATIO
-----------------------------------------------------------------------------------------------------------------------------
   5.500% - 5.999%
   6.000% - 6.499%
   6.500% - 6.999%
   7.000% - 7.499%
   7.500% - 7.999%
   8.000% - 8.499%
   8.500% - 8.999%
   9.000% - 9.499%
   9.500% - 9.999%
  10.000% - 10.499%
  10.500% - 10.999%
  11.000% - 11.499%
  11.500% - 11.999%
  12.000% - 12.499%
  12.500% - 12.999%
  13.000% - 13.499%
  13.500% - 13.999%
  14.000% - 14.499%
  14.500% - 14.999%
  15.000% - 15.499%
  15.500% - 15.999%
  16.000% - 16.499%
  16.500% - 16.999%
  17.000% - 17.499%
  18.000% - 18.499%
-----------------------------------------------------------------------------------------------------------------------------
   Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
    RANGE OF ORIGINAL      NUMBER OF                   PERCENTAGE OF    AVERAGE    WEIGHTED     PERCENT FULL     PERCENT
        COMBINED           MORTGAGE      PRINCIPAL         TOTAL       PRINCIPAL    AVERAGE     DOCUMENTATION   INTEREST
LOAN-TO-VALUE RATIOS (%)     LOANS        BALANCE     MORTGAGE LOANS   BALANCE    CREDIT SCORE                     ONLY
-----------------------------------------------------------------------------------------------------------------------------
     10.01% - 15.00%
     15.01% - 20.00%
     25.01% - 30.00%
     30.01% - 35.00%
     35.01% - 40.00%
     40.01% - 45.00%
     45.01% - 50.00%
     50.01% - 55.00%
     55.01% - 60.00%
     60.01% - 65.00%
     65.01% - 70.00%
     70.01% - 75.00%
     75.01% - 80.00%
     80.01% - 85.00%
     85.01% - 90.00%
     90.01% - 95.00%
     95.01% - 100.00%
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                               PERCENTAGE OF             WEIGHTED     AVERAGE     PERCENT FULL     PERCENT
  STATE OR TERRITORY   NUMBER OF                   TOTAL      AVERAGE     AVERAGE     COMBINED    DOCUMENTATION   INTEREST
                       MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE                   ONLY
                         LOANS      BALANCE        LOANS      BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------
California
Florida
Arizona
Virginia
Georgia
Ohio
Maryland
Nevada
Texas
New Jersey
New York
Illinois
Colorado
Other  (1)
-----------------------------------------------------------------------------------------------------------------------------
   Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

JUNIOR RATIOS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                  PERCENTAGE                            WEIGHTED
        RANGE OF          NUMBER                      OF                   WEIGHTED     AVERAGE     PERCENT FULL   PERCENT
         JUNIOR             OF                      TOTAL       AVERAGE     AVERAGE     COMBINED    DOCUMENTATION  INTEREST
       RATIOS (%)        MORTGAGE   PRINCIPAL      MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE                  ONLY
                          LOANS       BALANCE       LOANS       BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------
     0.01% - 30.00%
    30.01% - 40.00%
    40.01% - 45.00%
    45.01% - 50.00%
    50.01% - 55.00%
    55.01% - 60.00%
   60.01% and greater
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------


MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                               PERCENTAGE OF             WEIGHTED      AVERAGE     PERCENT FULL   PERCENT
     LOAN PURPOSE      NUMBER OF                   TOTAL      AVERAGE     AVERAGE      COMBINED    DOCUMENTATION  INTEREST
                       MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE                    ONLY
                         LOANS      BALANCE        LOANS      BALANCE      SCORE        RATIO
-----------------------------------------------------------------------------------------------------------------------------
   Equity Refinance
       Purchase
  Rate/Term Refinance
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------


MORTGAGE LOAN DOCUMENTATION TYPE OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                               PERCENTAGE OF             WEIGHTED     AVERAGE     PERCENT FULL     PERCENT
  DOCUMENTATION TYPE   NUMBER OF                   TOTAL      AVERAGE     AVERAGE     COMBINED    DOCUMENTATION   INTEREST
                       MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE                   ONLY
                         LOANS      BALANCE        LOANS      BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------
   Full/Alternative
        Limited
   No Documentation
  No Income/No Asset
       No Ratio
 No Ratio / Verified
      Employment
     Stated Income
    Stated/Stated
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

OCCUPANCY TYPES OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                               PERCENTAGE OF             WEIGHTED     AVERAGE     PERCENT FULL     PERCENT
      OCCUPANCY        NUMBER OF                   TOTAL      AVERAGE     AVERAGE     COMBINED    DOCUMENTATION   INTEREST
                       MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE                   ONLY
                         LOANS      BALANCE        LOANS      BALANCE      SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------
       Investor
   Primary Residence
    Second/Vacation
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                 PERCENTAGE                         WEIGHTED
                                                     OF                  WEIGHTED    AVERAGE     PERCENT FULL     PERCENT
     PROPERTY TYPE      NUMBER OF                  TOTAL      AVERAGE     AVERAGE    COMBINED    DOCUMENTATION   INTEREST
                        MORTGAGE     PRINCIPAL    MORTGAGE   PRINCIPAL    CREDIT   LOAN-TO-VALUE                   ONLY
                          LOANS       BALANCE      LOANS      BALANCE     SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------
  Two- to four- family
         units
      Condominium
     Hi-Rise Condo
      Planned Unit
      Developments
     Single-family
       Townhouse
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------


PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                                                        AVERAGE     PERCENT FULL   PERCENT
  PREPAYMENT PENALTY   NUMBER OF               PERCENTAGE OF   AVERAGE     WEIGHTED     COMBINED    DOCUMENTATION  INTEREST
         TERM          MORTGAGE    PRINCIPAL       TOTAL      PRINCIPAL    AVERAGE    LOAN-TO-VALUE                  ONLY
                         LOANS       BALANCE   MORTGAGE LOANS  BALANCE   CREDIT SCORE    RATIO
-----------------------------------------------------------------------------------------------------------------------------
         None
       3 Months
       6 Months
       7 Months
       8 Months
       12 Months
       24 Months
       36 Months
       60 Months
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

INTEREST ONLY TERMS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                                                        AVERAGE     PERCENT FULL   PERCENT
  INTEREST ONLY TERM   NUMBER OF               PERCENTAGE OF   AVERAGE     WEIGHTED     COMBINED    DOCUMENTATION  INTEREST
                       MORTGAGE    PRINCIPAL       TOTAL      PRINCIPAL    AVERAGE    LOAN-TO-VALUE                  ONLY
                         LOANS       BALANCE   MORTGAGE LOANS  BALANCE   CREDIT SCORE    RATIO
-----------------------------------------------------------------------------------------------------------------------------
   Not Interest Only
      60 Months
      120 Months
-----------------------------------------------------------------------------------------------------------------------------
Total / Weighted Average
-----------------------------------------------------------------------------------------------------------------------------

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT, AND TAX
                            DOCUMENTATION PROCEDURES

      Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 200__-____ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

      Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

      Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

      Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

      As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

      9. borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

      10. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

      11. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

      Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

      Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

      Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

      U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

      U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

            o     a citizen or resident of the United States,

            o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

            o an estate the income of which is subject to United States federal income taxation regardless of its source, or

            o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

      As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                        $
                                  (APPROXIMATE)


             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 200__-____
                                 ISSUING ENTITY


                  ASSET-BACKED CERTIFICATES, SERIES 200__-____


                            EMC MORTGAGE CORPORATION
                           SPONSOR AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


                            BEAR, STEARNS & CO. INC.



      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200__-____ Asset-Backed Certificates in any state where the offer is not permitted.

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                        ___________, 200__

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
                                                    Subject to Completion, Dated
                                                                 March ___, 2006

(To Prospectus dated ___________, 200__)

                                        $
                                  (APPROXIMATE)

             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 200__-____

                                 ISSUING ENTITY

                    MORTGAGE-BACKED NOTES, SERIES 200__-____

                            EMC MORTGAGE CORPORATION

                           SPONSOR AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                    DEPOSITOR

                                ----------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The Notes represent obligations of the issuing entity only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, [___________________] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Distributions on the notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].
--------------------------------------------------------------------------------

The issuing entity is offering the following classes of Notes pursuant to this prospectus supplement and the accompanying prospectus:

--------------------------------------------------------------------------------------------------------
                                                                         ORIGINAL NOTE
                     ORIGINAL NOTE       PASS-THROUGH                      PRINCIPAL       PASS-THROUGH
      CLASS        PRINCIPAL BALANCE         RATE           CLASS           BALANCE            RATE
--------------------------------------------------------------------------------------------------------
    Class A                                (1)(2)                                          (1)(2)(3)
--------------------------------------------------------------------------------------------------------
   Class M-1                             (1)(2)(3)                                         (1)(2)(3)
--------------------------------------------------------------------------------------------------------
   Class M-2                             (1)(2)(3)                                         (1)(2)(3)
--------------------------------------------------------------------------------------------------------

(1) The pass-through rates on these classes of Notes are adjustable or variable rates [based on One-Month LIBOR and Six-Month LIBOR and] as described under "Summary--Description of the Notes--Pass-Through Rates" in this prospectus supplement.
(2)   Subject to a cap as described in this prospectus supplement.
(3)   Subject to a step-up if the optional termination right is not exercised.

The Notes represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:
o     excess spread;
o     overcollateralization;
o     cross-collateralization;
o     the interest rate swap agreement;
o     the yield maintenance agreement; and
o     subordination of the Class M-1 Notes and Class M-2 Notes.

[The interest rate swap agreement and the yield maintenance agreement will be between the indenture trustee and ______________________ for the benefit of the Noteholders.]

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., as the underwriter, will offer the Notes listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered Notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about _______, 200__.

                            BEAR, STEARNS & CO. INC.
            The date of this prospectus supplement is _______, 200__.

                                TABLE OF CONTENTS

                                                                            PAGE

                              PROSPECTUS SUPPLEMENT

Summary of Terms...............................................................2
Risk Factors..................................................................14
Use of Proceeds...............................................................21
Description of the Trust......................................................21
The Home Loan Pool............................................................23
The Sponsor...................................................................29
Servicing of the Home Loans...................................................32
Description of Credit Enhancement.............................................52
Description of the Securities.................................................54
Description of the Transfer and Servicing Agreements..........................59
Prepayment and Yield Considerations...........................................64
Material Federal Income Tax Consequences......................................73
ERISA Considerations..........................................................78
Underwriting..................................................................79
Legal Investment Considerations...............................................81
Ratings.......................................................................82
Legal Opinions................................................................82
Glossary of Terms.............................................................83

                                   PROSPECTUS

Important Notice About Information in this Prospectus and Each Accompanying
Prospectus Supplement..........................................................2
Risk Factors...................................................................4
Description of the Securities.................................................14
The Trust Funds...............................................................25
Credit Enhancement............................................................46
Servicing of Loans............................................................50
The Agreements................................................................59
Material Legal Aspects of the Loans...........................................71
The Depositor.................................................................84
Use of Proceeds...............................................................85
Material Federal Income Tax Considerations....................................85
Penalty Avoidance............................................................118
Reportable Transaction.......................................................118
State and Local Tax Considerations...........................................119
ERISA Considerations.........................................................119
Legal Matters................................................................127
Financial Information........................................................128
Available Information........................................................128
Incorporation of Certain Information by Reference............................128
Ratings......................................................................128
Legal Investment Considerations..............................................130
Plan of Distribution.........................................................130
Glossary of Terms............................................................131

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

      Annex I and Schedule A are incorporated into and a part of this prospectus supplement as if fully set forth herein.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

      You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions "Glossary" and "Index of Defined Terms" in this prospectus supplement or "Glossary of Terms" beginning on page 131 of the prospectus.

                              OFFERED CERTIFICATES

--------------------------------------------------------------------------------------------------------------------------
CLASS         PASS-THROUGH      INITIAL CURRENT        INITIAL RATING         DESIGNATION      SCHEDULED FINAL MATURITY
                             PRINCIPAL OR NOTIONAL
                  RATE               AMOUNT             (S&P/MOODY'S)                                   DATE(1)
--------------------------------------------------------------------------------------------------------------------------
A-1            [Variable]
              [Fixed] Rate     $               [__]       [__]/[__]             Senior              [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
M-1            [Variable]
              [Fixed] Rate     $               [__]       [__]/[__]           Subordinate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-2           [Fixed] Rate     $               [__]       [__]/[__]           Subordinate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
Total Offered Certificates:    $               [__]
--------------------------------------------------------------------------------------------------------------------------
                                                NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------
A-IO          [A Specific
            Fixed Rate will
              be provided]     $               [__]       [__]/[__]          Interest Only          [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-1           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-4           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-3           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
B-4            [Variable]
              [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
Total            Non-Offered
Certificates:                  $               [__]
--------------------------------------------------------------------------------------------------------------------------
Total Certificates:            $               [__]
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

      Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

TITLE OF SERIES:            Home Loan Asset-Backed Notes, Series _______ - ____

ISSUING ENTITY:             _____ Home Loan Owner Trust _______ - _____

OFFERED NOTES:              Class A, Class M-1 and Class M-2 Notes

NON-OFFERED CERTIFICATES:   Class A-IO, Class B-1, Class B-2, Class B-3,
                            Class B-4 and Residual Interest Certificates

ORIGINATOR:                 __________________

SPONSOR:                    EMC Mortgage Corporation

SERVICER:                   [__________________][To be expanded to include all
                            servicers of 10% or more of the asset pool]

DEPOSITOR:                  Bear Stearns Asset Backed Securities I LLC

INDENTURE TRUSTEE:          [__________________________][Additional information
                            with respect to the Trustee, required pursuant to
                            Item 1109 of Regulation AB, will be provided if applicable.]

OWNER TRUSTEE:              __________________________, acting not in its
                            individual capacity but solely as owner trustee

CUT-OFF DATE:               The close of business on __________ __, 200_

CLOSING DATE:               On or about ___________ __, 200_

MATURITY DATE:              ____________________.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE OFFERED NOTES

On the closing date, the trust will issue the three classes of notes listed on the cover of this prospectus supplement. Only the notes are being offered to you by this prospectus supplement and the accompanying prospectus.

Each class of notes that is being offered will be in book-entry form in minimum denominations of $100,000 clearing through DTC [in the United States or Clearstream or Euroclear in Europe].

See "Description of the Securities--Book-Entry Registration" in this prospectus supplement.

ISSUING ENTITY

The Issuing Entity will be a Delaware business trust formed under a trust agreement among the depositor, [the owner trustee and the co-owner trustee][and the owner trustee].

The assets of the trust include:

      o a pool of fixed rate, closed-end home equity loans, secured primarily by second liens on one- to four-family residential properties and the related loan files;

      o payments of interest due on the loans received on or after the cut-off date;

      o property that secured a home equity loan and has been acquired after the closing date by foreclosure or deed in lieu of foreclosure;

      o rights of the depositor under the home equity loan purchase agreement under which the depositor purchased the home equity loans from the seller;

      o rights of the seller under certain hazard insurance policies covering the mortgaged properties; and

      o funds on deposit in certain accounts described in this prospectus supplement.

THE MASTER SERVICER

The servicer is a ____________. Under the terms of the sale and servicing agreement, the servicer will have the contractual responsibility to service, manage and make collections on the loans in the trust. Each calendar month the servicer will retain as a fee for its services a portion of the interest payments on the loans equal to one-twelfth of ___% of the principal balance of each loan. [To be expanded to include all servicers of 10% or more of the asset pool.]

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SPONSOR

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

NO OBLIGOR OR GUARANTOR

The notes do not represent the obligation of any entity other than the trust. Neither the notes nor the loans in the trust are insured or guaranteed by any governmental agency or any other entity.


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                                      S-3

PAYMENT DATE

You will receive payments on the notes on the 25th day of each month, beginning in ________ 200_. If the 25th day is not a business day, then the distribution date will be the next business day.

LOAN STATISTICS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $[_________]. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties. The mortgage loans that we have mortgage loans that [may or may not ]conform to Freddie Mac and Fannie Mae loan limits.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or one, two, three or five years. The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "The Home Loan Pool" in this prospectus supplement. As to each mortgage loan, the Master Servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately [____]% a of the mortgage loans and approximately [____]% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

TOTAL POOL

The following table summarizes the approximate characteristics of all of the home loans [, including the subsequent mortgage loans,] in the trust fund as of the cut-off date:

Number of mortgage loans....................................................[--]
Percentage of mortgage loans with 100% loan-to-value (using
   original loan-to-value ratio for first liens and combined
   original loan-to-value ratio for second liens)..........................[--]%
Aggregate principal balance................................................$[--]
Average principal balance..................................................$[--]
Range of principal balances.......................................$[--] to $[--]
Range of mortgage rates...........................................[--]% to [--]%
Weighted average
 mortgage rate.............................................................[--]%
Weighted average original loan-to-value ratio (using
   original loan-to-value ratio for first liens and combined
   original loan-to-value ratio for second liens)..........................[--]%
Weighted average combined original loan-to-value ratio
   (using combined original loan-to-value ratio for first
   and second liens).......................................................[--]%
Weighted average stated remaining term to maturity...................[--] months
Range of stated remaining terms to maturity...........[--] months to [--] months
Type of mortgaged properties
 Single-family dwellings...................................................[--]%
 2-4 family dwellings......................................................[--]%
 Planned unit developments.................................................[--]%
 Condominiums..............................................................[--]%
Townhouse..................................................................[--]%
Owner-occupied.............................................................[--]%
State concentrations (greater than 5%)
 California................................................................[--]%
 Florida...................................................................[--]%
 Minnesota.................................................................[--]%
 Texas.....................................................................[--]%
 Illinois..................................................................[--]%
 Virginia..................................................................[--]%
 Georgia...................................................................[--]%
First lien.................................................................[--]%
Second lien................................................................[--]%
Balloon Loans..............................................................[--]%
Fixed Rate Loans...........................................................[--]%
Adjustable Rate Loans......................................................[--]%

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                                      S-4

--------------------------------------------------------------------------------

Weighted Average Gross Margin (per annum)*.................................[--]%
Weighted Average Cap at First Interest
 Adjustment Date (per annum)*..............................................[--]%
Weighted Average Periodic Cap (per annum)*.................................[--]%
Weighted Average Maximum Lifetime
 Mortgage Rate (per annum)*................................................[--]%
Weighted Average Months to First Interest
 Adjustment Date*....................................................[--] months

*Adjustable Rate Loans only

See "The Home Loan Pool" in this prospectus supplement for additional information.

[As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the indenture trustee to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

LOAN CHARACTERISTICS

Interest on the home loans will accrue at a fixed rate calculated on the "actuarial interest" method.

The home loans are fully amortizing.

A majority of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

Borrowers used their loan proceeds to finance

      o     property improvements,

      o     debt consolidation, or


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

See "The Home Loan Pool" in this prospectus supplement for additional information.

MONTHLY EXPENSE ADVANCES

The servicer may make cash advances on behalf of the trust to cover customary property protection expenses. Neither the servicer nor any other entity is required to advance delinquent principal or interest.

See "Description of the Transfer and Servicing Agreements--Servicing" in this prospectus supplement for additional information.

SERVICING FEE

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be ___% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

[REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.]

DESCRIPTION OF THE NOTES

GENERAL

The Class A-1 Notes are sometimes referred to in this prospectus supplement together as the senior notes, the Class A Notes.

The Class M-1 and Class M-2 Notes are sometimes referred to in this prospectus supplement collectively as the Class M Notes or the Subordinate Notes and together with the Class A Notes, the Offered Notes.

The assumed final payment date for the offered notes is _________ 20__.


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                                      S-6

--------------------------------------------------------------------------------

RECORD DATE

For each class of offered notes and any payment date, the last business day of the month preceding the month in which such payment date occurs.

DENOMINATIONS

For each class of offered notes, $[25,000] and multiples of $1.00 in excess thereof except that one note of each class may be issued in the remainder of such class.

REGISTRATION OF OFFERED NOTES

The trust will issue the offered notes initially in book-entry form. Persons acquiring interests in these offered notes will hold their beneficial interests through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System.

We refer you to "Description of the Notes--Book-entry Notes" in this prospectus supplement.

NOTE INTEREST RATES

The note interest rates for the offered notes are adjustable rates that may change from payment date to payment date.

On any payment date on or prior to the payment date in ______ 20__, the note interest rate for the Class A-1 Notes will be the lesser of (i) ______% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in ______ 20__, the note interest rate for the Class M-1 Notes will be the lesser of (i) ______% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in ______ 20__, the note interest rate for the Class M-2 Notes will be the lesser of (i) ______% per annum and (ii) the related available funds rate.

On any payment date after the payment date in ______ 20__, the note interest rate for the Class A-1 Notes will be the least of (i) one-year treasury note index (determined annually) as described in this prospectus supplement plus ___% per annum, (ii) ___% per annum and (iii) the related available funds rate. On any payment date after the payment date in ______ 20__, the note interest rate for the Class M-1 Notes will be the least of (i) one-year treasury note index (determined annually) as described in this prospectus supplement plus ___% per annum, (ii) ___% per annum and (iii) the related available funds rate. On any payment date after the payment date in ______ 20__, the note interest rate for the Class M-2 Notes will be the least of (i) one-year treasury note index (determined annually) as described in this prospectus supplement plus ___% per annum, (ii) ___% per annum and (iii) the related available funds rate.

The note interest rate for the offered notes will be subject to an available funds rate, expressed as a fraction, the numerator of which is equal to the interest received for the mortgage loans for the related payment date, multiplied by 12, and the denominator of which is the aggregate note principal balance of the offered notes immediately prior to such payment date.

If on any payment date the note interest rate for any class of offered notes is limited to the related available funds rate, the resulting interest shortfalls may be recovered by the holders of the related offered notes on the same payment date or future payment dates to the extent there are available funds remaining after certain other distributions on the offered notes and the payment of certain fees and expenses of the trust.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTEREST PAYMENTS

On each payment date, holders of the offered notes will be entitled to receive:

      o the interest that has accrued on the note principal balance of such notes at the related note interest rate during the related interest accrual period, and

      o     any interest due on a prior payment date that was not paid, less

      o     interest shortfalls allocated to such notes.

The interest accrual period for the offered notes will be the calendar month immediately preceding the calendar month in which a payment date occurs. Calculations of interest on the offered notes will be based on a 360-day year that consists of twelve 30-day months.

PRINCIPAL PAYMENTS

On each payment date, holders of the offered notes will receive a distribution of principal on their notes if there is cash available on that date for the payment of principal after the payment of interest on the offered notes as described in this prospectus supplement. You should review the priority of payments described under "Description of the Notes -- Distributions on the Notes" in this prospectus supplement. See also "Description of the Notes--Principal Distributions on the Senior Notes" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination. By issuing senior notes and subordinate notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The senior notes will have a payment priority over the subordinate notes and each class of Class M Notes with a lower numerical class designation will have payment priority over each class of Class M Notes with a higher numerical class designation.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the notes, beginning with the Class M Notes with the lowest payment priority then outstanding, until the note principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans is then allocated to the next most junior class of subordinate notes, until the note principal balance of each class of subordinate notes is reduced to zero. If no subordinate notes remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the Class A-1 Notes until its note principal balance is reduced to zero.

As of the closing date, the aggregate note principal balance of the Class M Notes will equal approximately ____% of the aggregate note principal balance of all classes of notes.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows: first on a pro rata basis to the related class or classes of Class A Notes, then on a pro rata basis to the unrelated class or classes of Class A Notes.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

OPTIONAL REDEMPTION

The holder of the Residual Interest Certificate, at its option, may effect an early redemption of the notes (and purchase of the certificates) on any payment date after the aggregate principal balance of the loans in the trust [together with the remaining amount in the pre-funding account] is reduced to 5% of the aggregate principal balance of the loans as of the cut-off date [, plus the amount in the pre-funding account as of the closing date]. If the Residual Interest Certificateholder fails to exercise its option for 30 days or more, the servicer will have the right to do so on the same terms as the Residual Interest Certificateholder.

If the option to redeem the notes is not exercised, the interest rate of each class of notes will be increased by 0.50%.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

      o Tax counsel is of the opinion that the notes will be treated as debt instruments.

      o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law..

See "ERISA Considerations" in this prospectus supplement and the accompanying prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1974, as amended.

NOTE RATINGS

The trust will not issue the notes unless they receive the following ratings:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Class                           [Rating Agency]                 [Rating Agency]

A
M-1
M-2

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by any rating agency.

See "Ratings" and "Risk Factors--Ratings of the Notes Should Be Viewed with Caution" in this prospectus supplement for additional information

LISTING

The notes are not listed, and no party to the transaction intends to list the notes on any stock exchange or to quote them in the automated quotation system of a registered securities association.

RISK FACTORS

There are risks associated with an investment in the notes. You should consider carefully the material risks disclosed under the heading "Risk Factors" beginning on page S-9 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.


--------------------------------------------------------------------------------

                              TRANSACTION STRUCTURE

                                                       ----------

                                                       Mortgagers            loan
            -------------------------------------------                    payments
            |              originate                             ---------------------------------
            |               loans                      ----------                                |
            |                                              ^                                     |
            v                                              |                                     v
       ----------                                          |                             ---------------------
                 -------------------------------------------                                    [______]
       Originator                                                                           Master Servicer
                                           amount                                        Aggregates collections-------------|
                                          financed                                                                          |
       ----------                                                                        ---------------------              |
          |   ^                                                                                                             |
purchase  |   |    loan purchase                                                                                            |
  loans   |   |        price                                                                                                |
          |   |                                                                                                             |
          v   |                                                                                                             |
 -----------------------                                                                                                    |
                                                                                                                            |
           EMC                                                                                                              |
         Sponsor                                                                                                            |
     Purchases loans                                                                                                        |
       Forms loans                                                                                                          |
                                                                                                                            |
 -----------------------                                                                                                    |
          |   ^                                                                                                             |
asset     |   |    net offering                                                                                             |
pool      |   |      proceeds                                                                                               |
          |   |                                                                                                             |
          v   |                                                                                                             |
 -----------------------                                                            -------------------------------         |
                                                      net offering                                                          |
         BSABS I                                        proceeds                          Bear Stearns & Co.       ------   |
        Depositor       <-----------------------------------------------------------          Underwriter               |   |
 Creating issuing entity                                                            Sells certificates to investors<--  |   |
                        ----------------------------------------------------------->                                 |  |   |
                                                      certificates                                                   |  |   |
 -----------------------                                                            -------------------------------  |  |   |
          |   ^                                                                                            offering  |  |   |
          |   |                                                                                            proceeds  |  |   |
          |   |                                                                                                      |  |   |
asset     |   |                                                                                                      |  |   |
pool      |   |    certificates                                                                                      |  |   |
          |   |                                                                                                      |  |   |
          |   |                                                                                                      |  |   |
          v   |                                                                     -------------------------------  |  |   |
--------------------------                                                                                           |  |   |
                                                                                         [__________________]        |  |   |
 Bear Stearns Asset Backed<---------------------------------------------------------   Trustee and Supplemental      |  |   |
 Securities [__________]                                                                Interest Trust Trustee     <--------|
     Issuing entity                                                                 Represents investors interests   |  |
       Holds pool                                                                        Calculates cashflows        |  |  monthly
   Issues certificates                                       |----------------------      Remits to investors        | distributions
--------------------------                                   |                      -------------------------------  |  |
                                                             |                                                       |  |
                                                             |                            Monthly distributions/     |  |
                                                             |                            Certain proceeds           |  |
                                                             |                            payable under the          |  |
                                                             |                            Yield Maintenance          |  |
                                                             |                            Agreement and Interest     |  |
                                                             |                            Rate Swap Agreement        |  |
                                                             |                                                       |  |
                                                             v                                                       |  |
                                                       ----------                                                    |  |
                                                                 <------------------------------------------------------|
                                                        Investors                                  certificates      |
                                                                 ----------------------------------------------------|
                                                       ----------

                                  FLOW OF FUNDS

                                        -------------------               -------
                                            Mortgagors                    Sponsor
                                        ------------------- Principal    /-------
       Insurance Proceeds               |     Monthly     | Prepayments /
         or Liquidation                 |    Principal    |            /
            Proceeds                    |   and Interest  |           /
                                        |                 |          /
                                        |                 |         /
                                        v                 v        /   Repurchase
                                                                  v      Price
                                     -----------------------------              -------------
--------        ------------->                  Servicer's        ------->      Servicing Fee
Servicer        ------------->            Protected Accounts                    -------------
--------                             -----------------------------


---------        Advance             -----------------------------              --------------------
 Master     ------------------>            Master Servicer        ------->        Master Servicer's
Servicer    <------------------          Collection Account                        Fee (including
  or          Reimbursement                                                      Trustee, Securities
Trustee        for Advance           -----------------------------                 Administrator,
---------                                        |                               Paying Agent and
                                                 |                                 Certificate
                                                 |                                Registrar's Fee
                                                 |                              --------------------
                                                 |     Available Funds
                                                 v
                                     -----------------------------
                                            Distribution
                                              Accounts

                                     -----------------------------
                                  /                                 \
                                 /                                   \
                      -----     /                             -----   \
                      | 1 |    /   $                          | 2 |    \   $
                      -----   /                               -----     \
                             /                                           \
                            /                                             \
                           v                                               v
                    ------------                                      ------------
                       Senior                                          Subordinate
                    Certificates                                      Certificates
                    ------------                                      ------------

                         SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

                                      M-2    ----
                                       |         |     In each case, until the
                                       |         |---  current principal balance
                                       |         |     equals zero.
                                      \|/        |
                                      M-1    ----
                                       |
                                       |
                                      \|/
          -----------------------------------------------------------
                               Senior Certificates

          (Losses are allocated on a pro rata basis based on current principal amounts; when the current principal amount equals zero, the loss is allocated to the remaining classes.)
          -----------------------------------------------------------

                                  RISK FACTORS

THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IDENTIFIES THE PRINCIPAL RISK FACTORS OF AN INVESTMENT IN THE CERTIFICATES.

IT MAY BE DIFFICULT TO RESELL        The underwriter intends to make a
THE NOTES........................    secondary market for the notes but has
                                     no obligation to do so. There is no
                                     assurance that such a secondary market
                                     will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                     The secondary market for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

PREPAYMENTS ON THE LOANS MAY
FLUCTUATE AND AFFECT THE AVERAGE
LIVES OF YOUR NOTES..............    All of the home loans in the trust may
                                     be prepaid in whole or in part at any
                                     time although [____] % require the
                                     payment of a prepayment fee for a
                                     limited period.  Home loans like those
                                     in the trust have been originated in
                                     significant volume only during the past
                                     few years, and the depositor is not
                                     aware of any publicly available studies
                                     or statistics on their rate of
                                     prepayment.  Generally, these loans are
                                     not viewed by borrowers as permanent
                                     financing.  As a result, the home loans
                                     in the trust may have a higher rate of
                                     prepayment than traditional loans.  The
                                     prepayment experience of the trust may
                                     be affected by a wide variety of
                                     factors, including

                                           o     general economic conditions,

                                           o     prevailing interest rates,

                                           o     availability of alternative
                                                 financing, and

                                           o     homeowner mobility.

                                     In addition, all of the home loans have
                                     due-on-sale provisions, which the
                                     servicer is required to enforce unless
                                     enforcement is not allowed by applicable law.

                                     The rate of prepayments of conventional
                                     housing loans and other receivables has
                                     fluctuated significantly in recent
                                     years.  In general, however, if
                                     prevailing interest rates fall
                                     significantly below the interest rates on the home loans in the trust, the loans are likely to prepay at a higher rate than if prevailing interest rates remained at or above the interest rates of these loans.

                                     The rate of prepayments on the home loans may affect the average life of your notes.

CREDIT ENHANCEMENT MAY BE
INADEQUATE........................   Credit enhancement will be provided by

                                           o     the subordination of the
                                                 certificates to the notes,

                                           o     the subordination of the Class
                                                 M-2 Notes to the Class M-1 and
                                                 Class A Notes, and

                                           o     the subordination of the Class
                                                 M-1 Notes to the Class A Notes.

                                     The notes are not insured by any
                                     financial guaranty insurance policy.

                                     If the home loans experience higher rates of delinquencies, defaults or losses than initially expected, the amounts available from the credit enhancement may be inadequate to cover the resulting delays or shortfalls in payments. If the amounts available from the available credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

HOME LOANS POSE PARTICULAR RISKS
OF DEFAULTS.......................   As purchasers of notes, you are protected
                                     to the extent of the available of credit enhancement against the risk of losses realized on the home loans. However, in the event that the credit enhancement provides inadequate protection, you will bear the losses on the home loans in the trust. The risks associated with the home loans include the following:

                                     Early Default.  Defaults on home loans
                                     are generally expected to occur more
                                     frequently in the early years of their
                                     terms.  The weighted average number of
                                     months since origination of the home
                                     loans as of the cut-off date is
                                     approximately ___ months, which is not a sufficiently long period of time to develop reliable performance data. Delinquencies may increase as the home loans become more seasoned.

                                     High LTV Ratios. Most of the home loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately _____% of the home loans have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default. In addition, in the case of home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, they may be unable to repay the home loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, those loans likely may experience higher rates of delinquencies, defaults and losses. In the case of loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of the borrower ultimately to repay the home loan.

                                     Junior Liens.  Substantially all of the
                                     home loans are secured by liens junior to one or more senior liens on the related mortgaged properties. In general, a junior lienholder may not foreclose on the related mortgaged property unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due under the senior mortgage or agree to make payments under the senior mortgage if the borrower is in default. As a result, in general, the servicer does not expect to foreclose on home loans secured by junior liens.

                                     Seller's Ability to Repurchase Defective
                                     Home Loans.  We cannot assure you that,
                                     at any particular time, the seller will
                                     be capable, financially or otherwise, of repurchasing home loans where repurchase is required as a result of breaches of representations and warranties or defects in the loan files that have not been cured. If the seller does not make these repurchases, the indenture trustee will use reasonable efforts to enforce the obligations of the seller to repurchase defective home loans. However, we cannot assure you that any recoveries will be adequate to fully cover amounts owing on the affected loans.

[TO THE EXTENT AMOUNTS ON DEPOSIT    [To the extent that the pre-funded amount
IN THE PRE-FUNDING ACCOUNT ARE       on deposit in the pre-funding account has
NOT USED, THERE MAY BE A             not been fully applied to the purchase of
MANDATORY PREPAYMENT ON THE CLASS    subsequent mortgage loans on or before
[__________] CERTIFICATES.] ......   [_______ __, 20__], the holders of the
                                     certificates will receive on the
                                     distribution date immediately following
                                     [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__________] Certificates on such distribution date.]

SERVICER DOES NOT ADVANCE
DELINQUENT PAYMENTS...............   If a borrower is delinquent or in default
                                     on a home loan, no other party will have any obligation to advance scheduled monthly payments of principal and interest on that loan. As a result, the amount of principal and interest received on the home loans during any particular due period may be less than the amount of principal and interest payable on the securities on the related payment date.

UNDERWRITING STANDARDS MAY AFFECT
LOAN PERFORMANCE..................   The seller's underwriting standards
                                     generally are less stringent than those
                                     of Fannie Mae or Freddie Mac.  For
                                     example, a borrower's past credit history may not preclude the seller from originating or purchasing a loan to that borrower, but it will reduce the size
                                     (and thus the combined loan-to-value
                                     ratio) of the loan that the seller is
                                     willing to originate or purchase.  As a
                                     result of this approach to underwriting, the home loans in the trust may have higher rates of delinquencies, defaults and foreclosures than loans underwritten in accordance with Fannie Mae's or Freddie Mac's guidelines. If loan losses occur, you may experience a loss on the notes.

SECURITY INTEREST WILL NOT BE
PERFECTED IN ALL HOME LOANS.......   ____________ or ______________________,
                                     as applicable, will deliver to
                                     ____________ the assignments of the home loan mortgages in recordable form within thirty days of the closing date. The indenture trustee will deliver all the assignments for recordation.

                                     _____________will deliver to the
                                     custodian the mortgage notes, the
                                     mortgages and any assumption or
                                     modification agreements relating to the
                                     home loans on or before the closing date and will deliver the assignments of each mortgage in recordable form within ninety days of the closing date. However, assignments of the mortgages to the indenture trustee will not be recorded in _________________ and ____________.
                                     Before delivery and recordation, the
                                     indenture trustee's interest in the
                                     mortgages, the mortgage notes and any
                                     proceeds from the home loans may be
                                     subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of ____________.

                                     In certain states where mortgaged
                                     properties are located, failure to record the assignments of the related mortgages to the indenture trustee will have the result of making the sale of the home loans potentially ineffective against:

                                           o     any creditors of __________ who
                                                 may have been fraudulently or
                                                 inadvertently induced to rely
                                                 on the home loans as assets of
                                                 __________; or

                                           o     any purchaser of a home loan
                                                 who had no notice of the prior
                                                 conveyance to the trust if the
                                                 purchaser perfects his interest
                                                 in the loan by taking
                                                 possession of the related
                                                 documents or other evidence of
                                                 indebtedness or otherwise.

                                     In either case, the trust would be an
                                     unsecured creditor of ____________.

ONLY LIMITED HISTORICAL
DELINQUENCY, LOSS AND PREPAYMENT
INFORMATION IS AVAILABLE..........   ____________ has limited historical
                                     delinquency and default experience for
                                     purposes of estimating the future
                                     delinquency and loss experience of the
                                     home loans in the trust.  In addition,
                                     the servicer does not have any meaningful historical performance data available for its portfolio of home loans similar to the home loans in the trust that are serviced for others because they reflect a variety of underwriting guidelines.

GEOGRAPHIC CONCENTRATION OF THE
LOANS MAY ADVERSELY AFFECT LOAN
PERFORMANCE.......................   Approximately _____% of the home loans
                                     (by principal balance as of the cut-off
                                     date) are secured by properties located
                                     in ________. To the extent that _______ has experienced or experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, this concentration of loans and contracts in ______ may increase the related risks. The depositor cannot quantify the impact of any recent property value declines on the loans in the trust or predict whether, to what extent or for how long these declines would continue.

RATINGS OF THE NOTES SHOULD BE
VIEWED WITH CAUTION...............   The ratings of the notes will depend
                                     primarily upon an assessment by the
                                     rating agencies of the home loans in the trust and upon the adequacy of credit enhancement. The rating agencies may reduce, suspend or withdraw the ratings of the notes at any time. When the rating agencies rate the notes, they are not recommending that you purchase, hold or sell the notes, as their ratings do not speak to the market price paid by, or the general suitability for, a particular investor. We cannot assure you that the ratings will stay the same for any given period of time or that the rating agencies will not lower or withdraw them.

FICO SCORES ARE NOT AN INDICATOR     Investors are encouraged to be aware that
OF FUTURE PERFORMANCE OF BORROWERS   FICO scores are based on past payment
                                     history of the borrower.  Investors are
                                     encouraged not to rely on FICO scores as an indicator of future borrower performance. See "The Mortgage Pool
                                     -General Underwriting Guidelines" and
                                     "The Mortgage Pool -___________
                                     Underwriting Guidelines"" in this
                                     prospectus supplement.

                                 USE OF PROCEEDS

      The proceeds from the sale of the notes, net of certain expenses, will be used by the trust to purchase the home loans from the depositor. The depositor will use the proceeds from the sale of the loans to the trust for the purchase of the loans from the seller. The seller in turn will use all or a substantial portion of the proceeds from the sale of the loans for general corporate purposes.

                        DESCRIPTION OF THE ISSUING ENTITY

GENERAL

      The issuing entity ________________ Home Loan Owner Trust 200_-_ will be a business trust formed under the laws of the state of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than

            o acquiring, holding and managing the home loans and the other assets of the trust and proceeds of those assets,

            o issuing the securities, including the notes and the certificates

            o     making payments on the securities, and

            o     engaging in related activities.

      On the closing date, the trust will purchase from the depositor home loans having an aggregate original pool principal balance of approximately $______________ as of the cut-off date, under the sale and servicing agreement to be dated as of _________ 1, 200_, among the trust, the depositor, the seller, the servicer, the co-owner trustee, the custodian and the indenture trustee. The depositor will purchase the home loans from the seller on the closing date under the home loan purchase agreement dated as of _________ 1, 200_, between the seller and the depositor.

      The assets of the trust will consist primarily of the home loans. The assets of the trust will also include:

            o payments of accrued interest and principal collected in respect of the home loans in the trust received after the cut-off date;

            o amounts on deposit in the collection account (excluding investment income thereon), the note payment account and the certificate distribution account;

            o     the related home loan files and credit files; and

            o certain other ancillary or incidental funds, rights and properties related to the foregoing.

On the closing date, the trust will include the unpaid principal balance of each home loan as of the cut-off date. The "principal balance" of a home loan on any day is equal to its cut-off date principal balance, minus all principal reductions credited against the principal balance of that loan since the cut-off date. The principal balance of a Liquidated Home Loan is zero.

      The servicer will be required to service the home loans pursuant to the sale and servicing agreement and will be compensated for its services as described under "Description of the Transfer and Servicing
Agreements--Servicing" in this prospectus supplement.

      The trust's principal offices are located in Wilmington, Delaware, in care of _____________________, as owner trustee, at the address set forth under "--The Owner Trustee and Co-Owner Trustee" below.

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

      ____________________ will act not in its individual capacity but solely as the owner trustee under the trust agreement. ______________________ is a Delaware _____________________ and its principal offices are located at ____________________________________, Delaware ________.

      Certain functions of the owner trustee under the trust agreement and the sale and servicing agreement will be performed by _________________________, in its capacity as co-owner trustee, including maintaining the certificate distribution account and making distributions from that account.

      ______________________ will also perform certain additional administrative functions on behalf of the trust pursuant to the terms of the administration agreement dated as of _________ 1, 200_ among the trust, _______________________
and ___________, as co-administrator. ______________________ will also perform custodial functions as custodian on behalf of the trust pursuant to the terms of the sale and servicing agreement.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transfered to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

      After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

      The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                               THE HOME LOAN POOL

GENERAL

      The home loan pool will consist of the home loans conveyed to the trust the related net proceeds of which were used to finance

            o     property improvements,

            o     debt consolidation, or

            o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

      Substantially all of the mortgage, deeds of trust and other security instruments securing the home loans will be junior in priority to one or more senior liens on the related mortgaged properties, which will consist primarily of owner-one-to four occupied single family residences. Substantially all of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

      The "combined loan-to-value ratio" of a home loan means the fraction, expressed as a percentage, the numerator of which is the principal balance of that loan at origination plus, in the case of a junior lien home loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of that home loan, and the denominator of which is the appraised or stated value of the related mortgaged property at the time of origination (determined as described under "The Seller--Underwriting Criteria" in this prospectus supplement).

      For a description of the underwriting criteria applicable to the home loans, see "The Seller--Underwriting Criteria" in this prospectus supplement.

      All of the home loans were acquired by the seller, were sold by the seller to the depositor under the home loan purchase agreement, and sold by the depositor to the trust under the sale and servicing agreement. Under the indenture, the trust will pledge and assign the home loans to the indenture trustee for the benefit of the noteholders. The trust will be entitled to all payments of interest and principal and all proceeds received in respect of the home loans on or after the cut-off date.

PAYMENTS ON THE HOME LOANS

      Each home loan provides for a schedule of payments that, if timely paid, will be sufficient to amortize fully the principal balance of the loan on or before its maturity date. The scheduled monthly payment dates of the home loans vary. Each home loan bears interest at a fixed rate. Interest on the home loans will accrue on an "actuarial interest" method. No home loan provides for deferred interest or negative amortization.

      The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination. Payments received after a grace period following the scheduled day are subject to late charges. A scheduled payment on a home loan received either earlier or later than its scheduled due date will not affect the amortization schedule or the relative application of the payment to principal and interest of the loan.

      Certain borrowers are covered by credit life insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related home loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month) in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by such a policy elects to cancel it, the amount of the premium refund payable in connection with the cancellation will be applied as a principal payment on the related home loan. Any proceeds received by the trust in respect of these types of insurance policies will affect the rate of prepayments on the home loans. See "Prepayment and Yield Considerations" in this prospectus supplement.

CHARACTERISTICS OF THE HOME LOANS

      Set forth below is certain statistical information regarding characteristics of the home loans expected to be included in the trust as of the date of this prospectus supplement. Prior to the closing date, the seller may remove any of the home loans intended for inclusion in the trust, substitute comparable loans or add comparable loans to the pool; provided, however, that the aggregate principal balance of home loans that are removed, replaced or added will not exceed 5% of the aggregate principal balance of the entire pool. As a result, the statistical information presented below regarding the characteristics of the home loans expected to be included in the trust may vary in certain respects from comparable information based on the actual composition of the home loan pool at the closing date. A schedule of the home loans included in the trust as of the closing date will be attached to the sale and servicing agreement.

      The home loans expected to be included in the trust will consist of approximately ________ loans having an aggregate principal balance of approximately $__________. [Approximately _____% of the home loans (by principal balance as of the cut-off date) were 30-59 days delinquent in payment as of that date. Approximately _____% of the home loans (by principal balance as of the cut-off date) were 60 days or more delinquent in payment as of that date.]


      [[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

      [The following tables set forth the historical delinquency experience of the Mortgage Loans:

                       NUMBER OF MORTGAGE LOANS DELINQUENT

                            AGGREGATE
                            SCHEDULED
               NUMBER       PRINCIPAL
    MONTH      OF LOANS       BALANCE       30 DAYS     60 DAYS    90 DAYS    120 DAYS    150 DAYS   180 DAYS   (ETC.)
    -----      --------       -------       -------     -------    -------    --------    --------   --------   ------
[prior month]    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[2 months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[3 months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[4 months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[continue
until lesser
of 3 years
or the time
such assets      [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
have existed]

       AGGREGATE SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS DELINQUENT

                            AGGREGATE
                            SCHEDULED
               NUMBER       PRINCIPAL
    MONTH      OF LOANS       BALANCE       30 DAYS     60 DAYS    90 DAYS    120 DAYS    150 DAYS   180 DAYS   (ETC.)
    -----      --------       -------       -------     -------    -------    --------    --------   --------   ------
[prior month]    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[2 months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[3 months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[4 months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[continue
until lesser
of 3 years
or the time
such assets      [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
have existed]

         ]

      Except as provided in the second preceding paragraph, the home loans are expected to have the approximate characteristics as of the cut-off date set
forth in the tables beginning on the [     ] page. The sums of the amounts and
percentages in the following tables may not equal the totals shown due to rounding.

      Wherever reference is made in this prospectus supplement to a percentage of the home loans, the percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the entire pool as of the cut-off date.

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT]

      [The indenture trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the indenture trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the indenture trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the indenture trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

      [Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Noteholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Noteholder and investors of the change.]

      [The pre-funding account will be established to provide the indenture trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Indenture. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Indenture.]

      [To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered notes will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

      [Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of notes.]

[INTEREST COVERAGE ACCOUNT]

      [On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of notes that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the noteholder. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

                                 THE ORIGINATORS

      [The principal originators of the home loans are: [Originator], with respect to approximately [____]% of the home loans in the aggregate; The remainder of the home loans were originated by various originators, none of which have originated more than 10% of the home loans in the aggregate.

      [Originators]

      [[Originator] ("[Originator]") is a
_________________________________________ (everything but prime) residential mortgage lender providing quality nonprime mortgage products. [Originator] originates loans through a nationwide network of independent loan brokers that are approved by [Originator].

      [Originator] has been an originator of home loans since [__], 19[__] and has originated Home loans of the type backing the certificates offered hereby since 19[__]. [Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by [one- to four-family residential real properties and individual condominium units.]

      [Originator]'s executive offices are located at
__________________________________.

      [The following table describes the size, composition and growth of [Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]

                                DECEMBER 31, 2003       DECEMBER 31, 2004        DECEMBER 31, 2005               [ ] 2006
                                -----------------       -----------------        -----------------               --------
                                            TOTAL                  TOTAL                     TOTAL                       TOTAL
                                          PORTFOLIO                PORTFOLIO               PORTFOLIO                   PORTFOLIO
         LOAN TYPE             NUMBER     OF LOANS      NUMBER     OF LOANS     NUMBER      OF LOANS       NUMBER       OF LOANS
         ---------             ------     --------      ------     --------     ------      --------       ------       --------
Residential Home loans......

      [Identification of, and information with respect to additional originators will be provided in accordance with Item 1110(b) if applicable.]

UNDERWRITING GUIDELINES

      The underwriting guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the mortgaged property. Some of the home loans bear higher rates of interest than mortgages loan that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of home loans underwritten in a more traditional manner. The home loans will have been originated in accordance with the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the home loans in the mortgage pool that were originated by the originators will represent these exceptions.

      Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure home loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, replacement cost analysis based on the current cost of constructing a similar home and, when deemed appropriate, market rent analysis based on the rental of comparable homes in the area. All appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The home loans were originated consistent with and generally conform to the underwriting guidelines' "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such home loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified. The underwriting guidelines require that home loans be underwritten in a standardized procedure that complies with applicable federal, state and local laws and regulations. The maximum amount loaned to a borrower and the maximum loan to value ratio allowed for that loan depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, homeownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property.

      In evaluating the credit quality of the borrowers, the originator utilizes credit bureau risk scores. Generally, each credit report provides a credit score for the borrower, such as FICO. The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period and range from the 300's to the 900's. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

      The underwriting guidelines require that the income of each applicant for a mortgage loan under the full/alternative documentation program be verified. The specific income documentation required for the originator's various programs is as follows: under the full/alternative documentation program, applicants are required to submit one written form of verification from the employer of stable income for at least 12 months. The documentation may take the form of a Verification of Employment form provided by the employer, the most recent pay stub with year-to-date earnings and the most recent W-2 or a copy of the borrower's federal tax returns. Under the full/alternative documentation program the borrower may choose to submit 12 consecutive months of personal checking account bank statements. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Income stated on the application is not verified under the stated income documentation program. Under the no income documentation program no income is disclosed on the application and no debt service to income ratio is calculated. All of the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, deposited by the applicant into escrow in the case of a purchase money loan is required.

                             STATIC POOL INFORMATION

      The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at ____________________________.

      Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                   LOAN RATES

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF                          NUMBER OF        PRINCIPAL       PRINCIPAL
LOAN RATES (%)                    HOME LOANS        BALANCE         BALANCE
--------------                    ----------    --------------    ------------
10.51 to 11.00................                  $                             %
11.01 to 11.50................
11.51 to 12.00................
12.01 to 12.50................
12.51 to 13.00................
13.01 to 13.50................
13.51 to 14.00................
14.01 to 14.50................
14.51 to 15.00................
15.01 to 15.50................
15.51 to 16.00................
16.01 to 16.50................
16.51 to 17.00................
17.01 to 17.50................
17.51 to 18.00................
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

      The weighted average loan rate of the home loans as of the cut-off date was approximately _____% per annum.

                           CURRENT PRINCIPAL BALANCES

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF CUT-OFF DATE             NUMBER OF        PRINCIPAL       PRINCIPAL
PRINCIPAL BALANCES ($)            HOME LOANS        BALANCE         BALANCE
----------------------            ----------    --------------    ------------

Up to 10,000.00...............                  $                             %
10,000.01 to 20,000.00........
20,000.01 to 30,000.00........
30,000.01 to 40,000.00........
40,000.01 to 50,000.00........
50,000.01 to 60,000.00........
60,000.01 to 70,000.00........
70,000.01 to 80,000.00........
80,000.01 to 90,000.00........
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

      The average principal balance of the home loans as of the cut-off date was approximately $_________.

                        ORIGINAL LOAN PRINCIPAL BALANCES

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF ORIGINAL                 NUMBER OF        PRINCIPAL       PRINCIPAL
PRINCIPAL BALANCES ($)            HOME LOANS        BALANCE         BALANCE
----------------------            ----------    --------------    ------------

Up to 10,000.00...............                  $                            %
10,000.01 to 20,000.00........
20,000.01 to 30,000.00........
30,000.01 to 40,000.00........
40,000.01 to 50,000.00........
50,000.01 to 60,000.00........
60,000.01 to 70,000.00........
70,000.01 to 80,000.00........
80,000.01 to 90,000.00........
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

      The average principal balance of the home loans at origination was approximately $_________.

                           REMAINING TERMS TO MATURITY


                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF REMAINING                NUMBER OF        PRINCIPAL       PRINCIPAL
TERM TO MATURITY (MONTHS)         HOME LOANS        BALANCE         BALANCE
-------------------------         ----------    --------------    ------------
  0 to  48....................                  $                             %
 49 to  60....................
 61 to 120....................
121 to 180....................
181 to 240....................
241 to 300....................
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

      The weighted average remaining term to maturity of the home loans as of the cut-off date was approximately ___ months.

                           ORIGINAL TERM TO MATURITY

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF MONTHS                   NUMBER OF        PRINCIPAL       PRINCIPAL
SINCE ORIGINATION                 HOME LOANS        BALANCE         BALANCE
-----------------                 ----------    --------------    ------------
  0 to  60....................                  $                            %
 61 to 120....................
121 to 180....................
181 to 240....................
241 to 300....................
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

      The weighted original term to maturity of the home loans as of the cut-off date was approximately ___ months.

                            GEOGRAPHIC CONCENTRATION

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
                                  NUMBER OF        PRINCIPAL       PRINCIPAL
             STATE                HOME LOANS        BALANCE         BALANCE
             -----                ----------    --------------    ------------
Alabama.......................                  $                             %
Alaska........................
Arizona.......................
Arkansas......................
California....................
Colorado......................
Connecticut...................
Delaware......................
Florida.......................
Georgia.......................
Idaho.........................
Illinois......................
Indiana.......................
Iowa..........................
Kansas........................
Kentucky......................
Louisiana.....................
Maine.........................
Maryland......................
Massachusetts.................
Michigan......................
Minnesota.....................
Mississippi...................
Missouri......................
Montana.......................
Nebraska......................
Nevada........................
New Hampshire.................
New Jersey....................
New Mexico....................
New York......................
North Carolina................
North Dakota..................
Ohio..........................
Oklahoma......................
Oregon........................
Pennsylvania..................
Rhode Island..................
South Carolina................
South Dakota..................
Tennessee.....................
Texas.........................
Utah..........................
Virginia......................
Washington....................
West Virginia.................
Wisconsin.....................
Wyoming.......................
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

                                  CREDIT SCORES

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF                          NUMBER OF        PRINCIPAL       PRINCIPAL
CREDIT SCORES                     HOME LOANS        BALANCE         BALANCE
-------------                     ----------    --------------    ------------
620 to 639....................                  $                             %
640 to 659....................
660 to 679....................
680 to 699....................
700 to 719....................
720 to 739....................
740 to 759....................
760 to 779....................
780 to 799....................
Greater than or equal to 800..
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

      Credit scores were determined prior to the origination of the related home loans. The weighted average credit score of the home loans as of the cut-off date was approximately ___.

                              DEBT-TO-INCOME RATIOS

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF                          NUMBER OF        PRINCIPAL       PRINCIPAL
DEBT-TO-INCOME RATIOS(%)          HOME LOANS        BALANCE         BALANCE
------------------------          ----------    --------------    ------------
5.01 to 10.00.................                  $                             %
10.01 to 15.00................
15.01 to 20.00................
20.01 to 25.00................
25.01 to 30.00................
30.01 to 35.00................
35.01 to 40.00................
40.01 to 45.00................
45.01 to 50.00................
50.01 to 55.00................
55.01 to 60.00................
                                  ----------    --------------    ------------
      Total...................              $                           100.00%
                                  ==========    ==============    ============

      The weighted average debt-to-income ratio of the home loans as of the cut-off date was approximately _____%.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
RANGE OF COMBINED                 NUMBER OF        PRINCIPAL       PRINCIPAL
LOAN-TO-VALUE RATIOS(%)           HOME LOANS        BALANCE         BALANCE
-----------------------           ----------    --------------    ------------
 15.01 to  20.00..............                  $                             %
 25.01 to  30.00..............
 30.01 to  35.00..............
 35.01 to  40.00..............
 40.01 to  45.00..............
 45.01 to  50.00..............
 50.01 to  55.00..............
 55.01 to  60.00..............
 60.01 to  65.00..............
 65.01 to  70.00..............
 70.01 to  75.00..............
 75.01 to  80.00..............
 80.01 to  85.00..............
 85.01 to  90.00..............
 90.01 to  95.00..............
 95.01 to 100.00..............
100.01 to 105.00..............
105.01 to 110.00..............
110.01 to 115.00..............
115.01 to 120.00..............
120.01 to 125.00..............
125.01 to 130.00..............
Greater than 130.00...........
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

                            MORTGAGED PROPERTY TYPES

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
                                  NUMBER OF        PRINCIPAL       PRINCIPAL
PROPERTY TYPE                     HOME LOANS        BALANCE         BALANCE
-------------                     ----------    --------------    ------------
Single Family.................                  $                            %
Condominium...................
Multifamily...................
Manufactured Housing..........
Two Families..................
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

                                  LIEN POSITION

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
                                  NUMBER OF        PRINCIPAL       PRINCIPAL
LIEN POSITION                     HOME LOANS        BALANCE         BALANCE
                                  ----------    --------------    ------------
First Lien....................                  $                            %
Second Lien...................
Third Lien....................
                                  ----------    --------------    ------------
      Total...................                  $                       100.00%
                                  ==========    ==============    ============

                                 OCCUPANCY TYPE

                                                                   PERCENT OF
                                                                    TOTAL BY
                                                   AGGREGATE       AGGREGATE
                                  NUMBER OF        PRINCIPAL       PRINCIPAL
OCCUPANCY TYPE                    HOME LOANS        BALANCE         BALANCE
--------------                    ----------    --------------    ------------
Owner Occupied.................                  $                            %
Non-Owner Occupied.............
                                  ----------    --------------    ------------
      Total....................                  $                    100.00%
                                  ==========    ==============    ============

                                   THE SPONSOR

      The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

      The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

      Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

      Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

      Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

      The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                 DECEMBER 31, 2003                   DECEMBER 31, 2004                     OCTOBER 31, 2005
                            ---------------------------         ----------------------------         ----------------------------
                                      TOTAL PORTFOLIO OF                  TOTAL PORTFOLIO OF                   TOTAL PORTFOLIO OF
       LOAN TYPE             NUMBER        LOANS                 NUMBER           LOANS               NUMBER          LOANS
-----------------------     ------   ------------------         -------   ------------------         -------   ------------------
Alt-A ARM                   12,268   $ 3,779,319,393.84          44,821   $11,002,497,283.49          62,521   $16,371,656,951.49
Alt-A Fixed                 15,907   $ 3,638,653,583.24          11,011   $ 2,478,381,379.40          15,444   $ 3,370,889,688.07
HELOC                           --   $               --              --   $               --           9,309   $   509,391,438.93
Neg-Am ARM                      --   $               --              --   $               --          20,804   $ 7,515,084,661.26
Prime ARM                   16,279   $ 7,179,048,567.39          30,311   $11,852,710,960.78          23,962   $11,960,110,456.13
Prime Fixed                  2,388   $ 1,087,197,396.83           1,035   $   509,991,605.86           1,346   $   426,879,747.26
Prime Short Duration         7,089   $ 2,054,140,083.91          23,326   $ 7,033,626,375.35          12,707   $ 4,687,378,638.50
ARM

Reperforming                 2,800   $   247,101,330.36           2,802   $   311,862,677.46           1,610   $   143,455,015.55
Seconds                         --   $               --          14,842   $   659,832,093.32          92,043   $ 4,491,782,148.34
SubPrime                    29,303   $ 2,898,565,285.44         102,759   $14,578,747,677.08          84,042   $13,400,254,946.87
Totals                      86,034   $20,884,025,641.01         230,907   $48,427,650,052.74         323,788   $62,876,883,692.40

      With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the home loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the trust, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer or master servicer is still servicing the related home loans.

      The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

[REPURCHASE OR SUBSTITUTION OF DEFECTIVE HOME LOANS

      The trust will have the option after the closing date to deposit monies into the collection account and release from the lien of the indenture any home loan upon foreclosure or default of the loan. The seller will be obligated either to repurchase any defective home loan or to remove the defective home loan and substitute a qualified substitute home loan. The purchase or repurchase of any home loan in this way (rather than its replacement through substitution) will result in accelerated principal payments on the securities.

      A home loan is deemed to be a defective home loan if the loan is in material breach of any of the representations and warranties made by the seller with respect to the loan in the home loan purchase agreement. From the date when it discovers or is notified of any such breach, the seller has 60 days to

            o     cure the breach in all material respects, or

            o repurchase the defective home loan on or before the first determination date after the 60-day period.

      Any repurchase will be effected at a purchase price equal to the principal balance of the defective home loan as of the date of repurchase, plus all accrued and unpaid interest on the loan to and including the due date in the most recent Due Period computed at the applicable loan rate. In lieu of repurchasing a defective home loan, the seller may replace the defective loan with one or more qualified substitute home loan(s).

            A "qualified substitute home loan" is a home loan substituted by the seller for a defective home loan, which, on the date of substitution:

            o has an interest rate that differs from the loan rate of the defective home loan it replaces by no more than one percentage point,

            o matures not more than one year later than and not more than one year earlier than the defective home loan,

            o has a principal balance (after application of all payments received on or prior to the date of the substitution) equal to or less than the principal balance of the defective home loan as of such date,

            o     has a lien priority no lower than the defective home loan,

            o complies as of the date of substitution with each representation and warranty set forth in the home loan purchase agreement with respect to the home loans, and

            o has a borrower with a comparable credit grade classification to that of the borrower under the defective home loan.

If a defective home loan is replaced by one or more qualified substitute home loans, the qualified substitute home loans may meet the criteria set forth in the first, second, third and last bullets above on an aggregate or weighted average basis.

      If the aggregate outstanding principal balance of the qualified substitute home loan(s) is less than the outstanding principal balance of the defective home loan(s), the seller will also deposit in the collection account a substitution adjustment amount equal to the shortfall. This will result in a prepayment of principal on the securities then entitled to receive principal in the amount of that shortfall.

      No assurance can be given that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing defective home loans or substituting qualified substitute home loans in the manner described above. If the seller repurchases, or is obligated to repurchase, defective home loans from any additional series of asset backed securities, the seller's financial ability to repurchase defective home loans from the trust may be adversely affected. In addition, other events relating to the seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the seller to repurchase defective home loans from the trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the servicer or the indenture trustee is unable to collect all amounts due to the trust in respect of a defective home loan, the resulting loss will be borne by noteholders to the extent that the loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.]

DUTIES OF CO-ADMINISTRATOR

      ___________, as co-administrator, will also perform certain administrative functions on behalf of the trust pursuant to the administration agreement.

                           SERVICING OF THE HOME LOANS

GENERAL

      EMC will act as the master servicer of the home loans pursuant to the Sale and Servicing Agreement, dated as of January 1, 2006, among the depositor, EMC, in its capacity as master servicer and sponsor, and the indenture trustee. The servicer may perform any of its obligations under the sale and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the home loans.

      In the event of a default by EMC under the Sale and Servicing Agreement, the indenture trustee, subject to the provisions of the Sale and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

[ADDITIONAL SERVICERS]

      [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

THE MASTER SERVICER

      EMC Mortgage Corporation ("EMC") will act as master servicer under the Agreement. See "The Sponsor" in this Prospectus Supplement.

      The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

      EMC will service the home loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

      EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

      As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

      The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                                 AS OF DECEMBER 31, 2003                                    AS OF DECEMBER 31, 2004
----------------------------------------------------------------------------------------------------------------------------------
                                               PERCENT      PERCENT                                       PERCENT      PERCENT
                 NO. OF                         BY NO.     BY DOLLAR        NO. OF                         BY NO.     BY DOLLAR
LOAN TYPE        LOANS     DOLLAR AMOUNT       OF LOANS      AMOUNT         LOANS     DOLLAR AMOUNT       OF LOANS      AMOUNT
---------      -------------------------------------------------------------------------------------------------------------------
ALTA-A ARM ...    2,439   $   653,967,869       1.40%         4.75%        19,498   $ 4,427,820,708         7.96%       15.94%
ALTA-A FIXED .   19,396   $ 3,651,416,057      11.14%        26.51%        25,539   $ 4,578,725,473        10.43%       16.48%
PRIME ARM ....    7,978   $   868,798,347       4.58%         6.31%         8,311   $ 1,045,610,015         3.39%        3.76%
PRIME FIXED ..   16,377   $ 1,601,411,491       9.40%        11.63%        14,560   $ 1,573,271,574         5.95%        5.66%
SECONDS ......   25,290   $   690,059,169      14.52%         5.01%        39,486   $ 1,381,961,155        16.13%        4.98%
SUBPRIME .....   76,166   $ 5,058,932,126      43.73%        36.73%       114,436   $13,706,363,250        46.74%       49.34%
OTHER ........   26,523   $ 1,249,014,373      15.23%         9.07%        23,010   $ 1,063,682,459         9.40%        3.83%
               -------------------------------------------------------------------------------------------------------------------
TOTAL ........  174,169   $13,773,599,432     100.00%       100.00%       244,840   $27,777,434,635       100.00%      100.00%

                                    AS OF OCTOBER 31, 2005
------------------------------------------------------------------
                                             PERCENT      PERCENT
                 NO. OF                       BY NO.     BY DOLLAR
LOAN TYPE        LOANS     DOLLAR AMOUNT     OF LOANS      AMOUNT
---------      ---------------------------------------------------
ALTA-A ARM ...   50,528   $11,821,548,094     11.65%      21.25%
ALTA-A FIXED .   34,038   $ 6,268,800,717      7.85%      11.27%
PRIME ARM ....    8,910   $ 1,267,784,249      2.05%       2.28%
PRIME FIXED ..   16,929   $ 2,343,126,437      3.90%       4.21%
SECONDS ......  136,562   $ 6,239,175,080     31.48%      11.21%
SUBPRIME .....  138,609   $19,037,928,201     31.95%      34.22%
OTHER ........   48,256   $ 8,655,251,712     11.12%      15.56%
               ---------------------------------------------------
TOTAL ........  433,832   $55,633,614,489    100.00%     100.00%

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the home loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing home loans for their own account, to the extent such procedures will be consistent with the Sale and Servicing Agreement.

      In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate provided that such reduced mortgage rate with respect to any mortgage loan, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the Sale and Servicing Agreement; provided that, such modification will not result in the imposition of taxes or otherwise adversely affect the trust. Any modified loan may remain in the trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the securities. Certain home loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the indenture trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. [In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.] Certain other home loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

      The master servicer will establish and maintain, in addition to the protected account described below under "--Protected Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Sale and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Sale and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Sale and Servicing Agreement.

      The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Sale and Servicing Agreement.

HAZARD INSURANCE

      The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Sale and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the indenture trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the home loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the hazard insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the home loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

      The master servicer, on behalf of the indenture trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED HOME LOANS

      The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other home loans serviced by the master servicer with respect to defaulted home loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted home loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Sale and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering home loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

      Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the home loans it will service as described below. The master servicer will be entitled to receive a fee as compensation for its activities under the Sale and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be _____% per annum. Interest shortfalls on the home loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

      In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges and penalties will be distributed to the holders of the Class P Certificates.

      The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this prospectus supplement.

PROTECTED ACCOUNT

      The master servicer will establish and maintain a custodial account, an account referred to in this prospectus supplement as the protected account into which it will deposit daily or at such other time specified in the Sale and Servicing Agreement all collections of principal and interest on any home loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any home loans repurchased, and advances made from the master servicer's own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the rating agencies.

      The master servicer will retain in the protected account for distribution directly to the indenture trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased home loans with respect to the home loans.

      On the business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the indenture trustee for deposit in the Distribution Account.

DISTRIBUTION ACCOUNT

      The indenture trustee shall establish and maintain in the name of the indenture trustee, for the benefit of the certificateholders, an account, referred to in this prospectus supplement as the Distribution Account, into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the protected account and all proceeds of any home loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the indenture trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Sale and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the indenture trustee, in permitted investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the Sale and Servicing Agreement.

      Any one or more of the following obligations or securities held in the name of the indenture trustee for the benefit of the certificateholders will be considered a permitted investment:

            (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

            (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the indenture trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

            (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

            (viii) interests in any money market fund (including any such fund managed or advised by the indenture trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

            (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the indenture trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

            (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

      On each distribution date, the indenture trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Securities-- Distributions on the Notes" in this prospectus supplement. The indenture trustee will be entitled to a indenture trustee fee equal to the indenture trustee fee rate, multiplied by the aggregate Stated Principal Balance of the home loans as of the due date in the month preceding the month in which such distribution date occurs. The indenture trustee fee rate will be [_____]% per annum. The indenture trustee will also be entitled to any amounts earned on funds in the Distribution Account. The indenture trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Sale and Servicing Agreement prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

      When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month shall, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the indenture trustee for deposit in the Distribution Account. We refer to such deposited amounts as "Compensating Interest." Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

            If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the indenture trustee within the number of days prior to the related distribution date set forth in the Sale and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Sale and Servicing Agreement would constitute an event of default under the Sale and Servicing Agreement. See "Description of the Certificates--Events of Default" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

      The Sale and Servicing Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the indenture trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      The Sale and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

      The Sale and Servicing Agreement will also provide for delivery to the indenture trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Sale and Servicing Agreement or servicing agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The Sale and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

            o the master servicer has proposed a successor master servicer to the indenture trustee and the indenture trustee has consented thereto, such consents not to be withheld unreasonably;

            o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

            o the indenture trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

      In addition, the master servicer may be removed from its obligations and duties as set forth in the Sale and Servicing Agreement. No such resignation or removal will become effective until the indenture trustee or a successor master servicer has assumed the master servicer's obligations and duties under the Sale and Servicing Agreement.

      The Sale and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Sale and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Sale and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Sale and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

      In addition, the Sale and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

      Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Sale and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

      [Servicer Events of Default. Subject to applicable cure periods, a "servicer event of default" will consist of any one of the following:

            o any failure of the servicer to deposit in the collection account any amount required to be deposited under the sale and servicing agreement, which failure continues unremedied for two business days;

            o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure continues unremedied for a period of 30 days after notice;

            o the cumulative loss experience with respect to the home loans exceeds certain levels as specified in the sale and servicing agreement; and

            o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations or the servicer shall dissolve or liquidate, in whole or part, in any material respect.

      If a servicer event of default occurs, the indenture trustee may remove the servicer. Removal of the indenture trustee will be mandatory if the indenture trustee receives the directive of the holders of a majority of the then outstanding amount of the notes. The servicer may resign, only in accordance with the terms of the sale and servicing agreement. No removal or resignation of the servicer shall become effective until the indenture trustee or a successor servicer acceptable to the indenture trustee shall have assumed the servicer's responsibilities and obligations.

      The servicer may not assign its obligations under the sale and servicing agreement, in whole or in part, unless it shall have first obtained the written consent of the indenture trustee, which consent shall not be unreasonably withheld. Any assignee must meet the eligibility requirements for a successor servicer set forth in the sale and servicing agreement.]

TABLE OF FEES AND EXPENSES

      The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

      All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

          ITEM                     FEE                         PAID FROM
----------------           -----------------      ------------------------------
Servicing Fee(1)           [____]% per annum      Home Loan Interest Collections
Indenture Trustee Fee(1)   [____]%  per annum     Home Loan Interest Collections

(1) The servicing fee and indenture trustee fee are paid on a first priority basis from collections allocable to interest on the home loans, prior to distributions to noteholders.

                        DESCRIPTION OF CREDIT ENHANCEMENT

SUBORDINATION AND ALLOCATION OF LOSSES

      Interest Payments. On each payment date, payments of interest on the securities will be made as follows:

            first, to the Class A Notes and the Class A-IO Certificates pro rata (based on the amount of interest payable thereon on that payment date),

            second, to the Class M-1 Notes,

            third, to the Class M-2 Notes,

            fourth, to the Class B-1 Certificates,

            fifth, to the Class B-2 Certificates,

            sixth, to the Class B-3 Certificates, and

            seventh, to the Class B-4 Certificates.

No interest will be paid on a security until all required interest payments have been made on each security with a higher order of priority.

      Principal Payments. On each payment date, payments of principal on the securities will be made in the following order:

            first, to the Class A Notes, until their Class Principal Balance is reduced to the Class A Optimal Principal Balance for that date;

            second, to the Class M-1 Notes, until their Class Principal Balance is reduced to the Class M-1 Optimal Class Principal Balance for that date;

            third, to the Class M-2 Notes, until their Class Principal Balance is reduced to the Class M-2 Optimal Principal Balance for that date;

            fourth, to the Class B-1 Certificates, until their Class Principal Balance is reduced to the Class B-1 Optimal Principal Balance for that date;

            fifth, to the Class B-2 Certificates, until their Class Principal Balance is reduced to the Class B-2 Optimal Principal Balance for that date;

            sixth, to the Class B-3 Certificates, until their Class Principal Balance is reduced to the Class B-3 Optimal Principal Balance for that date; and

            seventh, to the Class B-4 Certificates, until their Class Principal Balance is reduced to the Class B-4 Optimal Principal Balance for that date.

      Subordination. The rights of the holders of the Residual Interest Certificate to receive distributions on any payment date will be subordinate to the rights of the other securityholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the notes and to afford them protection against losses on the home loans. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

      On each payment date, any Allocable Loss Amount will be applied to reduce the Class Principal Balance of each class of the securities in the following order:

            first, to the Class B-4 Certificates, until their Class Principal Balance is reduced to zero;

            second, to the Class B-3 Certificates, until their Class Principal Balance is reduced to zero;

            third, to the Class B-2 Certificates, until their Class Principal Balance is reduced to zero;

            fourth, to the Class B-1 Certificates, until their Class Principal Balance is reduced to zero;

            fifth, to the Class M-2 Notes, until their Class Principal Balance is reduced to zero, and sixth, to the Class M-1 Notes, until their Class Principal Balance is reduced to zero.

No Allocable Loss Amounts will be allocated to the Class A Notes.

      On each payment date, a class of securities which previously had Allocable Loss Amounts allocated to it will be entitled to receive any Deferred Amounts available on that payment date, up to the amount of any unreimbursed allocation of Allocable Loss Amounts, in the following order of priority:

            first, to the Class M-1 Notes,

            second, to the Class M-2 Notes,

            third, to the Class B-1 Certificates,

            fourth, to the Class B-2 Certificates,

            fifth, to the Class B-3 Certificates, and

            sixth, to the Class B-4 Certificates.

      [Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

      The trust will issue the Class A, Class M-1 and Class M-2 Notes pursuant to the indenture. The trust will also issue the Class A-IO, Class B-1, Class B-2, Class B-3 Certificates, Class B-4 and the Residual Interest Certificates pursuant to the trust agreement dated as of __________ 1, _______ among the depositor, the owner trustee and the co-owner trustee. The notes will be secured by the assets of the trust pursuant to the indenture. The certificates will represent the ownership interest in the trust. The certificates are not being offered by this prospectus supplement.

      On each payment date, the indenture trustee or its designee and the owner trustee or its designee will pay to the persons in whose names the securities are registered on the related record date (which is the last business day of the month immediately preceding the month in which the related payment date occurs) the portion of the aggregate payment to be made to each securityholder as described below. A "certificateholder" is a holder of record of any class of certificates as of the related record date. A "noteholder" is a holder of record of any class of notes as of the related record date. A "securityholder" is either a certificateholder or a noteholder. Except under certain limited circumstances, payments on the notes will be made to their beneficial owners only through DTC and its participants.

      BOOK-ENTRY AND DEFINITIVE NOTES

      The notes will be issued as book-entry notes in the form of beneficial interests in one or more restricted global certificates, deposited with a custodian for The Depository Trust Company (DTC). The notes will not be issued in bearer form. Beneficial interests in the notes may be held in denominations of $100,000 or any greater integral multiples of $1. The registered holders of the notes are sometimes referred to in this section as "noteholders" and the owners of beneficial interests in the book-entry notes as "noteowners."

      BOOK-ENTRY NOTES. The notes will be represented initially by one or more book-entry notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Owners of beneficial interests in book-entry notes that are not participants or indirect participants of DTC but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes through participants, as described below. It is anticipated that the only noteholder of record of the book-entry notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as "noteholders", as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants on whose behalf it acts with respect to the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective note owners. Accordingly, although note owners will not hold physical certificates for the notes represented by the book-entry notes, DTC's rules provide a mechanism by which note owners will receive payments and will be able to transfer their interests in the notes.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the book-entry notes, may be limited due to the lack of a physical certificate.

      DTC has advised the trust that, unless and until physical notes are issued in registered form, it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include such undivided interests.

      Except as required by law, none of the depositor, the trust, the owner trustee, the seller, the servicer, the co-owner trustee or the indenture trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the book-entry notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      PHYSICAL NOTES. Physical notes will be issued in registered form to noteholders or their nominees, rather than to DTC, only if

            o DTC advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to notes and the indenture trustee is unable to locate a qualified successor;

            o the trust, at its sole option and with the consent of the indenture trustee, elects to terminate the book-entry system through DTC; or

            o after the occurrence of any indenture event of default, DTC, at the direction of noteowners having a majority in interest of the notes, advises the indenture trustee in writing that the continuation of a book-entry system through DTC (or its successor) to the exclusion of any physical securities being issued to noteowners is no longer in the best interest of the noteowners.

Upon issuance of physical notes in registered form, the notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the indenture trustee with respect to transfers, notices and distributions.

      The holder of any physical note may exchange the same in whole or in part (in an original principal amount equal to $100,000 or any greater integral multiple of $1) for other physical notes or, if the holder is entitled to hold an interest in book-entry notes (subject to the rules and procedures of DTC), for a beneficial interest in book-entry notes by surrendering the physical note to the indenture trustee (and completing the form of transfer on the reverse of the note) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in this connection.

PAYMENTS

      AVAILABLE COLLECTION AMOUNT. Payments on the securities on each payment date will be made from the Available Collection Amount. The Available Collection Amount will be calculated on each determination date, which is the second business day prior to the related payment date. The indenture trustee will withdraw from the collection account for deposit in the note payment account and the certificate distribution account the available collection amount on the business day prior to each payment date.

      PAYMENTS OF INTEREST. Interest on the Class Principal Balance (or class notional balance) of each class of securities will accrue during each accrual period at the applicable interest rate described in this prospectus supplement, and will be payable to securityholders on each payment date, commencing in ____________. The "accrual period" for each class of securities will be the calendar month preceding the month in which the related payment date occurs. Interest on each class of securities will be calculated on the basis of an assumed 360-day year of twelve 30-day months.

      The interest rate on any Class A-IO Certificate for any payment date will be equal to the excess of

            o     the net weighted average rate for that payment date

over

            o     _____%.

The "class notional balance" of the Class A-IO Certificates and any payment date, will equal the aggregate principal balance of the total home loan pool as of the first day of the related Due Period. The "net weighted average loan rate" with respect to any payment date will be the annual rate equal to the weighted average (by principal balance) of the home loan rates as of the first day of the related Due Period, as reduced by the servicing fee rate, owner trustee fee rate and the indenture trustee fee rate.

      Payments of interest on the securities will be made from the available funds, i.e., the Available Collection Amount remaining after payment of the fees payable to the indenture trustee, the owner trustee and the co-owner trustee. Under certain circumstances the amount available to make interest payments on any payment date could be less than the amount of interest due on all of the securities on that date. Any interest deficiency with respect to any class of securities, along with interest at the interest rate for that class on the deficiency (if permitted by applicable law), will be paid to holders of each affected class of securities on subsequent payment dates to the extent that sufficient funds are available. The trust will remain obligated to pay interest deficiencies on the securities, which are carried forward until the deficiencies have been paid. See "--Rights of Noteholders upon Occurrence of Event of Default" below.

      PAYMENTS OF PRINCIPAL. Principal payments will be made from the Available Collection Amount remaining after payment of the fees payable to the indenture trustee, the owner trustee and the co-owner trustee on each payment date in an amount equal to the Regular Principal Payment Amount.

PAYMENT PRIORITIES OF THE SECURITIES

      See "Description of the Transfer and Servicing Agreements--Priority of Payments" in this prospectus supplement.

OPTIONAL REDEMPTION

      The Residual Interest Certificateholder may (and, if the Residual Interest Certificateholder does not exercise its option for 30 days or more, then the servicer may) effect an early redemption of the notes and purchase of the certificates on any payment date on or after which the aggregate principal balance of the total loan pool declines to 5% or less of the aggregate principal balance of the pool as of the cut-off date by depositing with the indenture trustee an amount equal to the termination price. The first payment date on which this option may be exercised is the "initial call date" On the first payment date after the initial call date, the interest rate of each class of securities with a Class Principal Balance will be increased by _____% if the early redemption is not effected.

      The termination price as of the related payment date is equal to the sum of

            o the aggregate Class Principal Balance of the outstanding securities, together with all accrued and unpaid interest thereon at the applicable interest rates,

            o any due and unpaid servicing fees or other servicing compensation,

            o any unreimbursed servicing-related advances, including any servicing-related advances deemed to be nonrecoverable,

            o any unreimbursed Deferred Amounts owed to the classes of notes, and

            o any due and unpaid indenture trustee fees, owner trustee fees and co-owner trustee fees.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

      Events of default under the indenture will include, without limitation, the following:

            o default for a period in excess of five days in the payment of any interest on any note or default in the payment of the entire principal balance (including any Deferred Amount to the extent required to be paid under the indenture) of any note on its maturity date;

            o default in the observance or performance of any covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture which is was not eliminated or otherwise cured, for a period of 30 days after notice to the trust; and

            o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the trust and certain actions by the trust indicating insolvency, reorganization or inability to pay its obligations or if the trust shall dissolve or liquidate, in whole or in part, in any material respect.

      A failure to pay the full amount of the portion of the noteholders' Interest Payment Amount within five days of the payment date on which the payment is due (without regard to the amount of available funds) will constitute an indenture event of default. Until the notes have been declared due and payable upon an indenture event of default, the holders of the notes may not request the indenture trustee to take any action, other than the application of available funds to principal and interest as provided in this prospectus supplement, and may not otherwise take or cause any action to be taken to enforce the obligation of the trust to pay principal and interest on the notes. Upon the occurrence of a servicer event of default, the indenture trustee may have the right to terminate the servicer.

      Subject to the conditions specified under "Description of the Transfer and Servicing Agreements--Duties of Owner Trustee and Indenture Trustee" in this prospectus supplement, upon the occurrence and continuation of an indenture event of default, holders of the "most senior class" of notes (as defined in the sale and servicing agreement) representing more than 66 2/3% of the then outstanding amount of that class of notes may exercise their remedies under the indenture.

      These remedies include:

            o the right to declare the principal of each class of notes to be immediately due and payable, and

            o the right to direct the indenture trustee's actions under the indenture to consent to the sale of the assets pledged to secure the notes.

However, if the amount payable to noteholders from the proceeds of a sale of assets sale will not be sufficient to discharge in full all unpaid principal and interest accrued (including any Deferred Amounts) on the outstanding notes, such direction shall require the request of the holders of 100% of the outstanding amount of the notes.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      Set forth below is a description of the material provisions of the following transfer and servicing agreements:

            o     the home loan purchase agreement,

            o     the indenture,

            o     the sale and servicing agreement,

            o     the administration agreement, and

            o     the trust agreement.

      The description of each of the transfer and servicing agreements is subject to, and qualified in its entirety by reference to, all the provisions of the applicable transfer and servicing agreements. Where particular provisions or terms used in the transfer and servicing agreements are referred to, the provisions or terms are as specified in the applicable transfer and servicing agreement.

      Copies of the transfer and servicing agreements will be filed with the SEC after the closing date.

[SALE AND ASSIGNMENT OF THE HOME LOANS

      On the closing date, the seller will sell the home loans to the depositor (excluding, the right to receive prepayment fees and prepayment penalties, which right will be retained by the seller), and the depositor will sell the home loans to the trust (excluding, the right to receive prepayment fees and prepayment penalties which right will be retained by the seller). The trust will, concurrently with the sale of the home loans, deliver the securities to the depositor. The trust will pledge and assign the home loans to the indenture trustee in exchange for the notes. Each home loan in the trust will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

      In addition, the seller will, as to each home loan, deliver the related home loan files to the custodian. The file for each home loan will contain:

            o the related mortgage note endorsed to the order of the indenture trustee without recourse,

            o     any assumption and modification agreements,

            o the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

            o an assignment of the mortgage in the name of the indenture trustee in recordable form, and

            o     any intervening assignments of the mortgage.

      With respect to a substantial number of the home loans, the assignment from _______ to __________ will not have been recorded. The indenture trustee will record these assignments within _____ days after the closing date. See "Risk Factors--Security interest will not be perfected in all the home loans" in this prospectus supplement. Assignments of the mortgages to the indenture trustee will be recorded by the indenture trustee in the real property records for those states in which such recording is deemed necessary to protect the trust and the indenture trustee's interest in the home loans against the claims of certain creditors of the seller or subsequent purchasers. In these circumstances, the indenture trustee will deliver the assignments to the custodian after recordation. In the event that, with respect to any home loan as to which recordation of the related assignment is required, the seller cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the conveyance of the loan under the sale and servicing agreement because they have not yet been returned by the public recording office, the seller will deliver to the custodian a certified true photocopy of mortgage or assignment. The seller will deliver to the custodian each mortgage or assignment with evidence of recording indicated thereon upon receipt from the public recording office. The indenture trustee or the custodian will review each home loan file within 30 days after the conveyance of the related home loan to the trust to ascertain that all required documents have been executed and received.]

PRIORITY OF PAYMENTS

      On the business day prior to each payment date, the indenture trustee will withdraw from the collection account the Available Collection Amount for deposit into the payment accounts. On each payment date, the indenture trustee will make withdrawals from the applicable payment account for application of the amounts specified below in the following order of priority:

            first, to provide for the payment to the servicer of the servicing fees and other servicing compensation and all unpaid servicing fees and other servicing compensation from prior Due Periods to the extent not previously retained by the servicer or withdrawn from the collection account and paid to the servicer;

            second, to each of the indenture trustee, the co-owner trustee and the owner trustee, the fees due and payable on that payment date;

            third, to the holders of the Class A Notes and the Class A-IO Certificates, pro rata, the portion of the Noteholders' Interest Payment Amount and Certificateholder's Interest Distribution Amount, respectively, required to be paid in respect of that class on that payment date;

            fourth, to the holders of the Class M-1 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-1 Notes on that payment date;

            fifth, to the holders of the Class M-2 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-2 Notes on that payment date;

            sixth, to the holders of the Class B-1 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-1 Certificates on that payment date;

            seventh, to the holders of the Class B-2 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-2 Certificates on that payment date;

            eighth, to the holders of the Class B-3 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-3 Certificates on that payment date;

            ninth, to the holders of the Class B-4 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-4 Certificates on that payment date;

            tenth, to the holders of the Class A Notes, the amount necessary to reduce their Class Principal Balance to the Class A Optimal Principal Balance for that payment date;

            eleventh, to the holders of the Class M-1 Notes, the amount necessary to reduce their Class Principal Balance to the Class M-1 Optimal Principal Balance for that payment date;

            twelfth, to the holders of the Class M-2 Notes, the amount necessary to reduce their Class Principal Balance to the Class M-2 Optimal Principal Balance for that payment date;

            thirteenth, to the holders of the Class B-1 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-1 Optimal Principal Balance for that payment date;

            fourteenth, to the holders of the Class B-2 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-2 Optimal Principal Balance for that payment date;

            fifteenth, to the holders of the Class B-3 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-3 Optimal Principal Balance for that payment date;

            sixteenth, to the holders of the Class B-4 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-4 Optimal Principal Balance for that payment date;

            seventeenth, to the classes of securities, if any, which previously accrued Allocable Loss Amounts, in the following order of priority,

            (i)   to the Class M-1 Notes,

            (ii)  to the Class M-2 Notes,

            (iii) to the Class B-1 Certificates,

            (iv)  to the Class B-2 Certificates,

            (v)   to the Class B-3 Certificates and

            (vi) to the Class B-4 Certificates, any Deferred Amounts, in each case to the extent of any accrued Allocable Loss Amounts in respect of that class;

            eighteenth, to the co-administrator, the fees and expenses of the co-administrator; and

            nineteenth, to the holder of the Residual Interest Certificate, the remainder of the amount on deposit in the certificate distribution account.

      Notwithstanding the foregoing, upon the occurrence of certain trigger events set forth in the trust agreement based upon levels of the Aggregate Liquidation Losses, payments of principal and interest on the certificates will be made on a sequential basis.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

      The owner trustee, the indenture trustee and any of their respective affiliates may hold securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee and the indenture trustee acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the trust agreement and upon the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, as applicable.

      The owner trustee and the indenture trustee may resign at any time, in which event the Residual Interest Certificateholder will be obligated to appoint a successor to the owner trustee, and the trust will be obligated to appoint a successor to the indenture trustee. The securityholders may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as such under the trust agreement or the indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Residual Interest Certificateholder or the trust, as applicable, will be obligated to appoint a successor owner trustee or a successor indenture trustee, as applicable. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

      The trust agreement and indenture will provide that the owner trustee and indenture trustee will be entitled to indemnification by the Residual Interest Certificateholder for, and will be held harmless against, any loss, liability or expense incurred by the owner trustee or indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the trust agreement or indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

      The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates (other than the execution and authentication of the certificates), the notes or any home loans or related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the home loans, or the investment of any monies by the servicer of funds in the collection account. So long as no indenture event of default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the transfer and servicing agreements which failure constitutes an indenture event of default, unless the owner trustee obtains actual knowledge of the failure.

      The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters, or to institute, conduct or defend any litigation, in connection with the trust agreement at the request, order or direction of the holders of the certificates, unless the certificateholders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that it may incur. Subject to the rights or consent of the noteholders and indenture trustee, no certificateholder will have any right under the trust agreement to institute any proceeding with respect to the trust agreement, unless the holder previously has given to the owner trustee written notice of the occurrence of an indenture event of default and either

            o an indenture event of default arises from the servicer's failure to remit payments when due, or

            o the holders of a majority of the outstanding amount of the certificates have made a written request upon the owner trustee to institute the proceeding in its own name as the owner trustee and have offered to the owner trustee reasonable indemnity, and the owner trustee for 30 days has neglected or refused to institute any the proceeding.

      The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than the execution and authentication) or any home loans or related documents, and will not be accountable for the use or application by the seller, the servicer or the owner trustee of any funds paid to the seller, the servicer or the owner trustee in respect of the securities or the home loans, or the investment of any monies by the servicer of funds in the collection account. So long as no event of default under the indenture has occurred or is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the transfer and servicing agreements. The indenture trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Transfer and servicing agreements, which failure constitutes an event of default under the transfer and servicing agreements, unless the indenture trustee obtains actual knowledge of the failure.

      The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters, or to institute, conduct or defend any litigation, in connection with the trust agreement at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that it may incur. No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, unless that holder previously has given to the indenture trustee written notice of the occurrence of an indenture event of default and

            o the indenture event of default arises from the servicer's failure to remit payments when due, or

            o noteholders evidencing more than 50% of the outstanding amount of each class of notes, acting together as a single class, have made a written request upon the indenture trustee to institute the proceeding in its own name as the indenture trustee and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for 30 days has neglected or refused to institute the proceeding.

See "Description of the Securities--Rights of Noteholders upon Occurrence of Event of Default" in this prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      No principal payments will be made on a class of notes on any payment date until the Class Principal Balance of each class of notes having a higher principal payment priority has been reduced to its related Class Optimal Principal Balance for that payment date. See "Description of the Securities--Payments" in this prospectus supplement. As the rate of payment of principal of the notes depends primarily on the rate and timing of payment (including prepayments) of the principal balance of the home loans, final payment of any class of notes could occur significantly earlier than its maturity date. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes. No prediction can be made as to the rate or timing of prepayments on the home loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the home loans will be borne entirely by noteholders.

      The subordination of the certificates to the notes and of each class of notes having a lower principal payment priority to each class of notes having a higher principal payment priority will provide limited protection to holders of the notes against losses on the home loans. If the actual rate and amount of losses experienced on the home loans exceed the rate and amount of losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Securities--Optional Redemption" in this prospectus supplement) on the subordinate notes may be lower than anticipated.

      Approximately ____% of the home loans provide for payment of prepayment penalties; however, no detailed data are available with respect to the terms of the prepayment penalties. The rate of prepayment on the home loans cannot be accurately predicted. The prepayment experience of the trust with respect to the home loans may be affected by a wide variety of factors, including, without limitation, economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on the home loans. Generally, however, because the home loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the home loans, the home loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home loans, the rate of prepayments would be likely to decrease. No representations are made as to the particular factors that will affect the prepayment of the home loans, as to the relative importance of such factors, or as to the percentage of the principal balance of any home loan that will be paid as of any date.

      The effective yield to noteholders will be lower than the yield otherwise produced by the applicable interest rate, because the payment of interest accrued during the applicable accrual period will not be made until the payment date occurring in the month following that accrual period. See "Description of the Securities--Payments" in this prospectus supplement. This delay will result in funds being paid to noteholders approximately 24 days after the end of the applicable accrual period. During that 24-day period no interest will accrue on the funds.

      The rate of principal payments on the notes, the aggregate amount of distributions on the notes and the yields to maturity of the notes will be directly affected by the rate and timing of principal reductions on the home loans. Principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any payment date on or after the payment date on which the aggregate principal balance of the entire pool declines to 5% or less of the aggregate principal balance of the pool as of the cut-off date, the Residual Interest Certificateholder or the servicer may effect a redemption of the notes and purchase of the certificates as described under "Description of the Securities--Optional Redemption" in this prospectus supplement.

      The "weighted average life" of a class of notes refers to the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that class is repaid. The weighted average life of each class of notes will be influenced by, among other factors, the rate at which principal reductions occur on the home loans as described in this prospectus supplement. If substantial principal prepayments on the home loans are received as a result of unscheduled payments, liquidations or repurchases, payments to noteholders may significantly shorten the weighted average lives of the notes. If the home loans experience delinquencies and defaults in the payment of principal, then noteholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the notes than would otherwise be the case. Interest shortfalls on the home loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

      The rate and timing of principal payments on the home loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the home loans contain due-on-sale provisions and the servicer intends to enforce this unless

            o the servicer, in a manner consistent with its servicing practices, permits the purchaser of the related mortgaged property to assume the home loan, or

            o     enforcement is not permitted by applicable law.

In certain cases, the servicer may, in a manner consistent with its servicing practices, simply release the lien on the existing collateral, leaving the related home loan unsecured. In that case, the servicer generally will require the borrower to make a partial prepayment in reduction of the principal balance of the home loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

      Payments of principal at a faster rate than anticipated will decrease the yield on notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

      The rate of delinquencies and defaults on the home loans and of recoveries, if any, on defaulted home loans and foreclosed properties will affect the rate and timing of principal payments on the home loans, and, accordingly, the weighted average lives of the notes, and could cause a delay in the payment of principal to the holders of the notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on home loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on similar types of home loans. The rate of default on home loans with high loan-to-value ratios, or on home loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the area in which the related mortgaged properties are located or the related borrower is residing. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Although data have been published with respect to the historical prepayment experience of certain residential mortgage loans those loans differ in material respects from the home loans in the trust and the data may not be reflect conditions applicable to the home loans in the trust. No significant historical prepayment data are generally available with respect to the types of home loans included in the home loan pool or similar types of loans, and there can be no assurance that the home loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the trust may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average home loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the home loan pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a home loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the home loan pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the home loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related mortgaged properties, including the home loans, and a lower prepayment rate may result for the home loan pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the home loans may result in faster rates of prepayment of the home loans than would otherwise be the case. In addition, any increase in the market values of mortgaged properties, and the resulting decrease in the combined loan-to-value ratios of the related home loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

REINVESTMENT RISK

      During periods of falling interest rates, noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the notes. Conversely, during periods of rising interest rates, noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the notes.

MATURITY DATE

      The maturity date of each class of notes is the payment date in ____ 200_. The maturity date was determined by calculating the final payment date with respect to each class on the basis of the modeling assumptions (see "--Weighted Average Lives --Modeling Assumptions" below) and an assumed constant prepayment rate of 0% of the prepayment assumption model discussed under "--Weighted Average Lives" below, and adding three years. The actual maturity of any class of notes may be significantly earlier than the maturity date.

WEIGHTED AVERAGE LIVES

      Generally, greater than anticipated prepayments of principal will increase the yield on notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the home loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the notes will also be affected by the amount and timing of delinquencies and defaults on the home loans and the recoveries, if any, on home loans and foreclosed properties.

      The following information illustrates the effect of prepayments of the home loans on the weighted average lives of the notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the home loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of that security will be repaid to the investor. The weighted average lives of the notes will be influenced by the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the seller).

      Prepayments on loans such as the home loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% prepayment assumption assumes a constant prepayment rate or CPR of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately _______% (expressed as a percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each subsequent month during the life of the loans, a CPR of 15% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), 100% Prepayment Assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth. The prepayment assumption model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the home loans in the trust. The seller does not make any representations about the appropriateness of the prepayment assumption model or the CPR model.

      Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the home loans as of the cut-off date have been used and the following modeling assumptions have been made:

            o all scheduled payments on the home loans are timely received on the first day of each month, commencing in ________ 200_;

            o there are no defaults, losses or delinquencies on the home loans;

            o the home loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table;

            o     the closing date is ___________, 200_;

            o all principal prepayments represent prepayments in full of the home loans and include 30 days of interest thereon;

            o there are no repurchases of or substitutions for the home loans;

            o no early redemption of the notes is effected (except in the case of "Weighted Average Life: With Optional Redemption"); and

            o cash distributions are received by the noteholders on the 25th day of each month, commencing in _________ 200_.

      The tables on the following pages indicate the percentage of the original Class Principal Balance of each class of notes that would be outstanding at each of the dates shown at the specified percentages of the prepayment assumption and the corresponding weighted average life of each class of notes. Since these tables have been prepared based on the modeling assumptions (including the assumptions regarding the characteristics and performance of the home loans). There are discrepancies between the characteristics of the actual home loans and the characteristics of the home loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Principal Balances outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual home loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

      The weighted average life of a class of notes is determined by

            (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

            (b) summing the results and

            (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

      The percentages in the following tables have been rounded to the nearest whole number and, except in the case of "Weighted Average Life: With Optional Redemption," they are based on the assumption that neither the Residual Interest Certificateholder nor the servicer exercises its option to redeem the notes and purchase the certificates as described under "Description of the Securities--Optional Redemption" in this prospectus supplement.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
             THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                -------------------------------------------          -------------------------------------------
                                                 CLASS A                                             CLASS M-1
                                -------------------------------------------          -------------------------------------------
      PAYMENT BALANCE           0%     50%     75%     100%    125%    150%           0%     50%    75%     100%    125%    150%
--------------------------      ---     ---    ---     ---     ---     ---           ---    ---     ---     ---     ---     ---
Initial Balance...........      100     100    100     100     100     100           100    100     100     100     100     100
__________................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
Weighted Average Life: ...
Without Optional Termination
With Optional Termination.

----------
* Less than 0.5% but greater than 0%

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                  CLASS M-2
                                                           ----------------------------------------------------------
                  PAYMENT BALANCE                           0%        50%        75%        100%       125%       150%
-------------------------------------------------          ---        ---        ---        ---        ---        ---
Initial Balance..................................          100        100        100        100        100        100
__________.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
Weighted Average Life: ..........................
Optional Termination ............................
With Optional Termination. ......................

----------
*    Less than 0.5% but greater than 0%

      The paydown scenarios for the notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the home loans and the notes, or that the actual weighted average lives of the notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the home loans will prepay at a constant rate or that all of the home loans will prepay at the same rate. Moreover, the home loans actually included in the home loan pool, the payment experience of such home loans and certain other factors affecting the payments on the notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the home loans will differ in many respects from the Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the home loans actually included in the home loan pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

      Upon the issuance of the notes, [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], special tax counsel for the trust, will deliver its opinion that for federal income tax purposes:

            o     the notes will be treated as debt instruments, and

            o the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended.

      The Class M-1 Notes and the Class M-2 Notes will be treated as having been issued with original issue discount or OID. As a result, holders of those notes may be required to recognize income with respect to those notes in advance of the receipt of cash attributable to that income. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes an equity investment or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the home loans has been retained by the trust or its beneficial owners and has not been transferred to the noteholders.

U.S. HOLDERS

      Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

      Original Issue Discount. Payments of qualified stated interest on a note issued with OID are taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). The U.S. Holder of a note issued with OID must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting.

      The OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code which applies to prepayable securities such as the notes. Until the Treasury issues guidance which applies to prepayable securities such as the notes, the indenture trustee intends to base its OID computation on section 1272(a)(6) and the OID Regulations as described in the accompanying prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

      The yield used to calculate accruals of OID with respect to the notes issued with OID will be the original yield to maturity of such notes, determined by assuming that the home loans will prepay in accordance with 100% of the prepayment assumption model. No representation is made as to the actual rate at which the home loans will prepay. See "Material Federal Income Tax Consequences" in the accompanying prospectus for a discussion of the application of the OID rules and for purposes of calculating OID.

      Disposition of a Note. Except as discussed in the accompanying prospectus, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. The gain or loss generally will be long-term capital gain or loss if the note were held for more than the applicable holding period, except to the extent of any accrued market discount not previously included in income.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR AN ASSOCIATION TAXABLE AS A CORPORATION

      The opinion of [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by the this prospectus supplement constitutes an equity investment in the home loans (or an interest therein) to the noteholders, and that one or more classes of the notes constitute equity interests. If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the home loans, which would reduce the amounts available for payments to the noteholders. Cash payments to the noteholders whose interests were characterized as equity interests generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation) or a taxable mortgage pool as described below. Rather, each certificateholders and each noteholder holding an equity interest would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of such noteholders could differ if the notes were to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

      In relevant part, section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if

            o substantially all of its assets consist of debt instruments, more than 50% of which are principally secured by an interest in real property,

            o the entity is the obligor under debt obligations with two or more maturities, and

            o under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      Assuming compliance with all of the provisions of relevant documents, and based upon representations received from seller establishing that the home loans transferred to the trust will not cause the trust to hold debt instruments more than 50% of which are principally secured by an interest in real property within the meaning of the taxable mortgage pool provisions of the Code, [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] is of the opinion that the trust will not be a taxable mortgage pool under section 7701(i) of the Code.

      The opinion of [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the home loans. Such a tax might reduce amounts available for payments to the noteholders. The amount of such a tax would depend upon whether payments to noteholders would be deductible as interest expense in computing the taxable income of the arrangement as a taxable mortgage pool.

NON-U.S. HOLDERS

      In general, a non-U.S. Holder will not be subject to U.S. federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the depositor or the trust, a controlled foreign corporation related to the depositor or the trust or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the withholding agent (i.e., last United States payor in the chain of payment prior to payment to a non-U.S. Holder) must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

            o is signed by the beneficial owner of the note under penalties of perjury,

            o     certifies that such owner is not a U.S. Holder and

            o     provides the name and address of the beneficial owner.

The statement may be made on an IRS Form W-8BEN, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days after the change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN provided by the beneficial owner to the organization or institution.

      Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided that:

            o the gain is not attributable to an office or other fixed place of business maintained by the non-U.S. Holder in the United States, and

            o in the case of an individual non-U.S. Holder, the non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year.

Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

      The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the depositor or the trust or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

      Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters unify current certification procedures and forms and clarify reliance standards. These regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective non-U.S. Holders of the notes are strongly urged to consult their own tax advisor with respect to these regulations.

BACKUP WITHHOLDING

      Backup withholding of United States federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

      In addition, upon the sale of a note to (or through) a broker, the broker must impose backup withholding on the entire purchase price, unless either:

            o the broker determines that the seller is a corporation or other exempt recipient or

            o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that the seller is a non-U.S. Holder (and certain other conditions are met).

The sale must also be reported by the broker to the IRS, unless either the broker determines that the seller is an exempt recipient or the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      As previously mentioned, the final backup withholding regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective noteholders are strongly urged to consult their own tax advisor with respect to these regulations.

                              ERISA CONSIDERATIONS

      ERISA and Section 4975 of the Internal Revenue Code impose requirements on certain employee benefit plans and on certain other benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

      ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes. See "ERISA Considerations" in the accompanying prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered notes without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in section 503 of the Code.

      Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the notes should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      Except as described below, the notes may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the notes under ERISA, See "ERISA Considerations" in the accompanying prospectus.

      The notes may not be purchased with the assets of a Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates

            o has investment or administrative discretion with respect to those Plan assets;

            o has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets, for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets, and will be based on the Plan's particular investment needs; or

            o unless Prohibited Transaction Class Exemption {"PTCE") 90-1, PTCE 91-38 or PTCE 95-60 applies, is an employer maintaining or contributing to the Plan.

      In addition, each person or entity that acquires a note on behalf of or with Plan assets will be deemed to represent that its acquisition and holding of the note will not give rise to a non-exempt prohibited transaction.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite its name in the table below:

                                                                     PRINCIPAL AMOUNT OF
UNDERWRITER                                    CLASS A NOTES           CLASS M-1 NOTES          CLASS M-2 NOTES
-----------                                ----------------------  -----------------------  ---------------------
Bear, Stearns & Co. Inc. ..............    $                       $                        $
__________________.....................
                                           ----------------------  -----------------------  ---------------------
Total..................................    $                       $                        $
                                           ======================  =======================  =====================

      The depositor has been advised that the underwriters propose initially to offer the notes to the public at the respective offering prices (plus accrued interest, if any) set forth below:

                                               CLASS A NOTES           CLASS M-1 NOTES          CLASS M-2 NOTES
                                           ----------------------  -----------------------  ---------------------
Price to Public........................    $                       $                        $
Underwriting Discount..................                         %                        %                        %

The depositor has been further advised that the underwriters propose to offer the notes to certain dealers at the above offering prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed the percentage of the note denomination set forth below:

                                               CLASS A NOTES           CLASS M-1 NOTES          CLASS M-2 NOTES
                                           ----------------------  -----------------------  ---------------------
Concessions..............................                       %                        %                        %
Reallowances.............................                       %                        %                        %

      Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase those classes of notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of those classes of notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

      Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

      The depositor has been advised by Bear, Stearns & Co. Inc. that it currently intends to make a market in the notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop or, if it does develop, that it will continue.

      [This prospectus supplement may be used, to the extent required, by Bear, Stearns & Co. in connection with offers and sales related to market-making transactions. Bear, Stearns, & Co. Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.]

      The depositor is an affiliate of Bear, Stearns & Co. Inc.

      The underwriting agreement provides that the depositor and the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

                         LEGAL INVESTMENT CONSIDERATIONS

      The notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the notes.

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the notes or to purchase notes representing more than a specified percentage of the investor's assets. You should consult their own legal advisors in determining whether and to what extent the notes constitute legal investments for you.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

      The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC and the depositor, are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the the trustee, any 10% concentration originator or the custodian. There are no affiliations among the master servicer, the trustee, any 10% concentration originator or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

      It is a condition to the issuance of the notes that they receive the following ratings:

       Class                       [Rating Agency]            [Rating Agency]
       -----                       ---------------            ---------------
       Class A Notes               [AAA]                      [Aaa]
       Class M-1 Notes             [AA]                       [Aa2]
       Class M-2 Notes             [A]                        [A2]

      The ratings on the notes address the likelihood of the receipt by noteholders of all payments on the home loans to which they are entitled. The ratings on the notes also address the structural, legal and issuer-related aspects associated with the notes, including the nature of the home loans. In general, the ratings on the notes address credit risk and not prepayment risk. The ratings on the notes do not represent any assessment of the likelihood that principal prepayments of the home loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the notes do not address the possibility that noteholders might suffer a lower than anticipated yield in the event of principal payments on the notes resulting from rapid prepayments of the home loans, or in the event that the trust is terminated prior to the maturity date of the notes.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the notes by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those notes.

                                 LEGAL OPINIONS

      In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the issuance of the notes will be passed upon for the seller by _____________________ and for the depositor and the underwriters by [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] New York, New York. [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] will also pass on certain federal income tax matters.

                                GLOSSARY OF TERMS

      Aggregate Liquidation Losses. For any payment date, the aggregate losses incurred with respect to Liquidated Home Loans from the cut-off date through the last day of the related Due Period, after giving effect to the receipt of any related Net Liquidation Proceeds.

      Allocable Loss Amount. For each payment date, an amount equal to the excess, if any, of

            o the aggregate of the outstanding principal balances of the securities (after giving effect to all payments on such payment date) over

            o the aggregate principal balance of the existing pool as of the end of the preceding Due Period.

      Available Collection Amount. For each payment date, an amount equal to the sum of:

            o all amounts received in respect of the home loans or paid by the trust or the seller (exclusive of amounts not required to be deposited in or permitted to be withdrawn from the collection account pursuant to the sale and servicing agreement) during the related Due Period (and, in the case of amounts required to be paid by the seller in connection with the purchase or substitution of a defective home loan or amounts paid by the trust for the repurchase of a home loan incident to default, foreclosure or imminent default, deposited in the collection account on or before the related determination date), and

            o with respect to the final payment date, or an early redemption or purchase of the securities by the Residual Interest Certificateholder or the servicer, the termination price.

      Business Day. Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in __________________, ___________________, New York,
New York or the city in which the corporate trust office of the indenture trustee is located are authorized or obligated by law or executive order to be closed.

      Certificateholder's Interest Carry-Forward Amount. For any payment date, the excess, if any, of

            o the sum of the Certificateholder's Monthly Interest Distribution Amount for the preceding payment date and any Certificateholder's Interest Carry-Forward Amount remaining outstanding with respect to prior payment dates (including interest on such outstanding amount at the applicable Interest Rate if permitted by applicable law), over

            o the amount in respect of interest that was distributed on the certificates on the preceding payment date.

      Certificateholder's Interest Distribution Amount. For any payment date, the sum of

            o the Certificateholder's Monthly Interest Distribution Amount for that payment date and

            o the Certificateholder's Interest Carry-Forward Amount for that payment date. However, on the payment date, if any, on which the Principal Balance of the Class B-1 Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholder's Interest Distribution Amount will be equal to the amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any class of notes on that payment date in the absence of this proviso.

      Certificateholder's Monthly Interest Distribution Amount. For any payment date, the aggregate amount of interest accrued for the related accrual period at the applicable interest rate on the Class Principal Balance or class notional balance, as applicable, of each class of certificates immediately preceding that payment date.

      Class A Optimal Principal Balance. For any payment date prior to the Stepdown Date, zero; and with respect to any other payment date, an amount equal to 10% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      Class B-1 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-1 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes is reduced to zero, the Class B-1 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero.

      For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period minus the sum of

            o the aggregate Class Principal Balance of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account any payments made on that payment date to reduce the balances) and

            o __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      Class B-2 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-2 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes and the Class B-1 Certificates is reduced to zero, the Class B-2 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the notes and the Class B-1 Certificates (after taking into account any payments made on such payment date in reduction thereof) and (b) __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      Class B-3 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-3 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes, the Class B-1 Certificates and the Class B-2 Certificates is reduced to zero, the Class B-3 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the notes, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account any payments made on such payment date in reduction thereof) and (b) ___% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      Class B-4 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-4 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates is reduced to zero, the Class B-4 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of the aggregate of the Class Principal Balance of the notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (after taking into account any payments made on that payment date in reduction of the Class Principal Balances).

      Class M-1 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class M-1 Notes, provided that on and after the payment date on which the Class Principal Balance of the Class A Notes is reduced to zero, the Class M-1 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the Class Principal Balance of the Class A Notes (after taking into account any payments made on that payment date in reduction of its Class Principal Balance) and (b) __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      Class M-2 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class M-2 Notes, provided that on and after the payment date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes is reduced to zero, the Class M-2 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes (after taking into account any payments made on such payment date in reduction of the Class Principal Balances) and (b) __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      Class Optimal Principal Balance. Either the Class A Optimal Principal Balance or the Class M-1 Optimal Principal Balance, as applicable.

      Class Principal Balance. For each class of securities other than the Class A-IO Certificates and the Residual Interest Certificate, as of any date of determination, an amount equal to the original Class Principal Balance of the class reduced by (i) all amounts previously paid to the securityholders of the Class in reduction of its Class Principal Balance on all previous payment dates and (ii) any Allocable Loss Amounts previously applied to the class.

      Deferred Amounts. For any payment date , any amounts remaining after giving effect to the distributions in specified clauses first through sixteenth under "Description of the Transfer and Servicing Agreements--Priority of Distributions" in this prospectus supplement.

      Due Period. For each payment date, the calendar month immediately preceding the month in which the payment date occurs.

      Insurance Proceeds. For any payment date and any home loan, the proceeds paid to the indenture trustee or the servicer by any insurer pursuant to any insurance policy covering the home loan, related mortgaged property or REO property or any other insurance policy that relates to a home loan, net of any expenses incurred by the indenture trustee or the servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any proceeds that are to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with customary loan servicing procedures.

      Interest Payment Amount. The sum of the Noteholders' Interest Payment Amount and the Certificateholder's Interest Distribution Amount.

      Liquidated Home Loan. A defaulted home loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earliest of:

            o the liquidation of the related mortgaged property acquired through foreclosure or similar proceedings,

            o the servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the home loan and any related collateral securing such home loan, or

            o any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

      Net Liquidation Proceeds. For any payment date, any cash amounts received in respect of Liquidated home loans, whether through trustee's sale, foreclosure sale, disposition of REO property, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the mortgaged properties related to defaulted home loans, in each case, net of any reimbursements to the servicer made from such amounts for any unreimbursed servicing fees and unreimbursed servicing-related advances (including servicing-related advances deemed to be nonrecoverable) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or mortgaged properties.

      Noteholders' Interest Carry-Forward Amount. For any payment date, the excess, if any, of the sum of the Noteholders' Monthly Interest Payment Amount for the preceding payment date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior payment dates (including interest on such outstanding amount at the applicable interest rate if permitted by applicable law), over the amount in respect of interest that was paid on the notes on the preceding payment date.

      Noteholders' Interest Payment Amount. For any payment date, the sum of the Noteholders' Monthly Interest Payment Amount for that payment date and the Noteholders' Interest Carry-Forward Amount for that payment date.

      Noteholders' Monthly Interest Payment Amount. For any payment date, the aggregate of interest accrued for the related accrual period at the applicable interest rate on the Class Principal Balance of each class of notes immediately preceding that payment date.

      Original Class Principal Balance. The principal balance for each class of security (other than the Class A-IO Certificates and the Residual Interest Certificates) on the closing date.

      [Pre-Funded Amount. The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______].]

      [Pre-Funding Period. The period from the Closing Date up to and including [_____ __, 20__], in which the seller may purchase subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.]

      Regular Payment Amount. For any payment date, the lesser of (a) the available funds and (b) the sum of (i) the Interest Payment Amount and (ii) the Regular Principal Payment Amount.

      Regular Principal Payment Amount. For each payment date, an amount equal to the lesser of:

            o     the sum of

      (i) each scheduled payment of principal collected by the servicer in the related Due Period,

      (ii) all partial and full principal prepayments applied by the servicer during the related Due Period,

      (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the servicer during the related Due Period in respect of any home loan, to the extent received on or prior to the date on which the home loan became a Liquidated Home Loan,

      (iv) that portion of the purchase price of any repurchased home loan allocable to principal, and

      (v) the principal portion of any substitution adjustment amounts required to be deposited in the collection account as of the related determination date, and

            o the aggregate of the outstanding principal balances of the securities immediately prior to such payment date.

      Released Mortgaged Property Proceeds. For any payment date and any home loan, the proceeds received by the servicer in connection with (a) a taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or (b) any release of part of the mortgaged property from the lien of the related mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, accepted servicing practices and the sale and servicing agreement, less unreimbursed servicing fees and servicing-related advances (including servicing-related advances deemed to be nonrecoverable with respect to that home loan).

      [Remaining Pre-Funded Amount" An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the trust fund during the Pre-Funding Period.]

      Stepdown Date. The payment date occurring on the later of

            o the first payment date after the payment date in ______________ and

            o the payment date on which the Class Principal Balance of the Class A Notes, after giving effect to payments of principal on that payment date, is less than or equal to 10% of the Pool Principal Balance as of the end of the related Due Period. However, if the Aggregate Liquidation Losses for that payment date exceed ___% of the aggregate principal balance of the home loan pool as of the cut-off date, then the Stepdown Date will be the payment date on which the Class Principal Balance of the Class A Notes, after giving effect to payments of principal on that payment date, is less than or equal to __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

      [Subsequent Cut-off Date. With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

      [Subsequent Transfer Date. With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

      U.S. Holder. A beneficial owner of a note that is for United States federal income tax purposes:

            o     a citizen or resident of the United States,

            o a corporation or partnership (including an entity treated as a corporation or partnership for U.S. income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

            o an estate whose income is subject to United States federal income tax regardless of its source,

            o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Internal Revenue Code of 1986, as amended and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Holder.

                                        $
                                  (APPROXIMATE)

             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 200__-____

                                 ISSUING ENTITY

                 MORTGAGE-BACKED CERTIFICATES, SERIES 200__-____

                            EMC MORTGAGE CORPORATION

                           SPONSOR AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                    DEPOSITOR

                            BEAR, STEARNS & CO. INC.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200__-____ Mortgage-Backed Certificates in any state where the offer is not permitted.

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ___________, 200__

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 511. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

      SEC Registration Fee.....................................   $          0
      Trustee's Fees and Expenses..............................      1,137,500
      Printing and Engraving...................................      2,887,500
      Legal Fees and Expenses..................................      8,750,000
      Blue Sky Fees............................................        700,000
      Accounting Fees and Expenses.............................      2,887,500
      Rating Agency Fees.......................................      5,775,000
      Miscellaneous............................................      1,400,000
                                                                  ------------

      Total....................................................   $ 23,537,500
                                                                  ============

This amount is calculated as follows:

      o     $0 is being paid with this Amendment No. 4 and

      o $5,350,000 was previously paid in connection with this Registration Statement.

ITEM 702. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Seven of the Limited Liability Company Agreement of the Registrant provides for the indemnification of any person who is or was an officer or director of the Registrant with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Registrant, to the fullest extent permitted by law.

      Section 18-108 of the Delaware Limited Liability Company Act provides that Delaware limited liability companies shall have the power to indemnify and hold harmless their members, managers or any other persons from and against all claims and demands whatsoever.

      Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant/Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

      Under the proposed form of Pooling and Servicing Agreement, no director, officer, employee or agent of the Registrant/Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties.

      Under the proposed form of Purchase Agreement, under certain circumstances, the directors, officers and controlling persons of the Registrant/Depositor are entitled to be indemnified by the seller thereunder against any loss, claim, damage or liability or action in respect thereof to which any of them may become subject, under the Securities Act of 1933, as amended, or otherwise.

      Under the proposed form of Sale and Servicing Agreement, the Registrant/Depositor is entitled to be indemnified by the servicer thereunder against any costs, expenses, losses, claims, damages and liabilities to the extent arising from the negligence, willful misfeasance or bad faith of the servicer or reckless disregard of its obligations.

ITEM 601.   EXHIBITS.

      (a)   FINANCIAL STATEMENTS:

            None.

      (b)   EXHIBITS:

            1.1    -- Form of Underwriting Agreement.**
            3.1(a) -- Certificate of Formation of Registrant.*
            3.1(b) -- Limited Liability Company Agreement of Registrant.*
            4.1    -- Form of Indenture.**
            4.2    -- Form of Pooling and Servicing Agreement.
            4.3    -- Form of Purchase Agreement.*
            4.4    -- Form of Trust Agreement.*
            5.1(a) -- Opinion of Thacher  Proffitt & Wood LLP with respect to the securities being registered.
            5.1(b) -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the securities being registered.**
            5.1(c) -- Opinion of Greenberg Traurig LLP with respect to the securities being registered.
            8.1(a) -- Opinion of Thacher Proffitt & Wood LLP with respect to tax matters. (included as part of Exhibit 5.1(a)).
            8.1(b) -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.**
            8.1(c) -- Opinion of  Greenberg  Traurig  LLP with  respect to tax matters. (included as part of Exhibit 5.1(c))
            10.1   -- Form of Sale and Servicing Agreement.**
            23.1(a)-- Consent of Thacher  Proffitt & Wood LLP (included in
                        Exhibits 5.1(a) and 8.1(a) hereto).
            23.1(b)-- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.1(b) and 8.1(b) hereto).**
            23.1(c)-- Consent of Greenberg Traurig LLP (included in Exhibit
                        5.1(c) and 8.1(c) hereto).
            24.1   -- Power of Attorney of Directors and Officers of Issuer*
            25.1   -- Statement of Eligibility and Qualification of Trustee.***

* Incorporated by reference from the Registration Statement on Form S-3 and Form S-3A (File No. 333-113636)

** Incorporated by reference from the Registration Statement on Form S-3 and Form S-3A (File No. 333-131374)

***   To be filed on Form 8-K, as applicable

ITEM 512.   UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies with respect to itself that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 28th day of March, 2006.

                                    BEAR STEARNS ASSET BACKED
                                    SECURITIES I LLC


                                    By: /s/ Joseph T. Jurkowski, Jr.
                                       -----------------------------
                                    Name: Joseph T. Jurkowski, Jr.
                                    Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                    Date
---------                    -----                                    ----

     * see below             President (Principal Executive
-----------------------      Officer) and Director                March 28, 2006
  Matthew E. Perkins

     * see below             Treasurer (Principal Financial and
-----------------------      Accounting Officer) and Director     March 28, 2006
Samuel L. Molinaro, Jr.

     * see below             Director                             March 28, 2006
-----------------------
   Thomas F. Marano

     * see below             Independent Director                 March 28, 2006
-----------------------
       Kim Lutthans

     * see below             Independent Director                 March 28, 2006
-----------------------
  Katherine Garniewski


By: /s/ Joseph T. Jurkowski, Jr.
   -----------------------------
   Joseph T. Jurkowski, Jr.
   Attorney-in-fact pursuant
   to a power of attorney
   previously filed with the
   Registration Statement

                                  EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION OF EXHIBIT
----------- ----------------------

            1.1    -- Form of Underwriting Agreement.**
            3.1(a) -- Certificate of Formation of Registrant.*
            3.1(b) -- Limited Liability Company Agreement of Registrant.*
            4.1    -- Form of Indenture.**
            4.2    -- Form of Pooling and Servicing Agreement.
            4.3    -- Form of Purchase Agreement.*
            4.4    -- Form of Trust Agreement.*
            5.1(a) -- Opinion of Thacher  Proffitt & Wood LLP with respect to the securities being registered.
            5.1(b) -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the securities being registered.**
            5.1(c) -- Opinion of Greenberg Traurig LLP with respect to the securities being registered.
            8.1(a) -- Opinion of Thacher Proffitt & Wood LLP with respect to tax matters. (included as part of Exhibit 5.1(a)).
            8.1(b) -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.**
            8.1 (c)-- Opinion of  Greenberg  Traurig  LLP with  respect to tax matters. (included as part of Exhibit 5.1(c))
            10.1   -- Form of Sale and Servicing Agreement.**
            23.1(a)-- Consent of Thacher  Proffitt & Wood LLP (included in
                        Exhibits 5.1(a) and 8.1(a) hereto).
            23.1(b)-- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.1(b) and 8.1(b) hereto).**
            23.1(c)-- Consent of Greenberg Traurig LLP (included in Exhibit
                        5.1(c) and 8.1(c) hereto).
            24.1   -- Power of Attorney of Directors and Officers of Issuer*
            25.1   -- Statement of Eligibility and Qualification of Trustee.***

* Incorporated by reference from the Registration Statement on Form S-3 and Form S-3A (File No. 333-113636)

** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-131374)

***   To be filed on Form 8-K, as applicable